INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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The Scotts Miracle-Gro Company

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The Scotts Miracle-Gro Company
Proxy Statement for 2010 Annual Meeting of Shareholders

14111 Scottslawn Road
Marysville, Ohio 43041

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, January 21, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Scotts Miracle-Gro Company (the “Company”) will be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 21, 2010, at 9:00 A.M., Eastern Time (the “Annual Meeting”), for the following purposes:

1.	To elect four directors, each to serve for a term of three years expiring at the 2013 Annual Meeting of Shareholders.

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of Annual Meeting of Shareholders describes each of these items in detail. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on Wednesday, November 25, 2009, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and to vote at, the Annual Meeting.

On or about December 11, 2009, the Company will mail to shareholders either: (1) a copy of the accompanying Proxy Statement, a form of proxy and the Company’s 2009 Annual Report or (2) a Notice of Internet Availability of Proxy Materials, which will indicate how to access the Company’s proxy materials on the Internet.

Your vote is very important. Please vote as soon as possible even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

James Hagedorn
Chief Executive Officer
and Chairman of the Board

December 11, 2009

Proxy Statement for the
Annual Meeting of Shareholders of

THE SCOTTS MIRACLE-GRO COMPANY

To Be Held on Thursday, January 21, 2010

14111 Scottslawn Road
Marysville, Ohio 43041

PROXY STATEMENT

for

Annual Meeting of Shareholders
to be held on Thursday, January 21, 2010

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement, along with the form of proxy, are being furnished in connection with the solicitation of proxies, on behalf of the Board of Directors of The Scotts Miracle-Gro Company (together with its corporate predecessors, as appropriate, the “Company”), for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 21, 2010, at 9:00 A.M., Eastern Time, and at any adjournment or postponement thereof. Our telephone number is (937) 644-0011 should you wish to obtain directions to our corporate offices in order to attend the Annual Meeting and vote in person. Directions to our corporate offices can also be found on the outside back cover page of this Proxy Statement.

Only holders of record of the Company’s common shares, without par value (the “Common Shares”), at the close of business on Wednesday, November 25, 2009 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 65,980,395 Common Shares outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held. There are no cumulative voting rights in the election of directors.

This year, the Company is furnishing proxy materials over the Internet to a number of its shareholders as permitted under the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, many of the Company’s shareholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2009 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents over the Internet and how shareholders can receive a paper copy of the Company’s proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, the Company’s 2009 Annual Report and a form of proxy. All shareholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Company believes this new process will conserve natural resources and reduce the costs of printing and distributing proxy materials. Shareholders who receive a Notice of Internet Availability of Proxy Materials are reminded that the Notice is not itself a proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on January 21, 2010: The Notice of Annual Meeting of Shareholders, Proxy Statement and 2009 Annual Report are available at www.proxyvote.com. At www.proxyvote.com, shareholders can view the proxy materials, cast their vote and request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

If you received a paper copy of the proxy materials by mail, a form of proxy for use at the Annual Meeting is included. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, shareholders may transmit their voting instructions electronically via the Internet or by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 P.M., Eastern Time, on January 20, 2010. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that such voting instructions have been properly recorded.

If you are a registered shareholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Corporate Secretary of the Company, by revoking via the Internet site, by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials and electing revocation as instructed or by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: (1) executing and returning to the Company a later-dated form of proxy; (2) voting in person at the Annual Meeting; (3) submitting a later-dated electronic vote through the Internet site; or (4) voting by telephone at a later date by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. Attending the Annual Meeting will not, in and of itself, constitute revocation of a previously-appointed proxy.

If you hold your Common Shares in “street name” with a broker/dealer, financial institution or other nominee or holder of record, you are urged to carefully review the information provided to you by the holder of record. This information will describe the procedures you must follow in order to instruct the holder of record how to vote the “street name” Common Shares and how to revoke any previously-given voting instructions. If you hold your Common Shares in “street name” and do not provide voting instructions to your broker/dealer within the required time frame before the Annual Meeting, your Common Shares will not be voted by the broker/dealer for the election of directors or other non-routine matters but the broker/dealer will have the discretion to vote your Common Shares on routine matters, such as the ratification of the selection of the Company’s independent registered public accounting firm.

The Company will bear the costs of soliciting proxies on behalf of the Board of Directors and tabulating your votes. The Company has retained Broadridge Financial Solutions, Inc. to assist in distributing these proxy materials. Directors, officers and regular employees of the Company, personally, by telephone, by e-mail or otherwise, may solicit your votes without additional compensation. If you provide voting instructions through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company will reimburse its transfer agent, Wells Fargo Shareholder Services, as well as broker/dealers, financial institutions and other custodians, nominees and fiduciaries for forwarding proxy materials to shareholders, according to certain regulatory fee schedules.

If you participate in The Scotts Company LLC Retirement Savings Plan (the “RSP”) and Common Shares have been allocated to your account in the RSP, you will be entitled to instruct the trustee of the RSP how to vote such Common Shares. You may receive your form of proxy with respect to your RSP Common Shares separately. If you do not give the trustee of the RSP voting instructions, the trustee will not vote such Common Shares at the Annual Meeting.

If you participate in The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”), you will be entitled to vote the number of Common Shares credited to your custodial account (including any fractional Common Shares) on any matter submitted to the Company’s shareholders for consideration at the Annual Meeting. If you do not vote or grant a valid proxy with respect to the Common Shares credited to your custodial account, those Common Shares will be voted by the custodian under the Discounted Stock Purchase Plan in accordance with any stock exchange or other rules governing the custodian in the voting of Common Shares held for customer accounts.

Under the Company’s Code of Regulations, the presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies reflecting abstentions are counted for purposes of determining the presence or absence of a quorum. Broker non-votes, where broker/dealers, who hold their customers’ Common Shares in “street name,” sign and submit proxies for such Common Shares and fail to vote such Common Shares on some matters because they cannot vote on those matters without instructions from their customers, are counted for the purposes of establishing a quorum based solely on matters of a routine nature.

The results of shareholder voting at the Annual Meeting will be tabulated by or under the direction of the inspector of election appointed by the Board of Directors for the Annual Meeting. Common Shares represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “For All,” “Withhold All,” “For All Except,” “For,” “Against” or “Abstain” or are not marked at all.

Those Common Shares represented by properly executed forms of proxy, or properly authenticated voting instructions recorded through the Internet or by telephone, which are timely received prior to the Annual Meeting and not revoked, will be voted as specified by the shareholder. The Common Shares represented by valid proxies timely received prior to the Annual Meeting which do not specify how the Common Shares should be voted will be voted FOR the election as directors of the Company of each of the four nominees of the Board of Directors listed below under the caption “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS,” to the extent permitted by applicable law, and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010 as described below under the caption “PROPOSAL NUMBER 2 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

There are currently 12 individuals serving on the Board of Directors, which is divided into three staggered classes, with each class serving three-year terms. The Class III directors hold office for terms expiring at the Annual Meeting, the Class I directors hold office for terms expiring in 2011 and the Class II directors hold office for terms expiring in 2012.

At the Annual Meeting, four Class III directors will be elected. Three of the four individuals nominated by the Board of Directors for election as directors are currently serving as Class III directors — Mark R. Baker, Joseph P. Flannery and Katherine Hagedorn Littlefield. Patrick J. Norton’s term as a Class III director will expire at the Annual Meeting. The Board of Directors has nominated Adam Hanft for election as a Class III director. The nomination of each individual was recommended to the Board of Directors by the Governance and Nominating Committee (the “Governance Committee”).

The individuals elected as Class III directors at the Annual Meeting will hold office for a three-year term expiring at the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The individuals named as proxy holders in the form of proxy solicited by the Board of Directors intend to vote the Common Shares represented by the proxies received under this solicitation for the Board of Directors’ nominees, unless otherwise instructed on the form of proxy or through the telephone or Internet voting procedures. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director of the Company if elected. If any nominee who would have otherwise received the required number of votes becomes unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Governance Committee. The individuals designated as proxy holders cannot vote for more than four nominees for election as Class III directors at the Annual Meeting.

The following information, as of November 25, 2009, with respect to the age, principal occupation or employment, other affiliations and business experience during the last five years of each director or nominee for election or re-election as a director, has been furnished to the Company by each director or nominee. Except where indicated, each director or nominee has had the same principal occupation for the last five years.

Nominees Standing for Election or Re-Election to the Board of Directors

Class III — Terms to Expire at the 2013 Annual Meeting

Mark R. Baker, age 52, Director of the Company since 2004
     Mr. Baker has served as President and Chief Operating Officer of the Company since October 2008. From September 2002 until October 2008, Mr. Baker served as Chief Executive Officer of Gander Mountain Company, an outdoor retailer specializing in hunting, fishing and camping gear. He served as President of Gander Mountain Company from February 2004 until October 2008 and as a director of Gander Mountain Company from April 2004 until October 2008.

     Committee Memberships: None at this time

Joseph P. Flannery, age 77, Director of the Company since 1987
     Mr. Flannery has served as President, Chief Executive Officer and Chairman of the Board of Directors of Uniroyal Holding, Inc., an investment management company, since 1986.

     Committee Memberships: Compensation and Organization; Governance and Nominating (Chair)

Adam Hanft, age 59, Nominee for Election as a Director of the Company
     On November 12, 2009, the Board of Directors, upon the recommendation of the Governance Committee, nominated Mr. Hanft for election as a Class III member of the Board of Directors. Mr. Hanft was recommended by James Hagedorn, the Company’s Chairman of the Board and Chief Executive Officer, who knew Mr. Hanft from his participation on the Company’s Innovation & Technology Advisory Board. Mr. Hanft is the founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization formed in March 2004 that includes Hanft Raboy & Partners, Fishtank Consulting and Garvey Publishing. Mr. Hanft is a frequent commentator, columnist and author on marketing and branding-related issues.

Katherine Hagedorn Littlefield, age 54, Director of the Company since 2000
     Ms. Littlefield is the Chair of Hagedorn Partnership, L.P. She also serves on the boards for Hagedorn Family Foundation, Inc., a charitable organization, and Adelphi University. She is the sister of James Hagedorn, the Chief Executive Officer and Chairman of the Board of Directors of the Company.

     Committee Memberships: Finance; Innovation & Technology (Chair)

Class I — Terms to Expire at the 2011 Annual Meeting

James Hagedorn, age 54, Director of the Company since 1995 and Chairman of the Board of Directors since January 2003
     Mr. Hagedorn has served as Chief Executive Officer of the Company since May 2001. He served as President of the Company from November 2006 until October 2008, and from May 2001 until December 2005. He also serves as a director for Farms For City Kids Foundation, Inc., Nurse Family Partnership, The CDC Foundation, Embry-Riddle Aeronautical University, North Shore University Hospital (New York), Scotts Miracle-Gro Foundation and the Intrepid Sea-Air-Space Museum, all charitable organizations. Mr. Hagedorn is the brother of Katherine Hagedorn Littlefield, a director of the Company.

     Committee Memberships: None at this time

William G. Jurgensen, age 58, Director of the Company since May 2009
     On May 6, 2009, the Board of Directors, upon the recommendation of the Governance Committee, appointed Mr. Jurgensen as a member of the Board of Directors to fill an existing vacancy in Class I. Mr. Jurgensen was recommended by Carl F. Kohrt, Ph.D., a non-management director of the Company, who knew Mr. Jurgensen from his business and civic activities. Mr. Jurgensen served as Chief Executive Officer of Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc., leading providers of diversified insurance and financial services, from 2000 until February 2009. Mr. Jurgensen serves as a director of one other public company: ConAgra Foods, Inc.

     Committee Memberships: Audit; Governance and Nominating

Nancy G. Mistretta, age 55, Director of the Company since 2007
     Ms. Mistretta is a retired partner of Russell Reynolds Associates, an executive search firm (“Russell Reynolds”), where she served as a partner from February 2005 until June 2009. She was a member of Russell Reynolds’ Not-For-Profit Sector and was responsible for managing executive officer searches for many large philanthropies, with a special focus on educational searches for presidents, deans and financial officers. Based in New York, New York, she was also active in the CEO/Board Services Practice of Russell Reynolds. Prior to joining Russell Reynolds, Ms. Mistretta was with J.P. Morgan and its heritage institutions for 29 years and served as a Managing Director in Investment Banking from 1991 to 2005. She also serves on the New York Advisory Board of The Posse Foundation, Inc.

     Committee Memberships: Compensation and Organization; Finance (Chair)

Stephanie M. Shern, age 61, Director of the Company since 2003
     Mrs. Shern is the founder of Shern Associates LLC, a retail consulting and business advisory firm formed in February 2002. From May 2001 to February 2002, Mrs. Shern served as the Senior Vice President and Global Managing Director of Retail and Consumer Products at Kurt Salmon Associates, a management consulting firm specializing in retail and consumer products. From 1995 to April 2001, Mrs. Shern was the Vice Chairman and Global Director of Retail and Consumer Products for Ernst & Young LLP. Mrs. Shern is a CPA and a member of the American Institute of CPAs and the New York State Society of CPAs. Mrs. Shern is currently a director and member of the Audit Committees of three other public companies: CenturyTel, Inc.; Koninklijke Ahold N.V.; and GameStop Corp.

     Committee Membership: Audit (Chair)

Directors Continuing in Office Class II — Terms to Expire at the 2012 Annual Meeting

Alan H. Barry, age 66, Director of the Company since April 2009
     On April 8, 2009, the Board of Directors, upon the recommendation of the Governance Committee, appointed Mr. Barry as a member of the Board of Directors to fill an existing vacancy in Class II. Mr. Barry was recommended by Mark R. Baker, the Company’s President and Chief Operating Officer. Mr. Barry retired in December 2007 as President and Chief Operating Officer of Masco Corporation, a manufacturer, distributor and installer of home improvement and building products. Mr. Barry began his career at Masco Corporation in 1972. Mr. Barry serves as a director of two privately-held companies: IPS Corporation; and H.W. Kaufman Financial Group, Inc.

     Committee Memberships: Audit; Finance

Thomas N. Kelly Jr., age 62, Director of the Company since 2006
     Mr. Kelly served as Executive Vice President, Transition Integration of Sprint Nextel Corporation, a global communications company, from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint Nextel Corporation from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, which became Sprint Nextel Corporation, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel Communications from 1996 until February 2003. Mr. Kelly serves as a director of two privately-held companies: ChaCha Search, Inc., located in Indianapolis, Indiana; and CoverageCo., where he also serves as a non-executive chairman, located in Boston, Massachusetts. He also serves as a director of the Weston Playhouse Theatre Company, a not-for-profit regional theater located in Weston, Vermont. Mr. Kelly also volunteers for several school and youth athletic organizations in Northern Virginia.

     Committee Membership: Compensation and Organization (Chair)

Carl F. Kohrt, Ph.D., age 65, Director of the Company since 2008
     Dr. Kohrt served as President and Chief Executive Officer of Battelle Memorial Institute (“Battelle”), a non-profit charitable trust headquartered in Columbus, Ohio, from October 15, 2001 until December 31, 2008. Battelle is an international science and technology enterprise that explores emerging areas of science, develops and commercializes technology and manages laboratories for customers. Dr. Kohrt serves as a director of one public company, Kinetic Concepts, Inc., as well as a director of three privately-held companies: Pharos, LLC; Levitronix, Inc.; and 360ip Pte Ltd. He also serves as Chairman of the Columbus, Ohio science center COSI and Battelle For Kids, a private, non-profit education company.

     Committee Memberships: Compensation and Organization; Innovation & Technology

John S. Shiely, age 57, Director of the Company since 2007

     Mr. Shiely serves as Chairman of the Board and Chief Executive Officer of Briggs & Stratton Corporation (“Briggs & Stratton”), a manufacturer of small, air-cooled engines for lawn and garden and other outdoor power equipment and a producer of generators and pressure washers in the United States. Mr. Shiely has indicated he will relinquish his Chief Executive Officer title at the end of 2009. Mr. Shiely has served as Chief Executive Officer of Briggs & Stratton since July 1, 2001 and was appointed Chairman of the Board in 2003. Mr. Shiely serves as a director of one other public company, Marshall & Ilsley Corporation, as well as a director of three privately-held companies: Quad/Graphics, Inc.; Cleveland Rock and Roll, Inc. (the corporate board of the Rock and Roll Hall of Fame and Museum); and Children’s Hospital and Health System, Inc.

     Committee Memberships: Audit; Governance and Nominating

Patrick J. Norton’s term as a Class III director expires at the Annual Meeting. Mr. Norton, age 59, retired on January 1, 2003, after having served as Executive Vice President and Chief Financial Officer of The Scotts Company since May 2000 and as interim Chief Financial Officer of The Scotts Company from February 2000 to May 2000. From January 1, 2003 until January 31, 2006, Mr. Norton acted as an advisor for the Company, primarily for the Scotts LawnService® business. Mr. Norton is a director of one other public company, Greif, Inc. Mr. Norton serves as an independent director for two privately-held companies: Svoboda Capital Partners LLC; and Optronics, Inc. He is also a director of Scotts Miracle-Gro Foundation.

On December 18, 2008, Arnold W. Donald notified the Company that he had decided not to stand for re-election to the Board of Directors. Mr. Donald’s term as a Class II director expired at the Annual Meeting of Shareholders held on January 22, 2009. On January 21, 2009, Karen G. Mills, who had served as a Class I director, notified the Company that she was resigning from the Board of Directors, effective immediately.

Recommendation and Vote

Under Ohio law and the Company’s Code of Regulations, the four nominees for election as Class III directors receiving the greatest number of votes FOR election will be elected as directors of the Company. Common Shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board of Directors’ nominees unless authority to vote for one or more of the nominees is withheld. Common Shares as to which the authority to vote is withheld and Common Shares represented by broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees of the Board of Directors. The individuals designated as proxy holders cannot vote for more than four nominees for election as Class III directors at the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED CLASS III DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In accordance with applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees. The Board of Directors, with the assistance of the Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they are in compliance with all applicable requirements and address evolving corporate governance issues. The Corporate Governance Guidelines are posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and are available in print to any shareholder of the Company or other interested person who requests them from the Corporate Secretary of the Company.

Director Independence

In consultation with the Governance Committee, the Board of Directors has reviewed, considered and discussed relationships, both direct and indirect, of each current director and each nominee for election or re-election as a director with the Company and its subsidiaries, including those listed under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” and the compensation and other payments each director and each nominee has, both directly and indirectly, received from or made to the Company and its subsidiaries, in order to determine whether such director or nominee satisfies the applicable independence requirements set forth in the NYSE Rules and the rules and regulations of the SEC (the “SEC Rules”). Based upon the recommendation of the Governance Committee and its own review, consideration and discussion, the Board of Directors has determined that of the following current members of the Board of Directors satisfy such independence requirements and are, therefore, “independent” directors:

(1) Alan H. Barry	(6) Nancy G. Mistretta
(2) Joseph P. Flannery	(7) Patrick J. Norton
(3) William G. Jurgensen	(8) Stephanie M. Shern
(4) Thomas N. Kelly Jr.	(9) John S. Shiely
(5) Carl F. Kohrt, Ph.D.

In addition, based upon the recommendation of the Governance Committee and its own review, consideration and discussion, the Board of Directors has determined that Adam Hanft, who has been nominated for election as a director of the Company at the Annual Meeting, satisfies the applicable independence requirements set forth in the NYSE Rules and the SEC Rules. Also, the Board of Directors determined that each of former directors Karen G. Mills and Arnold W. Donald satisfied the applicable independence requirements set forth in the NYSE Rules and the SEC Rules during their periods of service which ended on January 21, 2009 and January 22, 2009, respectively.

In determining that Mr. Hanft would qualify as an independent director if elected, the Board considered that the Company has paid Mr. Hanft or companies controlled by him less than $120,000 for service on the Company’s Innovation & Technology Advisory Board and other advisory services during the 2009 fiscal year. In determining that Ms. Mistretta qualifies as an independent director, the Board of Directors considered that Ms. Mistretta was employed by Russell Reynolds during a portion of the 2009 fiscal year and has since retired, and that the Company and its subsidiaries used Russell Reynolds for executive employment searches and paid Russell Reynolds less than $120,000 in the 2009 fiscal year.

In determining that Mr. Donald qualified and Mr. Norton qualifies as an independent director under the applicable NYSE Rules and SEC Rules, the Board of Directors considered that Mr. Donald had been and Mr. Norton is a director of Scotts Miracle-Gro Foundation, an Ohio non-profit corporation formed for charitable and educational purposes within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “IRC”). The current primary activity of Scotts Miracle-Gro Foundation is to fund the “Miracle-Gro Cap Kids at COSI,” a program designed to provide academic and other support services to a select group of economically and socially disadvantaged students in the Columbus (Ohio) Public School District. In determining that Mr. Norton qualified as an independent director, the Board also considered the terms of a letter agreement with the Company, dated November 5, 2002, and amended on October 25, 2005, whereby Mr. Norton has continued to participate in the Company’s group medical and dental plans by personally paying the full premium associated with these plans under the prevailing annual COBRA rates. As such, Mr. Norton’s participation results in no incremental cost to the Company. Pursuant to the terms of the agreement, Mr. Norton is entitled to continue to so participate until his 65th birthday on November 19, 2015.

The Board of Directors determined that: (a) James Hagedorn is not independent because he is the Chief Executive Officer of the Company and beneficially owns more than 5% of the outstanding Common Shares; (b) Katherine Hagedorn Littlefield is not independent because she beneficially owns more than 5% of the outstanding Common Shares and is the sister of James Hagedorn; and (c) Mark R. Baker is not independent because he is the President and Chief Operating Officer of the Company.

Lead Independent Director

The Board of Directors elected Carl F. Kohrt, Ph.D. to serve as the Lead Independent Director on January 22, 2009, upon the recommendation of the Governance Committee and with the support of management. Dr. Kohrt serves in this capacity at the pleasure of the Board of Directors and will continue to so serve until his successor is elected and qualified. As Lead Independent Director, Dr. Kohrt presides at the executive sessions of the non-management directors of the Company and of the independent directors of the Company.

Nominations of Directors

As described below, the Company has a standing Governance Committee that has responsibility for, among other things, providing oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying candidates qualified to become directors and recommending director nominees to the Board of Directors.

The Board of Directors, taking into account the recommendations of the Governance Committee, selects nominees to stand for election as directors. In considering candidates for the Board of Directors, the Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that candidates must meet. The Governance Committee may consider any factors it deems appropriate when considering candidates for the Board of Directors, including a candidate’s: judgment; functional skills; diversity; strength of character; experience with businesses and organizations of comparable size or scope; experience as an executive of, or advisor to, a publicly-traded or private company; international experience; experience and skill relative to other members of the Board of Directors; specialized knowledge or experience; and desirability of the candidate’s membership on the Board of Directors and any committees of the Board of Directors.

While, under the Corporate Governance Guidelines, in general, a director is not eligible to stand for re-election once he or she has reached the age of 72, the Governance Committee and the Board of Directors will review individual circumstances and may from time to time choose to renominate a director who is 72 or older. Although he is older than 72, the Board of Directors has chosen to nominate Joseph P. Flannery for re-election to the Board of Directors at the Annual Meeting because his expertise and knowledge make him a valuable candidate.

The Governance Committee considers candidates for the Board of Directors from any reasonable source, including current director, management and shareholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. Pursuant to its written charter, the Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms of any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Governance Committee by giving written notice of the recommendation to the Corporate Secretary of the Company. The recommendation must include the candidate’s name, age, business address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.

Communications with the Board

The Board of Directors believes it is important for shareholders of the Company and other interested persons to have a process pursuant to which they can send communications to the Board of Directors and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board of Directors, the Lead Independent Director, the non-management directors as a group or any particular director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Lead Independent Director,” to the “Non-Management Directors” as a group or to the “Board of Directors” as a whole, and sending it in care of the Company to the

Company’s principal corporate offices at 14111 Scottslawn Road, Marysville, Ohio 43041. All such correspondence should identify the author as a shareholder or other interested person, explain such person’s interest and clearly indicate to whom the correspondence is directed. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. Copies of all correspondence will be circulated to the appropriate director or directors. There is no screening process in respect of communications from shareholders and other interested persons.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules and SEC Rules, the Board of Directors has adopted The Scotts Miracle-Gro Company Code of Business Conduct and Ethics, which is available under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company.

All of the employees of the Company and its subsidiaries, including executive officers, and all directors of the Company are required to comply with the Company’s Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 and the SEC Rules promulgated thereunder require companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company’s procedures for addressing these matters are set forth in the Code of Business Conduct and Ethics.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board and Board Member Attendance at Annual Meeting of Shareholders

The Board of Directors held 13 regularly scheduled or special meetings during the Company’s fiscal year ended September 30, 2009 (the “2009 fiscal year”). Each incumbent member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by the committee(s) of the Board of Directors on which he or she served, in each case during the period of the 2009 fiscal year that such individual served as a director, with the exception of Stephanie M. Shern.

Although the Company does not have a formal policy requiring members of the Board of Directors to attend annual meetings of the shareholders, the Company encourages all incumbent directors and director nominees to attend each such annual meeting. All of the 11 then incumbent directors and director nominees attended the Company’s last Annual Meeting of Shareholders held on January 22, 2009.

In accordance with the Corporate Governance Guidelines and applicable NYSE Rules, the non-management directors of the Company regularly meet in executive session (without management participation). In addition, the independent directors of the Company meet in executive session as matters appropriate for their consideration arise but, in any event, at least once a year.

Committees of the Board

The Board of Directors has five standing committees: (1) the Audit Committee; (2) the Compensation and Organization Committee; (3) the Finance Committee; (4) the Governance and Nominating Committee; and (5) the Innovation & Technology Committee.

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com and is available in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company. At least annually, in consultation with the Governance Committee, the Audit Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board of Directors any proposed changes thereto as may be necessary or desirable.

The Audit Committee is responsible for: (1) overseeing the accounting and financial reporting processes of the Company, including the audits of the Company’s consolidated financial statements, (2) appointing, compensating and overseeing the work of the independent registered public accounting firm employed by the Company, (3) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters, (4) assisting the Board of Directors in its oversight of: (a) the integrity of the Company’s consolidated financial statements; (b) the Company’s compliance with applicable laws, rules and regulations, including applicable NYSE Rules; (c) the independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s internal audit function, and (5) undertaking the other matters required by applicable SEC Rules and NYSE Rules. Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Board of Directors has determined that each member of the Audit Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board of Directors believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board of Directors has determined that Stephanie M. Shern qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules. With the exception of Stephanie M. Shern, none of the members of the Audit Committee serves on the audit committee of more than two other public companies. While Mrs. Shern serves on the Audit Committee of three other public companies, the Board of Directors has determined that such simultaneous service does not impair Mrs. Shern’s ability to effectively serve on the Company’s Audit Committee.

The Audit Committee met 11 times during the 2009 fiscal year.

The Audit Committee report relating to the Company’s 2009 fiscal year begins on page 75 of this Proxy Statement.

Compensation and Organization Committee

The Compensation and Organization Committee (the “Compensation Committee”) is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A copy of the Compensation Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and is available in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company. At least annually, in consultation with the Governance Committee, the Compensation Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board of Directors any proposed changes thereto as may be necessary or desirable.

The Compensation Committee reviews, considers and acts upon matters concerning salary and other compensation and benefits of all executive officers and other key employees of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table for 2009 Fiscal Year (the “NEOs”). As part of this process, the Compensation Committee determines the general compensation philosophy applicable to these individuals. In addition, the Compensation Committee advises the Board of Directors regarding executive officer organizational issues and succession plans. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit or retirement plan maintained by the Company, and serves as the committee administering The Scotts Miracle-Gro Company Amended and Restated 1996 Stock Option Plan (the “1996 Plan”), The Scotts Miracle-Gro Company Amended and Restated 2003 Stock Option and Incentive Equity Plan (the “2003 Plan”), The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (the “2006

Plan”), The Scotts Company LLC Amended and Restated Executive Incentive Plan (the “EIP”) and the Discounted Stock Purchase Plan.

Pursuant to its charter, the Compensation Committee has the authority to retain special counsel, compensation consultants and other experts or consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms of any such counsel, consultants or experts. During the 2009 fiscal year, the Compensation Committee engaged an independent consultant from Frederic W. Cook & Co. (“Fred Cook & Co.”) to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing legal and regulatory considerations. The consultant provided guidance to assist the Compensation Committee in its evaluation of the compensation recommendations submitted by management with respect to the Chief Executive Officer (“CEO”), the NEOs and other key management employees. Fred Cook & Co. did not provide consulting services directly to management. The role of Fred Cook & Co. is further described in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis regarding executive compensation for the 2009 fiscal year beginning on page 28 of this Proxy Statement.

The Board of Directors has determined that each member of the Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and qualifies as an outside director for purposes of IRC §162(m) and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee met ten times during the 2009 fiscal year.

The Compensation Discussion and Analysis regarding executive compensation for the 2009 fiscal year begins on page 19 of this Proxy Statement. The Compensation Committee Report relating to the Company’s 2009 fiscal year appears on page 38 of this Proxy Statement.

Finance Committee

The Finance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A copy of the Finance Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and is available in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company. At least annually, in consultation with the Governance Committee, the Finance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board of Directors any proposed changes thereto as may be necessary or desirable.

The Finance Committee oversees the financial strategies and policies of the Company and its subsidiaries. In discharging its duties, the Finance Committee: (1) reviews investments, stock repurchase programs and dividend payments; (2) oversees cash management and corporate financing matters; and (3) oversees the Company’s acquisition and divestiture strategies and the financing arrangements related thereto.

The Finance Committee met five times during the 2009 fiscal year.

Governance and Nominating Committee

The Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A copy of the Governance Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and is available in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company. At least annually, the Governance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board of Directors any proposed changes thereto as may be necessary or desirable.

The Governance Committee recommends nominees for membership on the Board of Directors and policies regarding the composition of the Board of Directors generally. The Governance Committee also makes recommendations to the Board of Directors regarding committee selection, including committee chairs and rotation practices, the overall effectiveness of the Board of Directors and of management (in the areas of

Board of Directors relations and corporate governance), director compensation and developments in corporate governance practices. The Governance Committee is responsible for developing a policy with regard to the consideration of candidates for election or appointment to the Board of Directors recommended by shareholders of the Company and procedures to be followed by shareholders in submitting such recommendations, consistent with any shareholder nomination requirements which may be set forth in the Company’s Code of Regulations and applicable laws, rules and regulations. In considering potential nominees for election or appointment to the Board of Directors, the Governance Committee conducts its own search for available, qualified nominees and will consider candidates from any reasonable source, including shareholder recommendations. The Governance Committee is also responsible for developing and recommending to the Board of Directors corporate governance guidelines applicable to the Company and overseeing the evaluation of the Board and management.

The Board of Directors has determined that each member of the Governance Committee satisfies the applicable independence requirements set forth in the NYSE Rules.

The Governance Committee met five times during the 2009 fiscal year.

Innovation & Technology Committee

The Innovation & Technology Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A copy of the Innovation & Technology Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and is available in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company.

The Innovation & Technology Committee assists the Board of Directors in providing counsel to the Company’s senior management regarding strategic management of global science, technology and innovation issues and acts as the Board of Directors’ liaison to the Company’s Innovation & Technology Advisory Board, a board of experts which assists in carrying out the work of the Innovation & Technology Committee.

The Innovation & Technology Committee met four times during the 2009 fiscal year.

Compensation and Organization Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Thomas N. Kelly Jr., Joseph P. Flannery, Carl F. Kohrt, Ph.D. and Nancy G. Mistretta. During the 2009 fiscal year, each of Arnold W. Donald, Karen G. Mills and Alan H. Barry also served at various times on the Compensation Committee. With respect to the 2009 fiscal year and from October 1, 2009 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation Committee or Board of Directors, or any other relationship required to be disclosed in this section under the applicable SEC Rules.

NON-EMPLOYEE DIRECTOR COMPENSATION

Benchmarking Board of Director Compensation

The Board of Directors believes that non-employee director compensation levels should be competitive with similarly situated companies and should encourage high levels of ownership of the Company’s Common Shares. Accordingly, at the direction of the Board of Directors, the Company engaged a third-party consultant from Towers Perrin to conduct a benchmark study of the compensation structure for the Company’s non-employee directors for the 2008 calendar year (the “2008 Study”). For purposes of the 2008 Study, Towers Perrin compared each element of the non-employee directors’ compensation against two groups of similarly situated companies:

•	18 consumer products-oriented companies with annual revenues ranging from $1.3 billion to $9.0 billion

•	100 S&P Mid Cap companies with annual revenues between $2.0 billion to $4.0 billion

The survey information was compiled from definitive proxy statement filings for the respective companies. Based on the 2008 Study, the average compensation level for the Company’s non-employee directors (including both the cash and equity-based compensation elements) was above the 75th percentile when compared to the above-mentioned groups of companies. The Board determined to maintain the same compensation structure for the 2009 calendar year, as described below, and the 2008 Study was not updated for the 2009 calendar year.

Structure of Non-Employee Director Compensation

The compensation structure for non-employee directors is established on a calendar year basis. Based on the findings of the 2008 Study discussed above, the Board of Directors established the non-employee director compensation for the 2009 calendar year to reflect a combination of annual cash retainers and equity-based compensation granted in the form of deferred stock units (“DSUs”), as follows:

	Annual Retainers	Value of
	Paid in Cash(1)	DSUs Granted

Board Membership	$100,000	$70,000
Lead Independent Director	$15,000	$35,000
Additional Compensation for Committee Chairs:
• Audit	$—	$25,000
• Compensation and Organization	$—	$25,000
• Finance	$—	$25,000
• Governance and Nominating	$—	$25,000
• Innovation & Technology	$—	$25,000
Additional Compensation for Committee Membership:
• Audit	$—	$17,500
• Compensation and Organization	$—	$12,500
• Finance	$—	$12,500
• Governance and Nominating	$—	$12,500
• Innovation & Technology	$—	$12,500

(1)	The annual cash-based retainer is paid in quarterly installments.

In addition to the above compensation elements, non-employee directors also receive reimbursement of all reasonable travel and other expenses of attending Board of Directors meetings or other Company-related travel.

Equity-Based Compensation

For the 2009 calendar year, the equity-based compensation for non-employee directors was granted in the form of DSUs. Each whole DSU represents a contingent right to receive one full Common Share.

Vesting and Settlement

DSU grants for non-employee directors are typically approved by the Board of Directors at a meeting held on the date of the annual meeting of shareholders. The grant date is established as the first business day after the Board of Directors approves the grant. For calendar year 2009, DSUs were granted to the non-employee directors on January 23, 2009. In general, the DSUs granted to non-employee directors in calendar year 2009, including dividend equivalents converted to DSUs, vest on the third anniversary of the grant date, but are subject to earlier vesting or forfeiture in the event of death, disability or retirement. Subject to the terms of the 2006 Plan, whole vested DSUs will be settled in Common Shares and fractional DSUs will be settled in cash as soon as administratively practicable, but in no event later than 90 days, following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the fifth anniversary of the grant date. Upon a change in control of the Company, each non-employee director’s outstanding DSUs will vest on the date of the change in control and settle as described above. Until the DSUs are settled, a non-employee director has none of the rights of a shareholder with respect to the Common Shares underlying the DSUs other than with respect to the dividend equivalents.

Dividend Equivalents

Each DSU (including dividend equivalents converted to DSUs) is granted with a related dividend equivalent, which represents the right to receive additional DSUs in respect of dividends that are declared and paid in cash in respect of the Common Shares underlying the DSUs, during the period beginning on the grant date and ending on the settlement date. Such cash dividends are converted to DSUs based on the fair market value of Common Shares on the date the dividend is paid. Dividends declared and paid in the form of Common Shares are converted to DSUs in proportion to the dividends paid per Common Share.

Deferral of Cash-Based Retainers

For the 2009 calendar year, the non-employee directors had the option to elect, in advance, to receive up to 100% of their quarterly cash retainers in cash or fully-vested DSUs. If DSUs are elected, the non-employee director receives a grant equal to the number determined by dividing the chosen dollar amount by the closing price of the Common Shares on the applicable grant date. Subject to the terms of the 2006 Plan, whole vested DSUs will be settled in Common Shares and fractional DSUs will be settled in cash as soon as administratively practicable, but no later than 90 days, following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the fifth anniversary of the grant date. Upon a change in control of the Company, each non-employee director’s outstanding DSUs will settle as described above. Until the DSUs are settled, a non-employee director has none of the rights of a shareholder with respect to the Common Shares underlying the DSUs other than with respect to the dividend equivalents. None of the non-employee directors elected to defer any portion of their calendar 2009 cash retainer.

Non-Employee Director Compensation Table

The following table sets forth the compensation awarded to, or earned by, each of the non-employee directors of the Company for the 2009 fiscal year. Neither Mr. Hagedorn, the Company’s Chief Executive Officer and Chairman of the Board of Directors, nor Mr. Baker, the Company’s President and Chief Operating Officer, received any additional compensation for their services as a director. Accordingly, Mr. Hagedorn’s and Mr. Baker’s compensation is reported in the section captioned “EXECUTIVE COMPENSATION” and is not included in the table below.

Non-Employee Director Compensation Table for 2009 Fiscal Year

	Fees Earned or		Stock		Option	All Other
	Paid in		Awards($)		Awards($)	Compensation
Name	Cash($)(1)		(5)(6)		(12)	($)(13)	Total($)

Alan H. Barry	50,000	(2)	10,420	(7)	—	625	61,045
Arnold W. Donald (retired)	25,000	(3)	35,844	(8)	—	350	61,194
Joseph P. Flannery	100,000		120,021	(9)	—	2,567	222,588
Willam G. Jurgensen	50,000	(2)	8,797	(7)	—	517	59,314
Thomas N. Kelly Jr.	100,000		61,124	(10)	—	2,735	163,859
Carl F. Kohrt, Ph.D.	111,250	(4)	68,898	(10)	—	3,000	183,148
Katherine Hagedorn Littlefield	100,000		120,021	(9)	—	2,567	222,588
Karen G. Mills (retired)	28,750	(3)	—		—	408	29,158
Nancy G. Mistretta	100,000		62,515	(10)	—	2,730	165,245
Patrick J. Norton	100,000		95,024	(9)	—	2,135	197,159
Stephanie M. Shern	100,000		79,177	(11)	—	2,897	182,074
John S. Shiely	100,000		55,569	(10)	—	2,464	158,033

(1)	Reflects the cash-based retainer earned for services rendered during the 2009 fiscal year. The calendar year fees were paid at a rate of $25,000 per quarter, and are prorated for partial service. None of the non-employee directors elected to defer their cash-based retainers for the 2009 calendar year and there are no outstanding DSUs as of September 30, 2009 attributed to non-employee directors who had elected to defer all or a portion of their cash-based retainers for previous calendar years.

(2)	The calendar year fees have been prorated to reflect Mr. Barry’s service during the 2009 fiscal year beginning April 8, 2009 and Mr. Jurgensen’s service during the 2009 fiscal year beginning May 6, 2009, and the prorated amount is shown in this column.

(3)	Mr. Donald, who retired from the Board of Directors effective January 22, 2009, and Ms. Mills, who retired from the Board of Directors effective January 21, 2009, each received cash-based retainers totaling $100,000 for the 2008 calendar year. In addition, Ms. Mills received an additional $15,000 in respect of her service as the Company’s Lead Independent Director during the 2008 calendar year. The 2008 calendar year fees have been prorated to reflect their service during the 2009 fiscal year and the prorated amount is shown in this column. Mr. Donald and Ms. Mills did not receive any cash-based retainers in respect of the 2009 calendar year.

(4)	Dr. Kohrt received an additional cash-based retainer of $11,250 in respect of his service as the Company’s Lead Independent Director since January 2009.

(5)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, for the 2009 fiscal year, with respect to DSUs granted to the non-employee directors. The amounts are calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), without respect to any forfeiture assumptions. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Since the amounts shown are calculated in accordance with GAAP, they may include amounts from DSU awards granted in the 2009 fiscal year as well as in prior fiscal years. The value of each DSU is determined using the fair market value of the underlying Common Share on the date of the grant, and expensed ratably over the lesser of: (a) the applicable vesting period or (b) the period in which the DSUs are subject to risk of forfeiture.

(6)	The number of Common Shares covered by the DSUs granted to each non-employee director during the 2009 fiscal year and the grant date fair value of such DSUs, calculated in accordance with GAAP, is summarized in the following table, along with the aggregate number of Common Shares subject to DSUs (including DSUs granted as a result of converting dividend equivalents), outstanding as of September 30, 2009. The grant date for Mr. Barry and Mr. Jurgensen was May 7, 2009 and the grant date for all other non-employee directors was January 23, 2009. The DSUs granted to Mr. Barry and Mr. Jurgensen reflect a prorated grant value based on the portion of the 2009 calendar year to be served following their respective dates of appointment to the Board of Directors.

			Aggregate Number of
	Number of Common		Common Shares
	Shares Subject to		Subject to Stock
	DSUs Granted in	Fair Value on	Awards Outstanding
Name	2009 Fiscal Year	Date of Grant	as of September 30, 2009*

Alan H. Barry	2,432	$75,027	2,449
Joseph P. Flannery	3,601	$120,021	6,151
William G. Jurgensen	2,053	$63,335	2,067
Thomas N. Kelly Jr.	3,751	$125,021	6,438
Carl F. Kohrt, Ph.D.	3,901	$130,020	7,115
Katherine Hagedorn Littlefield	3,601	$120,021	6,151
Nancy G. Mistretta	3,601	$120,021	6,483
Patrick J. Norton	2,851	$95,024	5,064
Stephanie M. Shern	3,751	$125,021	6,767
John S. Shiely	3,001	$100,023	5,680

*	All fractional Common Shares have been rounded to the nearest whole Common Share.

(7)	Based on the terms of their respective award agreements, the DSUs granted to Mr. Barry and Mr. Jurgensen on May 7, 2009 will vest on May 7, 2012 (the third anniversary of the grant date).

(8)	Reflects remaining amortization of 2008 DSU grant to Mr. Donald as of his effective date of retirement on January 22, 2009.

(9)	Based on the terms of their respective award agreements, the DSUs granted to Mr. Flannery, Ms. Littlefield and Mr. Norton are not subject to risk of forfeiture (because they have each completed at least two full terms of continuous service on the Board of Directors and have reached age 50 making them retirement eligible under their respective award agreements) and were therefore expensed in full on the grant date of each DSU award.

(10)	Based on the terms of their respective award agreements, the DSUs granted to Mr. Kelly, Dr. Kohrt, Ms. Mistretta and Mr. Shiely on January 23, 2009 will vest on January 23, 2012 (the third anniversary of the grant date) and the DSUs granted on February 4, 2008 will vest on February 4, 2011 (the third anniversary of the grant date).

(11)	Based on the terms of her award agreements, the DSUs granted to Mrs. Shern will no longer be subject to risk of forfeiture as of January 20, 2011, the date on which the 2011 Annual Meeting of Shareholders is scheduled to occur and the date Mrs. Shern, who is over age 50, will complete her second full term of continuous service on the Board of Directors and become retirement eligible under her award agreements.

(12)	There was no expense recognized during the 2009 fiscal year for financial statement reporting purposes for grants of options made to non-employee directors in previous fiscal years. While there were no options granted to non-employee directors during the 2009 fiscal year, the aggregate number of Common Shares subject to option awards outstanding as of September 30, 2009 were as follows:

Aggregate Number of
Common Shares Subject to
Option Awards Outstanding
Name	as of September 30, 2009

Alan H. Barry	—
Arnold W. Donald (retired)	79,480
Joseph P. Flannery	105,908
William G. Jurgensen	—
Thomas N. Kelly Jr.	21,442
Carl F. Kohrt, Ph.D.	—
Katherine Hagedorn Littlefield	98,769
Karen G. Mills (retired)	99,964
Nancy G. Mistretta	—
Patrick J. Norton	49,998
Stephanie M. Shern	72,599
John S. Shiely	14,300

(13)	Reflects the value of the cash dividends declared and paid by the Company during the 2009 fiscal year.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis (the “CD&A”) is to provide insight to our shareholders about the compensation philosophy and objectives, guiding principles, policies and practices, that have been adopted by the Company to guide our decision-making concerning executive compensation. The CD&A is organized into the following topical areas:

•	Our Compensation Philosophy and Objectives

•	Elements of Executive Compensation

•	Our Compensation Practices

•	Other Executive Compensation Policies, Practices and Guidelines

•	Recent Developments

Our Compensation Philosophy and Objectives

Simply stated, the culture of our Company is based on a strong bias for action aimed at delivering results. We value and recognize high performance and our compensation programs are structured to promote a pay-for-performance culture with significant emphasis on variable pay in the form of both short-term and long-term incentives.

Our compensation programs are designed to achieve the following objectives:

•	Attracting and retaining the necessary leadership talent to sustain and expand upon our unique competencies and capabilities;

•	Driving performance that generates long-term profitable growth;

•	Promoting behaviors that reinforce our business strategy and desired culture;

•	Encouraging teamwork across business units and functional areas; and

•	Connecting rewards to shareholder value creation.

Management believes that flexibility and adaptability are key cultural attributes enabling the Company to maintain an edge in the competitive marketplace. The Company has adopted guiding principles as a framework for making compensation decisions, preserving the flexibility needed to respond to the competitive market for executive talent. Our guiding principles for compensation are as follows:

•	Structure total compensation levels around the 50th percentile of the Compensation Peer Group (as defined herein) for achieving target levels of performance and above the 50th percentile of the Compensation Peer Group for achieving higher levels of performance;

•	Place greater emphasis on variable pay (i.e., incentive compensation) versus fixed pay (i.e., base salary);

•	Emphasize pay-for-performance to motivate both short-term and long-term performance for the benefit of shareholders; and

•	Provide the opportunity for meaningful wealth accumulation over time, tied directly to shareholder value creation.

Elements of Executive Compensation

To best promote the objectives of our executive compensation program, the Company relies on a mix of five principal short-term and long-term compensation elements. For the 2009 fiscal year, the elements of executive compensation were as follows:

•	Base salary;

•	Annual cash incentive compensation plan;

•	Long-term equity-based incentive awards;

•	Executive perquisites and other benefits; and

•	Retirement plans and deferred compensation benefits.

The Compensation Committee has oversight responsibility for all elements of compensation granted to Mr. Hagedorn, our CEO, and other key management employees, including the other NEOs listed in the Summary Compensation Table for 2009 Fiscal Year beginning on page 39 of this Proxy Statement. For each such NEO, the Compensation Committee typically reviews each element of compensation, as well as the relative mix or weighting of elements, on an annual basis.

Base Salary (short-term compensation element)

Consistent with the Company’s performance-based pay philosophy, base salary is not intended to deliver the majority of the total compensation to any of the NEOs or other key management employees. However, base salary, which is the primary fixed element of total compensation, serves as the foundation of the total compensation structure since most of the variable compensation elements are linked directly or indirectly to the base salary level.

Base salaries of the NEOs are typically reviewed on an annual basis and compared against the median salaries of similar positions within the Compensation Peer Group. Individual base salaries may be higher or lower than the benchmark based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company as well as an NEO’s experience, competency, skill level, overall contribution to the success of our business and potential to make significant contributions to the Company in the future.

Annual Cash Incentive Compensation Plan (short-term compensation element)

For the 2009 fiscal year, all NEOs and other key management employees were eligible to participate in the EIP which is designed to:

•	Reinforce our performance-based culture by tying a significant portion of the annual cash compensation opportunity to the achievement of key financial performance drivers;

•	Influence the direction of daily decision-making;

•	Unify the interests of all plan participants across the Company; and

•	Recognize individual contribution toward the achievement of team-oriented goals.

The EIP provides annual cash incentive compensation opportunities based on various performance metrics related to the financial performance of the Company and its business units. An incentive target is established for each NEO as a percentage of base salary which may vary by position but is generally intended to approximate the market median for similar positions within the Compensation Peer Group. For the 2009 fiscal year, the incentive target for Mr. Hagedorn was set at 100% of base salary, the incentive target for Mr. Baker was set at 75% of base salary and the incentive target for all other NEOs was set at 60% of base salary. The Compensation Committee believes the incentive targets for Mr. Hagedorn, Mr. Baker and the other NEOs compare favorably with those of our Compensation Peer Group for similar positions.

The design and administration of the EIP are generally intended to qualify the underlying payouts as performance-based compensation for purposes of IRC §162(m) in order to maximize the tax deductibility of such compensation for the Company. Accordingly, the Compensation Committee oversees the operation of the EIP, which oversight includes approving the plan design for each fiscal year as well as approving the performance objectives and payout targets.

Payouts under the EIP are subject to the Company’s maintaining compliance with the quarterly debt/EBITDA ratio (“Leverage Ratio”) requirement under the Company’s senior secured credit facilities. As a result, if the Company is not in compliance with the Leverage Ratio requirement at the end of any quarter, then all, or any portion of the payments otherwise earned under the EIP, will be suspended to the extent necessary to maintain compliance with the Leverage Ratio requirement. Although the Company has been and remains in compliance with the Leverage Ratio requirement under its senior secured credit facilities, the Compensation Committee believes this feature ensures that management continues to be aligned with the interests of all key stakeholders, including the Company’s creditors.

The EIP Performance Metrics:  The performance metrics and relative weightings chosen for the EIP in the 2009 fiscal year were designed to balance the entrepreneurial focus on individual business unit results with the overall Corporate level financial performance. As discussed below, the performance metrics and relative weightings for the NEOs under the EIP for the 2009 fiscal year differed based on each NEO’s primary span of control. For purposes of the EIP, the performance metrics are defined as follows:

•	Adjusted Net Income — Income from operations less interest and taxes, excluding charges related to impairment, restructuring and other non-recurring items (such as charges related to product registration and recall matters).

•	Free Cash Flow — Reported Net Income with the following adjustments:

Add:  non-cash expenses (depreciation, amortization and stock-based compensation)

Subtract:  capital expenditures

Adjust for (add/subtract):  change in working capital (changes in accounts receivable, inventory, prepaid and other current assets, less accounts payable and accrued liabilities)

•	Return on Invested Capital (“ROIC”) — Net operating profit after taxes divided by the 13-month rolling average invested capital

•	EBITDA — Earnings before interest, taxes, depreciation and amortization

•	Working Capital and Capital Expenditures — change in working capital, less capital expenditures

The Compensation Committee believes that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EIP metrics reflect currency conversions based on budgeted exchange rates set at a fixed point in time, which is in contrast to actual exchange rates employed for currency conversions used for external reporting. As a result, there could be a difference between the Company’s reported financial results and the amounts used for purposes of calculating incentive payouts under the EIP.

EIP Measures for Corporate Officers
Mr. Hagedorn and Mr. Evans

For the 2009 fiscal year, the incentive awards for Corporate level NEOs were based on three annual performance measures — adjusted net income, free cash flow and ROIC — each of which was calculated at the consolidated Corporate level. The Compensation Committee believes these measures reflect key value drivers of the business and align management with shareholder interests. As reflected in the table below, for each performance measure, achievement of pre-defined minimum, target and maximum performance goals would result in compensation payouts of 50%, 100% and 250% of the NEO’s target incentive opportunity for the 2009 fiscal year, respectively. Actual payouts for performance results between the pre-defined performance goals would be calculated on a straight-line basis.

The target performance goals chosen for the Corporate level NEOs were based on the Company’s operating plan for the 2009 fiscal year. The minimum performance goals were established at a level which approximated the 2008 fiscal year actual results. The target performance goals, which establish the performance criteria to achieve a payout of 100%, were based on achieving an earnings per share level equivalent to the 2008 fiscal year actual results and the maximum performance goals were set at a level thought to reflect aggressive, but attainable growth. The Corporate level performance goals and actual performance results for the 2009 fiscal year (with dollars in millions) were:

Corporate

	Metric	Payout Level				Calculated
Metric	Weighting	50%	100%	250%	Actual Result	Payout %

Corporate
Adjusted Net Income	70%	$133.0	$136.3	$156.3	$167.1	250.0%
Free Cash Flow	20%	$128.0	$140.0	$180.0	$195.5	250.0%
ROIC	10%	8.6%	8.7%	9.4%	9.7%	250.0%

Weighted Payout %	250.	0%
Discretionary Adjustment (see note)		(16.2)%
Net Payout %	233.	8%

Note: The Compensation Committee approved a recommendation by management to apply a discretionary reduction to the weighted payout percentage for the 2009 fiscal year. This reduction was primarily instituted in order to reflect an equitable sharing between shareholders and management of the financial impact related to inventory write-downs attributable to the Company’s Global Professional segment that arose late in the 2009 fiscal year. These inventory write-downs were necessitated by a significant decline in the market pricing and demand for professional grass seed in North America.

EIP Measures for Business Unit Officers
Mr. Baker, Mr. Sanders and Mr. Lopez

For the 2009 fiscal year, the incentive awards for NEOs with responsibility for operating at least one business unit (each, a “Business Unit Officer”) were based on the Global Operations measurement which was a combination of Corporate level performance measures and Consolidated Operating Group performance measures. As reflected in the table below, for each performance measure, achievement of pre-defined minimum, target and maximum performance goals would result in incentive compensation payouts of 50%, 100% and 250% of the NEO’s target incentive opportunity for the 2009 fiscal year, respectively. Actual payouts for performance results between the pre-defined performance goals would be calculated on a straight-line basis.

The Corporate level performance goals for the Business Unit Officers were the same as the performance goals established for the Corporate level NEOs, as described above. The target performance goals chosen for the Consolidated Operating Group performance measures were based on the combined operating plan for all of the Company’s business units for the 2009 fiscal year. The minimum performance goals for the Consolidated Operating Group were established based on the 2008 fiscal year actual performance for each metric, adjusted to reflect the normalization of incentive payouts and the impact of certain non-recurring items. The target performance goals were established at a level that reflected historical growth rates for the respective business units and the maximum performance goals were set at levels thought to reflect aggressive, but attainable growth. The Business Unit Officer performance goals and actual performance results for the 2009 fiscal year (with dollars in millions) were:

Global Operations

	Metric	Payout Level			Actual	Calculated
Metric	Weighting	50%	100%	250%	Result	Payout %

Corporate
Adjusted Net Income	20%	$133.0	$136.3	$156.3	$167.1	250.0%
Free Cash Flow	10%	$128.0	$140.0	$180.0	$195.5	250.0%
ROIC	10%	8.6%	8.7%	9.4%	9.7%	250.0%
Consolidated Operating Group
EBITDA	50%	$427.9	$435.0	$485.7	$486.1	250.0%
Working Capital & Cap Ex	10%	$(72.6)	$(66.6)	$(48.6)	$(56.3)	187.2%

Weighted Payout %						243.7%
Discretionary Adjustment (see note)						(10.8)%
Net Payout %						232.9%

Note: The Compensation Committee approved a recommendation by management to apply a discretionary reduction to the weighted payout percentage for the 2009 fiscal year. This reduction was primarily instituted in order to reflect an equitable sharing between shareholders and management of the financial impact related to inventory write-downs attributable to the Company’s Global Professional segment that arose late in the 2009 fiscal year. These inventory write-downs were necessitated by a significant decline in the market pricing and demand for professional grass seed in North America.

Long-Term Equity-Based Incentive Awards (long-term compensation element)

Long-term incentive compensation is an integral part of total compensation for Company executives and directly ties rewards to performance that is intended to create and enhance shareholder value. The Compensation Committee targets the grant value (equity award value) of long-term equity-based incentive awards at the 50th percentile of the Compensation Peer Group. The target level is expressed as a multiple of base salary and may be delivered in any combination of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and/or performance shares. Consistent with the Company’s performance-based pay philosophy, the targeted grant value of individual equity-based incentive awards may be adjusted upward or downward from the 50th percentile based on factors such as the overall performance level of the individual, the overall contribution of the individual to the success of the business, years of service and the potential of the individual to make significant contributions to the Company in the future.

For the 2009 fiscal year, with respect to the NEOs other than Mr. Hagedorn, the Company granted approximately 70% of the target equity award value in the form of non-qualified stock options (“NSOs”), with the remaining 30% granted in the form of restricted stock or RSUs. With respect to Mr. Hagedorn, the Company granted approximately 55% of the target equity award value in the form of NSOs, with the remaining 45% granted in the form of RSUs. The decision to use a combination of NSOs and restricted stock/RSUs reflected competitive pay practices as compared to the Compensation Peer Group and allowed the Company to deliver the intended equity award value with fewer Common Shares underlying the awards granted. The specific numbers of Common Shares subject to NSOs and restricted stock/RSUs awarded were determined as follows:

Target Option Award value / Black-Scholes value per NSO = number of Common Shares subject to NSOs awarded

Target Stock Award value / fair market value per share = number of Common Shares underlying Restricted Stock/RSUs awarded

All NSOs and restricted stock/RSUs awarded to the NEOs in the 2009 fiscal year were awarded subject to a three-year, time-based cliff vesting provision. For the 2009 fiscal year, the Company began a transition to RSUs in lieu of restricted stock. Specifically, the Company granted RSUs in lieu of restricted stock to non-U.S.-based NEOs and to U.S.-based associates that were age 50 or above at the time of the grant. The decision to use RSUs was intended to minimize potential unintended tax consequences for those associates approaching early retirement age. The restricted stock/RSU grants did not qualify as performance-based compensation for purposes of IRC §162(m). As a result, the Company’s ability to deduct the full value of these awards at the time of vesting may be limited. Information regarding our equity grant practices, including the determination of exercise price, can be found in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Practices Regarding Equity-Based Awards” below.

Executive Retention Awards (long-term compensation element)

In the 2008 fiscal year, as the Company was facing a number of challenging circumstances, including rising commodity costs and a sharp decline in the market value of its Common Shares. As a result, the majority of the Company’s outstanding NSOs decreased significantly in value. In response to these circumstances, the Company commenced a strategy to retain key executive talent. In furtherance of this strategy, the Compensation Committee authorized grants of discretionary retention awards to Mr. Evans and Mr. Sanders, each of which had a grant date value of $1.0 million, in the form of deferred compensation under The Scotts Company LLC Executive Retirement Plan (the “ERP”). A similar retention award with an equal value was approved with respect to Mr. Lopez and is more fully described below.

Consistent with the terms of the ERP, each executive officer who was granted a retention award had the right to elect an investment fund, including a Company stock fund, against which the retention award will be benchmarked. Mr. Evans and Mr. Sanders each elected the Company stock fund as the investment fund against which their respective retention awards will be benchmarked.

The retention awards granted to Mr. Evans and Mr. Sanders are subject to the terms of a special retention award agreement, which provides that each executive officer’s interest in the retention award vests as follows:

•	One hundred percent on November 4, 2011 (the third anniversary of the award date), provided the executive officer remains an employee on such date;

•	One hundred percent if a change of control of the Company occurs prior to November 4, 2011, and the executive officer’s employment is subsequently terminated “without cause” or the executive officer resigns for “good reason,” in each case as defined in the retention award agreement or, if applicable, the executive officer’s employment agreement;

•	Pro rata if, prior to November 4, 2011, the executive officer’s employment is terminated due to the executive officer’s death, disability or retirement;

•	Pro rata if, prior to November 4, 2011, The Scotts Company LLC, an Ohio limited liability company and a wholly-owned subsidiary of the Company (“Scotts LLC”), decides not to renew the executive officer’s employment agreement, if applicable, and, after the employment agreement has expired, the executive officer’s employment is terminated without cause or the executive officer resigns for good reason; and

•	No vesting if, prior to November 4, 2011, the executive officer’s employment terminates or is terminated under circumstances not otherwise described above.

Each retention award is subject to forfeiture if the executive officer is terminated for cause at any time or the executive officer engages in certain actions prohibited by the retention award agreement within 180 days before or 730 days after the executive officer’s employment is terminated for any reason. In the event of forfeiture, the executive officer must repay any amount previously distributed from the executive officer’s retention award account under the ERP.

Each retention award agreement provides for distribution of the retention award, to the extent vested, to the executive officer as follows:

•	one-fourth of the vested retention award account balance in a single sum on November 4, 2011;

•	one-third of the remaining vested retention award account balance in a single sum on November 4, 2012; and

•	at the executive officer’s election (which was made as of the award date), the remaining vested retention award account balance in a single sum on: (i) November 4, 2013; or (ii) the latest to occur of: (A) November 4, 2013, (B) the date on which the executive officer’s employment is terminated or (C) a date specified by the executive officer, which may not be later than the date the executive officer attains age 65. Both Mr. Evans and Mr. Sanders elected to receive their remaining vested account balance on November 4, 2013.

Since the retention award accounts for Mr. Evans and Mr. Sanders are benchmarked against the Company stock fund, distributions will be made in whole Common Shares, plus cash for any fractional share.

On November 4, 2008, the Compensation Committee also granted to Mr. Lopez a discretionary retention award in the form of RSUs. Because Mr. Lopez is a French citizen and, therefore, not eligible to participate in the ERP, the RSU award is not subject to the terms of the ERP, and is instead governed by the terms of the Company’s 2006 Plan and the applicable award agreement. The RSU award was granted pursuant to an award agreement that contains terms and conditions substantially similar to the form of retention award agreement approved by the Compensation Committee for Mr. Evans and Mr. Sanders, including the terms and conditions relating to vesting, forfeiture and distribution.

Executive Perquisites and Other Benefits (short-term compensation element)

The Company maintains traditional health and welfare benefits and the RSP, a qualified 401(k) plan, that are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other large corporations, as referenced by the Compensation Peer Group. In addition to these traditional benefits, the Company offers certain executive level perquisites to key executives which are designed to be competitive with the compensation practices of corporations in the Compensation Peer Group, including comprehensive annual physical examinations, a car allowance of $1,000 per month, except for Mr. Baker who receives a car allowance of $1,167 per month, and annual financial planning services valued at approximately $4,000 per year.

In addition to the above executive perquisites that are available to all NEOs, Mr. Hagedorn and Mr. Baker are entitled to limited personal use of Company aircraft (owned or leased), at their own expense (with certain exceptions for the 2009 fiscal year as noted below). Specifically, Mr. Hagedorn has an option to purchase, with his own funds, up to 100 flight hours per year for personal use and Mr. Baker has an option to purchase, with his own funds, up to 50 flight hours per year for personal use. Both Mr. Hagedorn and Mr. Baker purchase their respective flight hours at the Company’s incremental direct operating cost per flight hour so there is no incremental cost to the Company associated with providing this perquisite, other than the partial loss of a tax deduction of certain aircraft-related costs as a result of any personal use of Company aircraft. Since Company aircraft are used primarily for business travel, the determination of the direct operating cost per flight hour excludes the fixed costs which do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to personal trips. In order to facilitate the ability for Mr. Hagedorn and Mr. Baker to purchase personal flight hours on Company aircraft, each of Mr. Hagedorn and Mr. Baker has entered into an arm’s-length aircraft “time sharing agreement” with the Company, which is more fully described in the section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

For the 2009 fiscal year, the Compensation Committee approved limited Company-paid aircraft perquisites for certain commuting and personal flights that Mr. Hagedorn made on Company aircraft prior to executing the time sharing agreement in December 2008. Since the imputed income value of these aircraft perquisites is required to be added to Mr. Hagedorn’s Form W-2 compensation, the Compensation Committee believes that it is appropriate to provide a tax gross-up to offset the tax obligation associated with this imputed income amount. The value of these limited aircraft perquisites, as well as the related tax gross-up, are included in the table captioned “All Other Compensation (Supplements Summary Compensation Table)” beginning on page 42 of this Proxy Statement. As an additional perquisite, each of Mr. Hagedorn and Mr. Baker has access to the services of the Company’s aviation mechanics and pilots in circumstances involving commuting flights on personal aircraft. Since the Company’s aviation mechanics and pilots are paid on a salary basis, there is no incremental cost to the Company for providing this perquisite. See section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” for further discussion of related party transactions involving aviation mechanics and pilots.

In connection with the commencement of Mr. Baker’s employment and subsequent relocation to the Central Ohio area in October 2008, the Compensation Committee approved a limited Company-paid commuting perquisite covering the first six months of Mr. Baker’s employment. Since the value of this perquisite is required to be added to Mr. Baker’s Form W-2 compensation, the Compensation Committee believes it is appropriate to provide a tax gross-up to offset the tax obligation associated with this imputed income amount. The value of these limited aircraft perquisites, as well as the related tax gross-up, are included in the table captioned “All Other Compensation (Supplements Summary Compensation Table).”

Retirement Plans and Deferred Compensation Benefits (long-term compensation element)

ERP

The ERP is a non-qualified deferred compensation plan, which provides executives, including the NEOs, the opportunity to: (1) defer compensation above the specified statutory limits applicable to the RSP and (2) defer compensation with respect to any Performance Award (as defined in the ERP) or other bonus awarded to such executive officers. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. During the 2009 fiscal year, the ERP consisted of five parts:

•	Compensation Deferral, which allows continued deferral of salary and amounts received in lieu of salary (including, but not limited to, paid time off, vacation pay, salary continuation and short-term disability benefits);

•	Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP or any other compensation plan or arrangement which constitutes performance-based compensation for purposes of IRC §409A;

•	Retention Awards, which reflect the Company’s contribution to the ERP in respect of the retention awards described above;

•	Crediting of Company Matching Contributions on qualifying deferrals that could not be made to the RSP due to certain statutory limits; and

•	Retirement contributions (referred to as “Base Retirement Contributions”), which were made by the Company to the ERP once the statutory compensation cap was reached in the RSP and with respect to any qualifying deferrals to the ERP. A Base Retirement Contribution was made to the ERP regardless of whether Compensation Deferral or Performance Award Deferral elections were made under the ERP.

The Company Matching Contributions and Base Retirement Contributions to the ERP were based on the same contribution formulae as those used for the RSP. The Company matched the Compensation Deferral at 100% for the first 3% of eligible earnings contributed to the ERP and 50% for the next 2% of eligible earnings contributed to the ERP. Performance Award Deferrals to the ERP are not eligible for Company

Matching Contributions. The Company also made a Base Retirement Contribution in an amount equal to 2% of eligible earnings for all eligible executive officers, regardless of whether they made deferral elections under the ERP. This amount increased to 4% once an executive officer’s eligible earnings reached 50% of the Social Security wage base. Base Retirement Contributions were made to the ERP once an executive officer exceeded the maximum statutory compensation allowable under the RSP and with respect to all qualifying deferrals to the ERP.

All accounts under the ERP are bookkeeping accounts and do not represent claims against specific assets of the Company. Each participant directs the portion of future credits to the participant’s ERP accounts that will be, as well as the existing balance of the participant’s ERP accounts that is, credited to one or more benchmarked investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on investments associated with the ERP for any of the NEOs for the 2009 fiscal year.

As permitted by the terms of the ERP, the Company has established a rabbi trust to assist with discharging obligations under the ERP. The assets of the rabbi trust remain at all times the assets of the Company, subject to the claims of its creditors.

Other Retirement and Deferred Compensation Plans

The Scotts Company LLC Excess Benefit Plan for Non Grandfathered Associates (the “Excess Pension Plan”) is an unfunded plan that provides benefits which cannot be provided under The Scotts Company LLC Associates’ Pension Plan (the “Associates’ Pension Plan”) due to specified statutory limits. The Associates’ Pension Plan was frozen effective December 31, 1997 and, therefore, no additional benefits have accrued after that date under the Excess Pension Plan for participating executive officers. Continued service taken into account for vesting purposes under the Associates’ Pension Plan is, however, recognized with respect to the entitlement to, and the calculation of, subsidized early retirement benefits under the Excess Pension Plan. Based on his tenure, Mr. Hagedorn is the only NEO who participates in the Excess Pension Plan. For further details regarding the Excess Pension Plan, see the discussion in the section captioned “EXECUTIVE COMPENSATION — EXECUTIVE COMPENSATION TABLES — Pension Benefits Table.”

Our Compensation Practices

Oversight of Executive Officer Compensation

The Compensation Committee has oversight responsibility for all elements of executive compensation for our CEO and other key management employees, including the NEOs. As part of its responsibility, the Compensation Committee is responsible for evaluating the CEO’s performance and setting the CEO’s annual compensation. In setting the CEO’s compensation, the Compensation Committee considers:

•	The specific performance of the CEO;

•	The performance of the Company against pre-determined performance goals;

•	Management’s recommendations with respect to the CEO’s compensation; and

•	The competitive level of the CEO’s compensation as benchmarked against similar positions with the Compensation Peer Group.

In addition to setting the compensation of the CEO and approving the compensation recommendations for the NEOs and other key management employees, the Compensation Committee is also responsible for administering all equity-based incentive plans to achieve the objectives of the compensation program within the framework approved by our shareholders. Under the terms of these plans, the Compensation Committee has sole discretion and authority to determine the size and type of all equity-based awards, as well as the period of vesting and all other key terms and conditions of the awards.

With respect to the annual incentive compensation plans the Compensation Committee has responsibility for approving the overall plan design, as well as the performance metrics, performance goals and payout levels proposed by management.

Role of Outside Consultants

During the 2009 fiscal year, the Compensation Committee engaged an independent consultant from Fred Cook & Co. to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. The consultant provided guidance to assist the Compensation Committee in its evaluation of the compensation recommendations submitted by management with respect to the CEO, the NEOs and other key management employees. Fred Cook & Co. did not provide any consulting services directly to management.

During the 2009 fiscal year, the Company engaged consultants from Hewitt Associates, Inc. and Towers Perrin. These firms worked directly with management to advise the Company on best practices and competitive trends, as well as ongoing regulatory considerations, with respect to executive compensation. In addition, the firms advised the Company with respect to the development of the Compensation Peer Group, including providing the compensation benchmark data for such group. Where applicable, the firms statistically adjusted the Compensation Peer Group data to more closely reflect the size of the Company. Neither firm provided consulting services directly to the Compensation Committee.

Compensation Peer Group

The Compensation Committee previously approved a customized Compensation Peer Group, which was developed in cooperation with the Company’s compensation consultants (Hewitt Associates, Inc. and Towers Perrin) during the 2008 fiscal year for the purpose of enabling the Company to benchmark the total compensation packages of the CEO and other NEOs. The Compensation Peer Group contains highly regarded consumer products-oriented companies that the Company typically competes with to attract and retain executive talent and consisted of the following companies:

ACCO Brands Corporation	Alberto-Culver Company	The Black & Decker Corporation	The Clorox Company
Del Monte Foods Company	Energizer Holdings, Inc.	The Hershey Company	The J. M. Smucker Company
Jarden Corporation	McCormick & Co., Incorporated	Newell Rubbermaid Inc.	Revlon, Inc.
The Stanley Works	The Toro Company	Wm. Wrigley Jr. Company

The Compensation Committee believes this Compensation Peer Group reflects the pay practices of the broader consumer products industry, and is reflective of the size and complexity of the Company. In general, the Compensation Peer Group reflects companies that range between $1.4 billion and $6.5 billion of annual revenues, with a median annual revenue slightly above the Company’s revenue for the 2009 fiscal year.

Use of Tally Sheets

On an annual basis, management prepares and furnishes to the Compensation Committee a comprehensive statement, known as a “Tally Sheet,” reflecting the value of each element of compensation for the current fiscal year as well as executive perquisites and other benefits provided to the NEOs and other key management employees. The Tally Sheets present the total value of all current compensation elements based on a target level of performance for the plans in which the NEOs participate.

The Tally Sheets provide perspective to the Compensation Committee on the overall level of executive compensation and wealth accumulation, as well as the relationship between short-term and long-term compensation elements, and how each element relates to our compensation philosophy and guiding principles. The Tally Sheets are instructive for the Compensation Committee when compensation decisions are being evaluated, particularly in connection with compensation decisions made in connection with promotions, special retention issues and separations from the Company.

Role of Management in Compensation Decisions

While the Compensation Committee retains full oversight and approval authority for all elements of executive compensation, management, including the CEO, plays a significant role in the compensation-setting process.

The CEO is responsible for conducting annual performance reviews and establishing performance objectives for all of the other NEOs, who in turn are responsible for conducting reviews and establishing performance objectives for other key management employees. As mentioned above, the Compensation Committee establishes the annual performance objectives for the CEO and completes an annual assessment of his performance. The Compensation Committee believes that the performance evaluation and goal-setting process is critical to the overall compensation-setting process, because the personal performance level of each NEO is one of the most heavily weighted factors considered by the Compensation Committee when making compensation decisions.

In conjunction with the Company’s outside consultants from Hewitt Associates, Inc. and Towers Perrin, management conducts annual market surveys of the base salary levels, short-term incentives and long-term incentives for the CEO and each of the NEOs and other key management employees. Management’s goal in conducting these surveys is to better understand competitive compensation programs and trends, as reflected by the Company’s Compensation Peer Group, as well as the level and mix of compensation elements. The Compensation Committee considers the survey information to help ensure that executive compensation levels are competitive with the Company’s Compensation Peer Group, which facilitates our ability to retain and motivate key executive talent.

The CEO and the Executive Vice President, Global Human Resources make specific recommendations to the Compensation Committee with respect to each element of executive compensation for the NEOs, other than the CEO. These recommendations are based on their assessment of the competitive market trends, as referenced by the Compensation Peer Group, and the performance level of the individual NEO. The Compensation Committee, with the assistance of its compensation consultant, independently evaluates these recommendations taking into account the competitive market data, the overall performance level of each NEO and our compensation guiding principles.

Setting Compensation Levels for CEO

Once a year, the Compensation Committee completes an evaluation of the CEO’s performance with respect to the Company’s goals and objectives and makes its report to the Board of Directors. Based on this assessment, consistent with the terms of its charter, the Compensation Committee set the CEO’s annual compensation for the 2009 fiscal year, including base salary, annual incentive compensation, long-term equity-based compensation and perquisites and other benefits. When evaluating Mr. Hagedorn’s total level of compensation for the 2009 fiscal year, the Compensation Committee considered information including:

•	The fact that Mr. Hagedorn had no increase in his base salary since becoming CEO in the 2001 fiscal year;

•	His personal performance against pre-established goals and objectives;

•	The Company’s performance and relative shareholder return;

•	The compensation of CEOs at companies within our Compensation Peer Group; and

•	The value of prior aircraft perquisites that were incorporated into the CEO’s cash-based compensation during the 2009 fiscal year.

Base Salary and Perquisites

Effective October 1, 2008, the Compensation Committee approved a change to Mr. Hagedorn’s annual compensation package which increased his base salary from $600,000 to $1.0 million. The change was intended to incorporate the approximate value of Company-paid personal aircraft usage and commuting perquisites directly into his cash-based compensation (including a change to his target incentive opportunity described below). With the acknowledgment and understanding of the Board of Directors, Mr. Hagedorn had been awarded these perquisites since assuming the CEO role in 2001. From the time he first joined the Company in 1995 following the Scotts/Miracle-Gro merger, Mr. Hagedorn has commuted between his family home in New York and the Company’s headquarters in Marysville, Ohio. With the approval of Mr. Hagedorn’s compensation package for the 2009 fiscal year, Company-paid aircraft perquisites have been discontinued. However, Mr. Hagedorn has an option to purchase, with his own funds, up to 100 flight hours per year on Company aircraft, as more fully described above in the section captioned “Elements of Executive Compensation — Executive Perquisites and Other Benefits (short-term compensation element)”. See the section captioned “Recent Developments” for a discussion of a compensatory commuting allowance that the Compensation Committee approved for Mr. Hagedorn, effective at the beginning of the 2010 fiscal year.

After the change described above, Mr. Hagedorn’s base salary was slightly below the median of his peers as reflected in the Compensation Peer Group.

Short-Term Cash-Based Incentive Compensation

As part of the revised compensation structure that the Compensation Committee approved for Mr. Hagedorn, his target incentive opportunity for purposes of the EIP was increased from 90% to 100% of his base salary for the 2009 fiscal year. After the change, Mr. Hagedorn’s target incentive opportunity, expressed as a percentage of base salary, was below the target incentive opportunity of his peers as reflected in the Compensation Peer Group.

For the 2009 fiscal year, Mr. Hagedorn’s target incentive compensation opportunity under the EIP was directly attributable to attainment of annual performance measures established at the Corporate level and approved by the Compensation Committee. Under the EIP, the measures used to determine Mr. Hagedorn’s incentive compensation for the 2009 fiscal year, which were the same measures used for other Corporate level NEOs, were adjusted net income (70% weighting), free cash flow (20% weighting) and ROIC (10% weighting).

A description of the specific performance goals and the payout levels associated with each performance measure is included above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan (short-term compensation element)” and in conjunction with the Summary Compensation Table for 2009 Fiscal Year beginning on page 39 of this Proxy Statement and the narrative accompanying the table captioned “Grants of Plan-Based Awards for 2009 Fiscal Year” beginning on page 46 of this Proxy Statement.

Equity-Based Compensation

For the 2009 fiscal year, the Compensation Committee maintained the grant value for Mr. Hagedorn’s equity-based compensation at approximately $3.0 million. This positions his long-term compensation at the 40th percentile when compared to his peers reflected in the Compensation Peer Group. Based on the revised compensation structure approved for the 2009 fiscal year, Mr. Hagedorn’s total direct compensation (salary, annual cash-based incentive compensation and long-term equity-based compensation) was below the 50th percentile of his peers, as reflected in the Compensation Peer Group.

Of the long-term compensation value, approximately 55% of the grant value of Mr. Hagedorn’s long-term equity-based compensation was awarded in the form of NSOs and the remaining 45% was awarded in the form of RSUs. Both the NSOs and the RSUs are subject to three-year, time-based cliff vesting. The Compensation Committee’s decision to award a mix of NSOs and RSUs reflects a balance between rewarding Mr. Hagedorn for future share price appreciation while attempting to mitigate dilution to existing shareholders since a grant of RSUs requires considerably fewer Common Shares than a grant of NSOs, while delivering the same grant value.

Setting Compensation Levels for Mr. Baker

Effective October 1, 2008, Mark R. Baker was elected to serve as President and Chief Operating Officer of the Company. While Mr. Baker remains on our Board of Directors, he resigned from his positions as Chair of the Governance Committee as well as a member of the Compensation Committee and excused himself from participation, discussions or voting with regard to matters before those committees concerning his prospective employment and election as an officer of the Company.

In approving Mr. Baker’s employment agreement and the elements of his compensation package, the Compensation Committee considered the following factors:

•	The strategic importance of Mr. Baker’s position and job function to the Company;

•	Mr. Baker’s potential to make a significant contribution to the Company in the future;

•	The compensation packages then extended to our CEO, NEOs and other key management employees;

•	A comparison of industry compensation practices, including companies within our Compensation Peer Group; and

•	Recommendations of management, including our CEO.

Guiding Principles

At the time Mr. Baker was being recruited to lead the Company’s operating units, he was already established as an experienced chief executive officer with a unique perspective of the home center business, the major distribution channel for the Company’s products. Mr. Baker also had specific experience with the Company based on his tenure on the Board of Directors. In developing a compensation package to attract Mr. Baker to the Company, the Compensation Committee also considered the compensation level that Mr. Baker enjoyed at his prior employer. Based on this assessment, the Compensation Committee determined to position Mr. Baker’s total compensation package somewhere between that of a chief executive officer and a chief operating officer, as indicated by the market data from our Compensation Peer Group.

In addition to establishing the appropriate base salary level, short-term incentives and long-term incentives, Mr. Baker’s hiring package included several one-time pay elements. These one-time pay elements included a sign-on equity grant and a transition bonus that were designed to keep Mr. Baker whole relative to the opportunity for similar compensation elements that he forfeited from his prior employer upon accepting an offer to join the Company.

The elements of Mr. Baker’s compensation package are explained in more detail below.

Base Salary

Under the terms of his employment agreement, Mr. Baker receives an annual base salary of $900,000, which base salary is to be reviewed at least annually by the Compensation Committee to determine whether and to what extent it will be adjusted. As previously indicated, the determination to set Mr. Baker’s base salary at this level was based on an assessment of the magnitude of his responsibility in the organization and an attempt to position his pay level between that of our CEO and Mr. Baker’s direct reports.

One-Time Transition Awards and Relocation Benefits

Mr. Baker’s employment agreement provided him with a one-time transition bonus of $850,000, which was intended to compensate Mr. Baker for the value of the short-term incentive payment that he forfeited from his prior employer. As part of his hiring package, Mr. Baker also received a sign-on equity grant of 36,000 shares of restricted stock. The sign-on grant was intended to compensate Mr. Baker for the value of unvested equity awards that he forfeited from his prior employer, as well as to improve the overall value of Mr. Baker’s employment offering. The vesting of the sign-on equity grant was coordinated with the initial three-year term of Mr. Baker’s employment agreement. Accordingly, 12,000 shares, as well as the related deferred cash dividends, were to vest on September 30, 2009 (and subsequently vested), September 30, 2010 and September 30, 2011, respectively. Mr. Baker is also eligible for annual equity-based grants in addition to the sign-on grant that he received upon joining the Company.

Mr. Baker’s employment agreement also provided a one-time lump-sum relocation bonus of $500,000, which was intended to provide for Mr. Baker’s relocation to the Central Ohio area. The relocation bonus, less applicable taxes, was paid to Mr. Baker at the commencement of his employment. In addition to the relocation bonus, the Compensation Committee approved a limited commuting benefit for Mr. Baker which was intended to facilitate his transition to the Central Ohio area. Specifically, Mr. Baker’s commuting perquisite, which includes a tax gross-up benefit, permits Mr. Baker to commute from his primary residence in Minnesota to the Central Ohio area on Company aircraft. This commuting perquisite was limited to the first six months of his employment, at no cost to Mr. Baker. See the section captioned “Recent Developments” for a discussion of a compensatory commuting allowance that the Compensation Committee approved for Mr. Baker, effective at the beginning of the 2010 fiscal year.

Short-Term Cash-Based Incentive Compensation

For purposes of the EIP, as contemplated by his employment agreement, the target incentive opportunity for Mr. Baker was equal to 75% of his base salary.

For the 2009 fiscal year, Mr. Baker’s target incentive compensation opportunity under the EIP was directly attributable to attainment of annual performance measures which were approved by the Compensation Committee. The performance measures were established at the Corporate level and at the Consolidated Operating Group level for Mr. Baker. Under the EIP, the measures used to determine Mr. Baker’s incentive compensation for the 2009 fiscal year, which were the same measures used for other Business Unit Officers, were: (a) Corporate level measures — adjusted net income (20% weighting), free cash flow (10% weighting) and ROIC (10% weighting); and (b) Consolidated Operating Group level measures — EBITDA (50% weighting) and change in working capital, less capital expenditures (10% weighting).

A description of the specific performance goals and the payout levels associated with each performance measure is included above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan (short-term compensation element)” and in conjunction with the Summary Compensation Table for 2009 Fiscal Year beginning on page 39 of this Proxy Statement and the narrative accompanying the table captioned “Grants of Plan-Based Awards for 2009 Fiscal Year” beginning on page 46 of this Proxy Statement.

Equity-Based Compensation

For the 2009 fiscal year, under the terms of his employment agreement, Mr. Baker was entitled to receive long-term equity-based compensation awards with a value of $1.2 million on the date of grant. This positions his long-term compensation above the 75th percentile when compared to his peers reflected in the Compensation Peer Group. Mr. Baker’s total direct compensation (based upon target levels of performance), which exceeds the 75th percentile of the peers reflected in the Compensation Peer Group, evidences the overall compensation level that the Compensation Committee deemed appropriate to recruit Mr. Baker from his prior employer.

Approximately 70% of the grant value of Mr. Baker’s long-term equity-based compensation was awarded in the form of NSOs and the remaining 30% was awarded in the form of RSUs. Both the NSOs and the RSUs are subject to three-year, time-based cliff vesting. The Compensation Committee’s decision to award a mix of NSOs and RSUs reflects a balance between rewarding Mr. Baker for future stock appreciation while attempting to mitigate dilution to existing shareholders since a grant of RSUs requires considerably fewer Common Shares than a grant of NSOs, while delivering the same grant value.

Setting Compensation Levels for Other NEOs

The Compensation Committee strives to deliver a competitive level of total compensation to each of the NEOs by evaluating and balancing the following objectives:

•	The strategic importance of the position within our executive ranks;

•	The overall performance level and potential of the individual;

•	The value of the job in the marketplace;

•	Internal pay equity; and

•	Our executive compensation structure and philosophy.

Consistent with our performance-oriented pay philosophy, the compensation structure for the NEOs, other than the CEO, is designed to deliver approximately one-third of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining two-thirds in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). The Compensation Committee believes that this pay mix is generally in line with the pay mix for similar positions within our Compensation Peer Group.

Based on their assessment of the individual performance of each NEO, the CEO and the Executive Vice President, Global Human Resources submit compensation recommendations to the Compensation Committee for each NEO. These recommendations address all elements of compensation, including base salary, annual incentive compensation, long-term equity-based compensation and perquisites and other benefits. In evaluating these compensation recommendations, the Compensation Committee considers information such as the Company’s financial performance as well as the compensation of similarly situated executive officers as determined by reference to the benchmark data for the Compensation Peer Group.

Base Salary

For the 2009 fiscal year, the base salary increases awarded to Mr. Evans and Mr. Lopez (who received his merit increase in the form of a lump-sum cash payment) were between 4% and 8% of their previous base salary rates, which was consistent with the general range of increases awarded to all other associates of the Company, based on an assessment of their respective levels of performance for the 2008 fiscal year. The base salary increase awarded to Mr. Sanders, which was approximately 19% of his previous base salary rate, reflected a determination by the Compensation Committee to increase Mr. Sanders’ overall compensation level based on his personal performance and to better differentiate his compensation based on his overall level of responsibility.

Short-Term Cash-Based Incentive Compensation

For purposes of the EIP, the target incentive opportunity for the NEOs, other than Mr. Hagedorn and Mr. Baker, was equal to 60% of base salary for the 2009 fiscal year, which put less of their total pay at risk than that of Mr. Hagedorn and Mr. Baker, and was slightly lower than the comparable percentage of short-term cash-based incentives offered to similarly situated executive officers as reflected in the Compensation Peer Group.

For the 2009 fiscal year, the target incentive compensation opportunity under the EIP was directly attributable to attainment of annual performance measures which were approved by the Compensation Committee. For purposes of the EIP, the performance measures were established at the Corporate level for Mr. Evans and at the Corporate level and the Consolidated Operating Group level for Mr. Sanders and

Mr. Lopez. The specific performance measures and the relative weightings for each of Mr. Evans, Mr. Sanders and Mr. Lopez are summarized in the table below.

	Metric Weighting
	Evans	Sanders	Lopez
Metric	(Corporate)	(Global Ops)	(Global Ops)

Corporate Level Measures:
Adjusted Net Income	70%	20%	20%
Free Cash Flow	20%	10%	10%
ROIC	10%	10%	10%
Consolidated Operating Group Level Measures:
EBITDA	n/a	50%	50%
Working Capital & Capital Expenditures	n/a	10%	10%

A description of the specific performance goals and the payout levels associated with each performance measure is included above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan (short-term compensation element)” and in conjunction with the Summary Compensation Table for 2009 Fiscal Year beginning on page 39 of this Proxy Statement and the narrative accompanying the table captioned “Grants of Plan-Based Awards for 2009 Fiscal Year” beginning on page 46 of this Proxy Statement.

Equity-Based Compensation

The Company supports a compensation philosophy of strongly linking rewards to shareholder value creation and to motivating long-term performance. For the 2009 fiscal year, the target value of the equity-based compensation for each of the NEOs was determined by the Compensation Committee based on a multiple that was generally between .6 and 1.3 times the NEO’s respective base salary rate. The specific equity-based award granted to each NEO was determined based on a subjective assessment of the NEO’s overall performance level as well as the NEO’s expected contributions to the business. Based on the market value of the Company’s Common Shares at the time of the grant, the grant value of the equity-based compensation awarded to the NEOs for the 2009 fiscal year was lower than in prior years and was considerably below the market median of the peers reflected in the Compensation Peer Group.

Approximately 70% of the grant value of the long-term equity-based compensation awarded to the NEOs was in the form of NSOs and the remaining 30% in the form of restricted stock. Both the NSOs and the restricted stock are subject to three-year, time-based cliff vesting. The Compensation Committee’s decision to award a mix of NSOs and restricted stock reflects a balance between rewarding the NEOs for future share price appreciation while attempting to mitigate the dilution to existing shareholders since a grant of restricted stock requires considerably fewer Common Shares than a grant of NSOs while delivering the same grant value.

Total Direct Compensation

In general, the total direct compensation (based upon target levels of performance) for each of Mr. Evans, Mr. Sanders and Mr. Lopez was below the median of peers reflected in our Compensation Peer Group largely due to the reduced value of the equity-based compensation awarded for the 2009 fiscal year as discussed above.

Performance Shares

On October 30, 2007, in recognition of Mr. Sanders’ ongoing commitment to the Company, the Compensation Committee approved the award of up to 40,000 performance shares in the aggregate, which included up to 10,000 performance shares for the 2008 fiscal year performance period, up to 10,000 performance shares for the 2009 fiscal year performance period and up to 20,000 performance shares for the 2010 fiscal year performance period. Issued pursuant to a Special Performance Share Award Agreement (with

Related Dividend Equivalents) under the 2006 Plan, each performance share represents the right to receive one full Common Share if the applicable performance goals are satisfied. Based on performance criteria established by the Compensation Committee with respect to the 2008 fiscal year, Mr. Sanders achieved 5,038 of a possible 10,000 performance shares. On December 22, 2008, the Compensation Committee established the final performance goal for the 2009 fiscal year performance period to be based upon the results of North America Total, which consisted of the North America consumer business and Scotts LawnService®. The performance criteria which were established for the 2009 fiscal year performance period provided for performance shares to be earned ratably — 5,000 performance shares (threshold) would be earned if the EBITDA achievement for the 2009 fiscal year for North America Total was at least $380.5 million (100% of the actual EBITDA results achieved in the 2008 fiscal year) and 10,000 performance shares (maximum) would be earned for achieving a North America Total EBITDA performance of at least $397.3 million (the budget for the 2009 fiscal year). Performance shares would be earned on a straight-line basis for performance between threshold and maximum. If the threshold performance goal was not satisfied, none of the performance shares for the 2009 fiscal year performance period would be awarded.

Based on the actual level of North America Total EBITDA achieved for the 2009 fiscal year, which was $468.9 million, representing more than 100% of the budget, Mr. Sanders earned 10,000 performance shares, which was the maximum amount for the 2009 fiscal year performance period.

Other Executive Compensation Policies, Practices and Guidelines

Practices Regarding Equity-Based Awards

In general, all employees are eligible to receive grants of equity-based awards; however, the Compensation Committee typically limits participation to the CEO, the NEOs and other key management employees. The decision to include certain key management employees in the annual equity-based awards is reflective of competitive market practice and serves to reward those individuals for their past and future positive impact on our business results.

Grants of option awards and/or stock awards are typically approved on an annual basis at a regularly scheduled meeting of the Compensation Committee. The grant date is established as the date of the Compensation Committee action. The Company does not have any program, plan or practice to coordinate the timing of annual equity-based awards to our executive officers with the release of material, non-public information.

The exercise price for each NSO is equal to the closing price of the Common Shares on the grant date, as reported on NYSE. If the grant date is not a trading day on NYSE, the exercise price is equal to the closing price on the next succeeding trading day.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines, which vary by position, for the CEO and the other NEOs. The purpose of these guidelines is to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The minimum target levels of stock ownership established by position are as follows:

CEO	5 times base salary plus target EIP opportunity
Other NEOs	3 times base salary plus target EIP opportunity

The Compensation Committee believes that these stock ownership guidelines are generally more stringent than the practices of our Compensation Peer Group since we include the annual target EIP opportunity (in addition to base salary) when establishing the minimum amount of stock ownership desired, while most of the other members of our Compensation Peer Group look only at multiples of base salary. For purposes of achieving the desired level of stock ownership, the following forms of equity-based holdings are included:

•	Common Shares held directly or indirectly in personal or brokerage accounts;

•	Common Shares reflecting amounts credited to the benchmark Company stock fund under the ERP;

•	Common Shares held in an account under the RSP;

•	Restricted stock and RSU grants;

•	Performance share grants; and

•	Grants of NSOs and SARs, both vested and unvested. For this purpose, the values of the NSO and SAR grants are based on the Black-Scholes value at the time of grant.

According to the Company’s stock ownership guidelines, each NEO has five years from the date of hire or promotion to fully reach the appropriate ownership guideline for his or her position.

Recoupment/Clawback Policies

To protect the interests of the Company and its shareholders, subject to applicable law, all equity-based awards and all amounts paid under the EIP contain recoupment provisions (known as clawback provisions) designed to enable the Company to recoup Common Shares or other amounts earned or received under the terms of an equity-based award or the EIP based on subsequent events, such as violation of non-compete covenants or engaging in conduct that is deemed to be detrimental to the Company (as outlined in the underlying plan and/or award agreement).

Guidelines with Respect to Tax Deductibility and Accounting Treatment

The Company’s ability to deduct certain elements of compensation paid to each of the NEOs is generally limited to $1.0 million annually, under IRC §162(m). This non-deductibility is generally limited to amounts that do not meet certain technical requirements to be classified as “performance-based” compensation. To ensure the maximum tax deduction allowable, the Company attempts to structure its cash-based incentive program to qualify as performance-based compensation under IRC §162(m). For the 2009 fiscal year, Mr. Hagedorn had non-performance-based compensation in excess of $1.0 million, attributed to his base salary level and the income associated with the vesting of restricted stock awards that were granted in prior years. Mr. Baker had non-performance-based compensation in excess of $1.0 million, attributed to his base salary level and the value of one-time bonuses (a signing bonus and a relocation bonus) that he negotiated as part of his hiring package. None of the other NEOs had non-performance-based compensation in excess of $1.0 million.

The Company accounts for stock-based compensation, including option awards and stock awards, in accordance with GAAP. Prior to making decisions to grant equity-based awards, the Compensation Committee reviews pro forma expense estimates for the awards, as well as an analysis of the potential dilutive effect such awards could have on existing shareholders. Where appropriate, the proposed level of the equity-based awards may be adjusted to balance these objectives.

Decisions regarding the design, structure and operation of the Company’s incentive plans, including the EIP and the equity-based incentive plans, contemplate an appropriate balance between the underlying objectives of each plan and the resulting accounting and tax implications to the Company. While we view preserving the tax deductibility of executive compensation as an important objective, there are instances where the Compensation Committee has approved design elements that may not be fully tax-deductible, but are accepted as trade-offs that support the achievement of other compensation objectives.

For the 2009 fiscal year, the Company awarded approximately 70% of the target grant value of equity-based long-term compensation in the form of NSOs, with the remaining 30% in the form of restricted stock/RSUs. While the restricted stock/RSUs do not qualify as performance-based compensation for purposes of IRC §162(m) because they vest without regard to performance, the decision to use a combination of NSOs and restricted stock/RSUs reflected competitive pay practices and allowed the Company to deliver the intended grant value with fewer Common Shares underlying the awards granted and to balance the overall market risk associated with the equity-based compensation for each NEO.

Recent Developments

Amendment to Compensation Package for James Hagedorn

For the 2009 fiscal year, the Compensation Committee approved a change to Mr. Hagedorn’s annual compensation package to increase his cash-based compensation by an amount intended to correspond to the approximate value of the personal aircraft usage and commuting perquisites that, to varying degrees, Mr. Hagedorn had been awarded since assuming the CEO role in 2001. Since first joining the Company in 1995 following the Scotts/Miracle-Gro merger, Mr. Hagedorn has commuted between his family home in New York and the Company’s headquarters in Marysville, Ohio. In connection with the modification for the 2009 fiscal year with limited exceptions due to timing, Mr. Hagedorn personally paid for all of his personal use of Company aircraft and commuting expenses. As circumstances unfolded throughout the 2009 fiscal year, the increase in Mr. Hagedorn’s cash-based compensation proved to be insufficient to compensate Mr. Hagedorn for the value of his prior commuting perquisite due to the increased income tax obligation associated with the change in his cash-based compensation. Accordingly, the Compensation Committee revisited the structure of Mr. Hagedorn’s compensation with respect to the 2010 fiscal year. In connection with this review, the Compensation Committee sought to adopt a relatively cost neutral approach to re-value the components of Mr. Hagedorn’s compensation package to be equitable to both parties.

In lieu of further increasing Mr. Hagedorn’s cash-based compensation to compensate him for the prior commuting perquisite, the Compensation Committee has determined to provide Mr. Hagedorn with a compensatory monthly commuting allowance of $20,000, beginning in the 2010 fiscal year. For safety and security reasons, the Board of Directors-approved CEO/COO Travel Guidelines (the “Travel Guidelines”) provide that Mr. Hagedorn may use either personal aircraft or Company aircraft for commuting purposes and the commuting allowance is intended to offset the annual costs associated with Mr. Hagedorn’s compliance with the Travel Guidelines. Mr. Hagedorn will continue to retain the option to purchase, with his own funds, up to 100 flight hours per year on Company aircraft for personal and commuting purposes, which is more fully described in the section captioned “Elements of Executive Compensation — Executive Perquisites and Other Benefits (short-term compensation element)”.

Amendment to Employment Agreement of Mark R. Baker

Mr. Baker was hired as the Company’s President and Chief Operating Officer in October 2008. At the time of his hire, it was contemplated that Mr. Baker and his family would relocate to the Central Ohio area from Minnesota within the first year of his employment. Since that time, Mr. Baker and his wife, in consultation with members of the Board of Directors, have determined to maintain their primary residence in Minnesota in order to allow their youngest child to graduate from his current high school. As a result, Mr. Baker will continue to commute from Minnesota to Central Ohio for the next several years. In light of his standing with the Company, the Board has determined to accommodate Mr. Baker’s decision to continue to commute for the next several years.

In recognition of the fact that he will continue to commute between Minnesota and Ohio for the next several years, the Compensation Committee has determined to provide Mr. Baker with a compensatory monthly commuting allowance of $35,000, beginning in the 2010 fiscal year. For safety and security reasons, the Travel Guidelines provide that Mr. Baker may, at his own expense, use either personal aircraft or Company aircraft for commuting purposes. The commuting allowance is intended to offset the annual costs associated with Mr. Baker’s compliance with the Travel Guidelines. Mr. Baker will continue to retain the option to purchase, with his own funds, up to 50 flight hours per year on Company aircraft for personal and commuting purposes.

In an effort to mitigate the cost increase to the Company associated with providing the commuting allowance, Mr. Baker agreed to restructure his total compensation package to reduce the minimum grant date value of his long-term equity-based compensation by $240,000 per year, beginning in the 2010 fiscal year. The Compensation Committee believes that the approved approach is fair and equitable to the Company and Mr. Baker.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of the Company:

Thomas N. Kelly Jr., Chair
Joseph P. Flannery
Carl F. Kohrt, Ph.D.
Nancy G. Mistretta

EXECUTIVE COMPENSATION TABLES

For the 2009 fiscal year, the Company had the following NEOs that are subject to this disclosure:

•	James Hagedorn, who served as CEO throughout the 2009, 2008 and 2007 fiscal years;

•	Mark R. Baker, who was appointed as an executive officer on October 1, 2008 and served as President and Chief Operating Officer throughout the 2009 fiscal year;

•	David C. Evans, who served as Chief Financial Officer throughout the 2009, 2008 and 2007 fiscal years;

•	Barry W. Sanders, who served as Executive Vice President, North America throughout the 2009 and 2008 fiscal years and for part of the 2007 fiscal year; and

•	Claude L. Lopez, who was appointed as an executive officer on October 1, 2007 and served as Executive Vice President, International throughout the 2009 and 2008 fiscal years.

Each of Mr. Hagedorn, Mr. Baker, Mr. Evans, Mr. Sanders and Mr. Lopez serves pursuant to an employment agreement as described below in the section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS — Employment Agreements.”

Summary Compensation Table

The following table summarizes the total compensation paid to, awarded to or earned by each of the NEOs of the Company for the 2009, 2008 and 2007 fiscal years, as applicable. The amounts shown include all forms of compensation provided to the NEOs by the Company, including amounts which may have been deferred. Since the table includes equity-based compensation costs and changes in the actuarial present value of the NEOs’ accumulated pension benefits, the total compensation amounts may be greater than the compensation that actually was paid to the NEOs during the 2009, 2008 and 2007 fiscal years.

Summary Compensation Table for 2009 Fiscal Year

										Change in
										Pension Value
										and
										Non-Qualified
								Non-Equity		Deferred
						Stock	Option	Incentive Plan		Compensation		All Other
Name and Principal		Salary		Bonus		Awards	Awards	Compensation		Earnings		Compensation	Total
Position	Year	($)(1)		($)		($)(7)	($)(9)	($)		($)(13)		($)(16)	($)

James Hagedorn	2009	1,000,000		—		1,722,182	2,041,478	2,338,000	(10)	37,811	(14)	409,186	7,548,657
Chief Executive	2008	600,000		—		1,280,877	1,682,382	293,340	(11)	—	(14)	1,011,657	4,868,256
Officer and Chairman of the Board	2007	600,000		30,926	(3)	1,244,698	1,851,390	92,777	(12)	7,114	(14)	761,106	4,588,011

Mark R. Baker	2009	900,000		850,000	(4)	458,324	271,348	1,572,075	(10)	—		737,603	4,789,350
President and Chief Operating Officer

David C. Evans	2009	475,000		—		208,234	300,166	666,330	(10)	4,096	(15)	92,871	1,746,697
Executive Vice President	2008	440,000		—		179,287	244,216	138,182	(11)	—	(15)	57,361	1,059,046
and Chief Financial Officer	2007	400,000		19,257	(3)	124,579	243,151	37,799	(12)	613	(15)	56,242	881,641

Barry W. Sanders	2009	475,000		—		528,397 (8)	220,255	694,545	(10)	—		114,294	2,032,491
Executive Vice President,	2008	400,000		125,000	(5)	635,110 (8)	213,291	125,620	(11)	—		49,337	1,548,358
North America	2007	367,333		19,257	(3)	285,210	229,456	32,720	(12)	—		136,647	1,070,623

Claude L. Lopez	2009	437,881	(2)	31,002	(6)	414,785	177,221	722,036	(10)	—		115,652	1,898,577
Executive Vice President, International	2008	420,802	(2)	—		100,917	164,556	154,395	(11)	—		155,571	996,241

(1)	Except with respect to Mr. Lopez, reflects the amount of base salary received by each NEO for the fiscal year.

(2)	Mr. Lopez, a French citizen, is paid in Euros. The amounts shown reflect the base salary amount received with respect to the 2009 fiscal year, converted to U.S. Dollars at an exchange rate of 1.464 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30,

2009 and the base salary amount with respect to the 2008 fiscal year, converted to U.S. Dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008.

(3)	Reflects the “discretionary” portion of the 2007 fiscal year EIP payout for each NEO. This amount was based on individual performance for the 2007 fiscal year. For Mr. Evans and Mr. Sanders, this amount was awarded at the discretion of Mr. Hagedorn, in his capacity as the CEO, subject to approval by the Compensation Committee. Mr. Hagedorn had no discretionary authority with respect to his own annual incentive payout under the EIP — only the Compensation Committee could award a discretionary EIP payout to Mr. Hagedorn. For the 2007 fiscal year, only 75% of the total weighted payout for the key management team that reports to the CEO was to be determined based directly on achievement of the performance metrics under the EIP, with the remaining 25% placed into a pool to be awarded as described above. Each NEO could earn more or less than 25% of the total weighted payout based on the NEO’s individual performance for the 2007 fiscal year. The maximum discretionary amount that could be awarded to the NEOs in the aggregate, however, was limited by the size of the discretionary pool.

(4)	Reflects the one-time transition bonus that was paid to Mr. Baker as contemplated by the terms of his employment agreement.

(5)	Reflects a special discretionary bonus award approved by the Compensation Committee for retention purposes and in recognition of Mr. Sanders’ service during the 2008 fiscal year.

(6)	Reflects lump-sum bonus payment of 21,176 Euros received by Mr. Lopez in lieu of a merit increase for the 2009 fiscal year. This amount was converted to U.S. Dollars at an exchange rate of 1.464 USD per Euro, which is the same exchange rate used for financial reporting purposes as of September 30, 2009.

(7)	Except with respect to Mr. Sanders, reflects the dollar amount recognized for financial statement reporting purposes for the 2009, 2008 and 2007 fiscal years, as appropriate, with respect to the restricted stock awards or RSUs granted to each NEO. The amount is calculated in accordance with GAAP, and thus may include amounts from awards granted in the 2009, 2008 and 2007 fiscal years as well as in prior fiscal years. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The value of the restricted stock awards or RSUs is determined using the fair market value of the underlying Common Shares on the date of the grant, and expensed ratably over the three-year restriction period, with the exception of the 63,700 RSUs granted to Mr. Hagedorn on October 8, 2008, which are being expensed ratably over a 22-month period and the restricted stock award covering 33,100 Common Shares granted to Mr. Hagedorn on November 8, 2007, which is being expensed ratably over a 34-month period. The amount shown for Mr. Baker includes the expense associated with the grant of 3,086 DSUs (plus related dividend equivalents) on February 4, 2008 in connection with Mr. Baker’s service on the Board of Directors. The DSUs are being expensed ratably over a three-year vesting period.

(8)	Reflects the dollar amount recognized for financial statement reporting purposes for the 2009, 2008 and 2007 fiscal years, as appropriate, with respect to the restricted stock awards and performance share awards granted to Mr. Sanders. The amount is calculated in accordance with GAAP, and thus may include amounts from awards granted in the 2009, 2008 and 2007 fiscal years as well as in prior fiscal years. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The value of the restricted stock awards is determined using the fair market value of the underlying Common Shares on the date of the grant, and expensed ratably over the three-year restriction period. The value of the performance share award with respect to the 2009 fiscal year performance period is determined using the fair market value of the underlying Common Shares on December 22, 2008, the date the Compensation Committee approved the performance criteria with respect to the 2009 fiscal year performance period and expensed ratably over the 2008 and 2009 fiscal years. The value of the performance share award with respect to the 2010 fiscal year performance period is determined using the fair market value of the underlying Common Shares on December 22, 2008, the date the Compensation Committee approved the performance criteria with respect to the 2010 fiscal year performance period, and expensed ratably over the 2008, 2009 and 2010 fiscal years.

(9)	Reflects the dollar amount recognized for financial statement reporting purposes for the 2009, 2008 and 2007 fiscal years, as appropriate, with respect to NSOs granted to each NEO. The amount is calculated in accordance with GAAP, and thus may include amounts from awards granted in the 2009, 2008 and 2007 fiscal years as well as in prior fiscal years. Pursuant to applicable SEC Rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. The value of the NSO awards is determined using a binomial option valuation on the date of the grant and expensed ratably over the three-year vesting period, with the exception of the NSOs granted to Mr. Hagedorn on October 8, 2008, which are being expensed ratably over a 22-month period and the NSOs granted to Mr. Hagedorn on November 8, 2007, which are being expensed ratably over a 34-month period. Assumptions used in the calculation of the amounts shown are included in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2009 fiscal year filed with the SEC on November 24, 2009, in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2008 fiscal year filed with the SEC on November 25, 2008 and in Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2007 fiscal year filed with the SEC on November 29, 2007.

(10)	Reflects the EIP payout calculated for the 2009 fiscal year for each NEO. The amount shown for Mr. Lopez, who is paid in Euros, is converted to U.S. Dollars at an exchange rate of 1.464 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2009. A more detailed description of the performance goals and actual 2009 fiscal year performance results for purposes of the EIP are discussed in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan (short-term compensation element)” within the CD&A beginning on page 20 of this Proxy Statement.

(11)	Reflects the Supplemental Incentive Plan payout calculated for the 2008 fiscal year for each NEO. The amount shown for Mr. Lopez, who is paid in Euros, is converted to U.S. Dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008. The Supplemental Incentive Plan was the annual short-term incentive plan for the 2008 fiscal year.

(12)	Reflects the “non-discretionary” portion of the 2007 fiscal year EIP payout for each NEO. This amount represents 75% of the total weighted payout calculated based on the performance results under the EIP for the 2007 fiscal year.

(13)	Participant account balances in the ERP, a non-qualified deferred compensation plan, are credited to one or more benchmarked funds which are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on amounts deferred under the ERP for any of the NEOs for the 2009, 2008 or 2007 fiscal years.

(14)	For Mr. Hagedorn, the actuarial present value of the accumulated benefit under both the Associates’ Pension Plan and the Excess Pension Plan increased by $37,811 with respect to the 2009 fiscal year, decreased by $28,906 with respect to the 2008 fiscal year (and therefore is not reflected in this column for the 2008 fiscal year pursuant to SEC Rules) and increased by $7,114 with respect to the 2007 fiscal year. Both plans were frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Hagedorn.

(15)	For Mr. Evans, the actuarial present value of the accumulated benefit under the Associates’ Pension Plan increased by $4,096 with respect to the 2009 fiscal year, decreased by $3,567 with respect to the 2008 fiscal year (and therefore is not reflected in this column for the 2008 fiscal year pursuant to SEC Rules) and increased by $613 with respect to the 2007 fiscal year. The Associates’ Pension Plan was frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Evans.

(16)	The amounts reported in this column consist of amounts provided to each NEO with respect to: (a) automobile perquisites, (b) amounts contributed by the Company to defined contribution and non-qualified deferred compensation plans, (c) tax gross-ups, (d) reimbursement of certain commuting expenses, (e) Common Shares purchased under the Discounted Stock Purchase Plan, (f) annual financial planning services, (g) commuting and other personal use of Company aircraft, (h) deferred dividends on restricted stock/RSUs, (i) physical examinations and (j) other miscellaneous perquisites, all of which are detailed in the table captioned “All Other Compensation (Supplements Summary Compensation Table)” set forth below.

All Other Compensation Table (Supplements Summary Compensation Table)

The following table shows the detail for the column captioned “All Other Compensation ($)” of the Summary Compensation Table for 2009 Fiscal Year:

All Other Compensation (Supplements Summary Compensation Table)

			Defined	Deferred
		Auto	Contribution	Compensation	Tax Gross-up		Commuting
		Perquisites	Plans	Plans	Payments		Expenses		Other		Total
Name	Year	($)(1)	($)(3)	($)(4)	($)		($)		($)		($)

James Hagedorn	2009	12,000	18,532	72,134	4,696	(6)	4,725	(9)	297,099	(13)	409,186
	2008	12,000	17,380	34,548	132,770	(6)	392,621	(10)	422,338	(14)	1,011,657
	2007	12,000	17,525	29,500	107,224	(6)	198,460	(11)	396,397	(15)	761,106
Mark R. Baker	2009	14,000	26,712	51,000	17,048	(6)	114,805	(12)	514,038	(16)	737,603
David C. Evans	2009	12,000	18,232	23,927 (5)	—		—		38,712	(17)	92,871
	2008	12,000	17,080	19,533	1,160	(7)	—		7,588	(18)	57,361
	2007	12,000	17,525	17,835	392	(8)	—		8,490	(19)	56,242
Barry W. Sanders	2009	12,000	15,732	30,308 (5)	—		—		56,254	(20)	114,294
	2008	12,000	16,180	16,879	—		—		4,278	(21)	49,337
	2007	11,333	16,960	13,025	144	(8)	—		95,185	(22)	136,647
Claude L. Lopez	2009	6,838 (2)	—	—	—		—		108,814	(23)	115,652
	2008	6,466 (2)	—	—	—		—		149,105	(24)	155,571

(1)	Except with respect to Mr. Lopez, reflects the monthly automobile allowance provided to each of the NEOs for the 2009, 2008 and 2007 fiscal years, as appropriate.

(2)	Reflects the annual lease value of a Company-owned vehicle made available to Mr. Lopez for the 2009 and 2008 fiscal years for both business and personal usage. The amount was determined in Euros and converted to U.S. dollars at an exchange rate of 1.464 USD per Euro with respect to the 2009 fiscal year and 1.4069 USD per Euro with respect to the 2008 fiscal year, which is the same exchange rate used for financial accounting purposes as of the last day of the respective fiscal years.

(3)	Reflects the Company matching and base retirement contributions made in the 2009, 2008 and 2007 fiscal years, as appropriate, under the RSP on behalf of each NEO. Eligible participants may contribute up to 75% of eligible earnings on a before-tax and/or after-tax basis through payroll deductions up to the specified statutory limits under the IRC. The Company matches the total contributions at 100% for the first 3% of eligible earnings that is contributed to the RSP and 50% for the next 2% of eligible earnings contributed to the RSP (within the specified statutory limitations). The matching contributions, and any earnings on them, are immediately 100% vested. Mr. Lopez, a French citizen, does not participate in the RSP.

The Company also makes a base retirement contribution in an amount equal to 2% of eligible earnings for all eligible associates, whether or not they choose to contribute to the RSP. This amount increases to 4% once an associate’s eligible earnings reach 50% of the Social Security wage base. The base retirement contributions, and any earnings on them, vest once an associate has reached three years of service with the Company.

(4)	Reflects the amounts of all Company contributions into the ERP for each NEO. The ERP provides executives, including the NEOs, the opportunity to: (a) defer compensation above the specified statutory limits applicable to the RSP and (b) defer compensation with respect to any Performance Award (as defined in the ERP) or other bonus awarded to such executives. Additional details with respect to non-qualified deferred compensation provided for under the ERP are shown in the table captioned “Non-Qualified Deferred Compensation for 2009 Fiscal Year” and the accompanying narrative beginning on page 51 of this Proxy Statement. Mr. Lopez, a French citizen, does not participate in the ERP.

(5)	The amounts reported in this column for Mr. Evans and Mr. Sanders do not include the $1.0 million Company contribution made to the ERP in respect of the retention awards granted on November 4, 2008. As contemplated by applicable SEC Rules, since the retention awards are subject to a three-year vesting period, the Company’s contribution to the ERP in respect of each retention award will not be included in the Summary Compensation Table or the table captioned “All Other Compensation (Supplements Summary Compensation Table)” until the year in which the retention award is earned (i.e., until the award is vested).

(6)	Reflects estimated tax gross-up payments with respect to aircraft usage and commuting expenses for the 2009, 2008 and 2007 fiscal years, as appropriate. For Mr. Hagedorn, the gross-up amount with respect to the 2009 fiscal year is associated with the limited commuting and personal use of Company aircraft approved by the Compensation Committee for certain flights that Mr. Hagedorn incurred prior to executing the time-sharing agreement in 2008. For Mr. Baker, the gross-up amount is associated with the Company-paid commuting perquisite that was provided as contemplated by Mr. Baker’s employment agreement.

(7)	Reflects tax gross-up payments with respect to Company-paid financial-planning services.

(8)	Reflects tax gross-up payments with respect to personal use of Company aircraft in connection with attending funeral services.

(9)	Reflects $4,725 for the costs of commuting on Company aircraft, calculated according to applicable SEC guidance which measures the aggregate incremental cost to the Company of personal use. This amount does not include the cost of ferry legs, i.e., “deadhead flights” ($5,103). The reported aggregate incremental cost of commuting on Company aircraft was based on the direct operating costs associated with operating a flight from origination to destination, such as fuel, oil, landing fees, crew hotels and meals, on-board catering, trip-related maintenance, and trip-related hangar/parking costs. Since Company aircraft are used primarily for business travel, the calculation method excludes the fixed costs which do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to trips. The limited commuting perquisite was approved by the Compensation Committee for the 2009 fiscal year for certain commuting flights that Mr. Hagedorn incurred on Company aircraft prior to executing the time sharing agreement in December 2008. This perquisite is described in more detail in the section captioned “Elements of Executive Compensation — Executive Perquisites and Other Benefits (short-term compensation element)” within the CD&A beginning on page 25 of this Proxy Statement.

(10)	Reflects $76,506 for the costs of commuting on Company aircraft, calculated according to applicable SEC guidance which measures the aggregate incremental cost to the Company of personal use. This amount does not include the cost of ferry legs, i.e., “deadhead flights” ($36,869). The reported aggregate incremental cost of commuting on Company aircraft was based on the direct operating costs associated with operating a flight from origination to destination, as described in footnote (9), above. This amount also includes $316,115 reimbursable directly to Mr. Hagedorn for a portion of the direct operating costs associated with commuting in his personal aircraft. This amount reflects an adjustment of $66,415 from the Company’s prior disclosure as a result of retroactive amendments to the aircraft lease agreement with a company controlled by Mr. Hagedorn.

(11)	Reflects $121,060 for the costs of commuting on Company aircraft, calculated according to applicable SEC guidance which measures the aggregate incremental cost to the Company of personal use. This amount does not include the cost of ferry legs, i.e., “deadhead flights” ($59,610). The reported aggregate incremental cost of commuting on Company aircraft was based on the direct operating costs associated with operating a flight from origination to destination, as described in footnote (9), above. This amount also includes $77,400 reimbursed to Mr. Hagedorn for a portion of the direct operating costs associated with commuting in his personal aircraft.

(12)	Reflects $114,805 for the costs of commuting on Company aircraft, calculated according to applicable SEC guidance which measures the aggregate incremental cost to the Company of personal use. This amount does not include the cost of ferry legs, i.e., “deadhead flights” ($84,089). The reported aggregate incremental cost of commuting on Company aircraft was based on the direct operating costs associated with operating a flight from origination to destination, as described in footnote (9), above. The limited commuting perquisite was approved by the Compensation Committee for the 2009 fiscal year as part of the terms of Mr. Baker’s employment agreement. This perquisite is described in more detail in the section captioned “Elements of Executive Compensation — Executive Perquisites and Other Benefits (short-term compensation element)” within the CD&A beginning on page 25 of this Proxy Statement.

(13)	As a result of his participation in the Discounted Stock Purchase Plan for the 2009 fiscal year, Mr. Hagedorn realized additional compensation of $2,665, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Hagedorn also elected to receive an opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $8,000. Of this amount, $4,000 was attributable to the 2008 calendar year and $4,000 was attributable to the 2009 calendar year. Both payments were received by Mr. Hagedorn in the 2009 fiscal year. The amount shown also includes $2,268 representing the cost of Mr. Hagedorn’s personal use of Company aircraft, excluding the cost of commuting that was reported in the column captioned “Commuting Expense ($).” The value reported for his personal usage does not include the cost of ferry legs, i.e., “deadhead flights” ($945). The reported aggregate incremental cost of his personal use of Company aircraft was based on the direct operating costs associated with operating a flight from origination to destination, as described in footnote (9), above. The aggregate incremental cost reported does not include the incremental tax cost to the Company ($187,391) associated with the partial loss of a tax deduction of aircraft-related costs, as a result of Mr. Hagedorn’s personal use of Company aircraft. Mr. Hagedorn also received a deferred dividend of $284,166 (including $12,466 in interest) related to an award covering 28,600 shares of restricted stock which was granted on October 12, 2005 and vested on October 12, 2008.

(14)	As a result of his participation in the Discounted Stock Purchase Plan for the 2008 fiscal year, Mr. Hagedorn realized additional compensation of $2,667, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Hagedorn also received a Company-paid physical examination which increased his compensation by $4,703 for the 2008 fiscal year. The amount shown also includes $162,587 representing the cost of Mr. Hagedorn’s personal use of Company aircraft, excluding the cost of commuting that was reported in the column captioned “Commuting Expense ($).” The value reported for his personal usage does not include the cost of ferry legs, i.e., “deadhead flights” ($47,291). The reported aggregate incremental cost of his personal use of Company aircraft was based on the direct operating costs associated with operating a flight from origination to destination as described in footnote (9), above. The aggregate incremental cost reported does not include the incremental tax cost to the Company ($287,213) associated with the partial loss of a tax deduction of aircraft-related costs, as a result of Mr. Hagedorn’s personal use of Company aircraft. Mr. Hagedorn also received a deferred dividend of $252,381 (including $6,331 in interest) related to an award covering 26,600 shares of restricted stock which was granted on December 1, 2004 and vested on December 1, 2007.

(15)	As a result of his participation in the Discounted Stock Purchase Plan for the 2007 fiscal year, Mr. Hagedorn realized additional compensation of $2,667, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Hagedorn elected to receive an opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $4,000 for the 2007 fiscal year. The value of a Company-paid physical examination received by Mr. Hagedorn increased his compensation by $700 for the 2007 fiscal year. The amount shown also includes $370,280 representing the cost of Mr. Hagedorn’s personal use of Company aircraft, excluding the cost of commuting that was reported in the column captioned “Commuting Expense ($).” The value reported for his personal usage does not include the cost of ferry legs, i.e., “deadhead flights” ($117,740). The reported aggregate incremental cost of his personal use of Company aircraft was based on the direct operating costs associated with operating a flight from origination to destination, as described in footnote (9), above. The aggregate incremental cost reported does not include the incremental tax cost to the Company ($491,850) associated with the partial loss of a tax deduction of aircraft-related costs, as a result of Mr. Hagedorn’s personal use of Company aircraft. Mr. Hagedorn also received a deferred dividend of $18,750 related to an award of 30,000 shares of restricted stock which was granted on November 19, 2003 and vested on November 19, 2006.

(16)	Reflects a one-time lump-sum relocation bonus of $500,000 paid to Mr. Baker in connection with his relocation to the Central Ohio area as contemplated by his employment agreement. Mr. Baker elected to receive the opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $8,000 for the 2009 fiscal year. Of this amount, $4,000 was attributable to the opt-out payment for calendar year 2008 and $4,000 was attributable to the opt-out payment for calendar year 2009. Both payments were received by Mr. Baker during the 2009 fiscal year. Mr. Baker also received a deferred dividend of $6,038 (including $38 in interest) related to 12,000 shares of restricted stock that vested on September 30, 2009.

(17)	The value of Company-paid financial planning services for Mr. Evans increased his compensation by $8,904 for the 2009 fiscal year. Mr. Evans also received a deferred dividend of $29,808 (including $1,308 in interest) related to an award covering 3,000 shares of restricted stock which was granted on October 12, 2005 and vested on October 12, 2008. During the 2009 fiscal year, certain members of Mr. Evans’ family were passengers on a business related flight on Company aircraft. There was no incremental cost to the Company associated with this perquisite. Accordingly, there was no reportable perquisite amount.

(18)	The value of Company-paid financial planning services for Mr. Evans increased his compensation by $7,588 for the 2008 fiscal year.

(19)	The value of Company-paid financial planning services for Mr. Evans increased his compensation by $3,415 for the 2007 fiscal year, and the value of a Company-paid physical examination increased his compensation by $5,075 for the 2007 fiscal year.

(20)	As a result of his participation in the Discounted Stock Purchase Plan for the 2009 fiscal year, Mr. Sanders realized additional compensation of $333, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Sanders also elected to receive the opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $4,000 for the 2009 fiscal year. Mr. Sanders also received a deferred dividend of $41,731 (including $1,831 in interest) related to an award covering 4,200 shares of restricted stock which was granted on October 12, 2005 and vested on October 12, 2008 and a deferred dividend of $10,190 (including $190 in interest) related to the performance share award for the 2009 fiscal year covering 10,000 performance shares which was granted on October 30, 2007 and vested on September 30, 2009.

(21)	As a result of his participation in the Discounted Stock Purchase Plan for the 2008 fiscal year, Mr. Sanders realized additional compensation of $278, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Sanders also elected to receive the opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $4,000 for the 2008 fiscal year.

(22)	Mr. Sanders elected to receive the opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $4,000 for the 2007 fiscal year. The value of a Company-paid physical examination received by Mr. Sanders increased his compensation by $4,935 for the 2007 fiscal year. Mr. Sanders also received a deferred dividend of $86,250 related to an award of 10,000 performance shares which was granted on December 9, 2005 and vested on April 2, 2007.

(23)	Reflects an “expatriation bonus” of 53,838 Euros and 2,843 Euros received by Mr. Lopez in lieu of Company-paid financial planning services. All amounts were paid to Mr. Lopez in Euros and have been converted to U.S. dollars at an exchange rate of 1.464 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2009. Mr. Lopez also received a deferred dividend of $25,833 (including $1,133 in interest) related to an award covering 2,600 shares of restricted stock which was granted on October 12, 2005 and vested on October 12, 2008.

(24)	Reflects an “expatriation bonus” of 53,838 Euros, a holidays buy back bonus of 49,300 Euros and 2,843 Euros received by Mr. Lopez in lieu of Company-paid financial planning services. All amounts were paid to Mr. Lopez in Euros and have been converted to U.S. dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008.

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity-based awards made to the NEOs during the 2009 fiscal year as well as the range of potential payouts under the EIP, a non-equity incentive plan, with respect to performance goals for the 2009 fiscal year.

Grants of Plan-Based Awards for 2009 Fiscal Year

							All Other	All Other
							Stock	Option		Grant
					Estimated Future		Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Payouts Under Equity		Number of	Number of	or Base	Value of
		Under Non-Equity Incentive			Incentive Plan Awards		Shares of	Securities	Price of	Stock and
		Plan Awards(1)			Threshold	Maximum	Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	(common	(common	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	shares)	shares)	(#)	(#)(7)	($/Sh)	(8)

James Hagedorn	10/8/2008						63,700 (3)			1,379,105
	10/8/2008							200,000	21.65	1,570,000
		500,000	1,000,000	2,500,000

Mark R. Baker	10/1/2008						36,000 (4)			835,560
	10/8/2008						16,600 (3)			359,390
	10/8/2008							103,700	21.65	814,045
		337,500	675,000	1,687,500

David C. Evans	10/8/2008						6,000 (5)			129,900
	10/8/2008							35,000	21.65	274,750
		142,500	285,000	712,500

Barry W. Sanders					5,000 (2)	30,000 (2)
	10/8/2008						6,500 (5)			140,725
	10/8/2008							28,000	21.65	219,800
		142,500	285,000	712,500

Claude L. Lopez	10/8/2008						4,000 (3)			86,600
	10/8/2008							20,000	21.65	157,000
	11/4/2008	155,010	310,020	775,050			36,400 (6)			1,001,000

(1)	These amounts are the estimated potential threshold (minimum), target and maximum incentive award payouts that each of the NEOs was eligible to receive based on performance goals set pursuant to the EIP for the 2009 fiscal year. A detailed description of the performance goals and potential incentive award payouts under the EIP for threshold (minimum), target and maximum performance levels are discussed in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan (short-term compensation element)” within the CD&A beginning on page 20 of this Proxy Statement.

(2)	On October 30, 2007, Mr. Sanders received a special retention grant that provides the opportunity to receive up to 40,000 performance shares in the aggregate, which includes up to 10,000 performance shares for the 2008 fiscal year performance period, up to 10,000 performance shares for the 2009 fiscal year performance period and up to 20,000 performance shares for the 2010 fiscal year performance period. Each performance share represents the right to receive one full Common Share if the applicable performance goals are satisfied. Based on the performance criteria established by the Compensation Committee on December 22, 2008, the performance shares for the 2009 fiscal year performance period were to be earned ratably — 5,000 performance shares (threshold) would be earned if the EBITDA achievement for the 2009 fiscal year for North America Total was at least $380.5 million (100% of the actual EBITDA results achieved in the 2008 fiscal year) and 10,000 performance shares (maximum) would be earned for achieving a North America Total EBITDA performance of at least $397.3 million (the budget for the 2009 fiscal year). Performance shares would be earned on a straight-line basis for performance between threshold and maximum. For the 2009 fiscal year, Mr. Sanders earned 10,000 performance shares (the maximum amount), as described in the table captioned “Option Exercises and Stock Vested for 2009 Fiscal Year” beginning on page 49 of this Proxy Statement.

(3)	Reflects the number of RSUs awarded under the 2006 Plan on October 8, 2008 to Mr. Hagedorn, Mr. Baker and Mr. Lopez. In general, the RSUs, including cash-based dividend equivalents, vest on the third anniversary of the grant date, but are subject to earlier vesting in the event of death or disability of the NEO or a change in control of the Company. The RSUs, including cash-based dividend equivalents, granted to Mr. Baker on October 8, 2008, vest on September 30, 2011. The RSUs are otherwise subject to forfeiture in the event of termination prior to the third anniversary of the grant. Subject to the terms of the 2006 Plan, whole vested RSUs will be settled in Common Shares and fractional RSUs will be settled in cash as soon as administratively practicable, but in no event later than 90 days, following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the third anniversary of the grant date. Until the RSUs are settled, the NEO has none of the rights of a shareholder with respect to the Common Shares underlying the RSUs other than with respect to the dividend equivalents.

(4)	Reflects the number of shares of restricted stock awarded under the 2006 Plan on October 1, 2008 to Mr. Baker as contemplated by his employment agreement upon the commencement of his employment. This sign-on equity grant of 36,000 shares of restricted stock is to vest ratably on September 30, 2009 (and subsequently vested), September 30, 2010 and September 30, 2011. The shares of restricted stock are held in an escrow account until they vest or are forfeited. Mr. Baker may exercise all voting rights associated with the shares of restricted stock while they are held in the escrow account and will be credited with any dividends paid on the Common Shares underlying the restricted stock. In addition, Mr. Baker will be credited with a reasonable rate of interest on any such cash dividends that were or are declared and paid in respect of the shares of restricted stock during the period that began on the grant date and ends on the vesting date. The dividends and interest are distributed with the related shares of restricted stock if they vest, or forfeited if those shares of restricted stock are forfeited.

(5)	Reflects the number of shares of restricted stock awarded under the 2006 Plan on October 8, 2008 to Mr. Evans and Mr. Sanders, that are subject to a three-year cliff vesting schedule. The shares of restricted stock are held in an escrow account until they vest or are forfeited. Each holder of restricted stock exercises all voting rights associated with the shares of restricted stock while they are held in the escrow account and will be credited with any dividends paid on the Common Shares underlying the restricted stock. In addition, each holder of restricted stock will be credited with a reasonable rate of interest on any such cash dividends that were or are declared and paid in respect of the shares of restricted stock during the period that began on the grant date and ends on the vesting date. The dividends and interest are distributed with the related shares of restricted stock if they vest, or forfeited if those shares of restricted stock are forfeited.

(6)	Reflects the number of RSUs granted to Mr. Lopez on November 4, 2008 with respect to his retention award, which is described more fully in the section captioned “Elements of Executive Compensation — Executive Retention Awards (long-term compensation element)” within the CD&A beginning on page 24 of this Proxy Statement. Pursuant to the terms of the underlying award agreement, the RSUs, including cash-based dividend equivalents, will vest on the third anniversary of the grant date, but are subject to earlier vesting in the event of death, disability or a change in control. The RSUs will otherwise be forfeited if Mr. Lopez terminates his employment prior to the third anniversary of the grant. Subject to the terms of the 2006 Plan, whole vested RSUs will be settled in Common Shares and fractional RSUs will be settled in cash as follows: 25% of the vested RSUs on the third anniversary of the grant date, 25% of the vested RSUs on the fourth anniversary of the grant date and the remaining vested RSUs on the fifth anniversary of the grant date. Until the RSUs are settled, Mr. Lopez has none of the rights of a shareholder with respect to the Common Shares underlying the RSUs other than with respect to the dividend equivalents.

(7)	Reflects the number of NSOs granted on October 8, 2008 to each of the NEOs, that are subject to a three-year cliff vesting schedule (with the exception of the NSO granted to Mr. Baker) and have a ten-year term. The NSO grant to Mr. Baker will vest on September 30, 2011. Each NSO is subject to earlier vesting in the event of death, disability or a change in control. All grants were made pursuant to the 2006 Plan. The 2006 Plan, which was approved by the Company’s shareholders, provides that the exercise price will be the closing price of a Common Share on NYSE on the date of the grant.

(8)	Reflects the grant date fair value, computed in accordance with GAAP, for the RSU grants, restricted stock grants and NSO grants identified in this table.

Outstanding Equity Awards Table

The following table provides information regarding outstanding NSOs, SARs, restricted stock, RSUs and performance share awards held by the NEOs as of September 30, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

		Option/SAR Awards				Stock Awards
									Equity Incentive
								Equity Incentive	Plan Awards:
							Market	Plan Awards:	Market or
						Number of	Value of	Number of	Payout Value
		Number of	Number of			Shares or	Shares or	Unearned Shares,	of Unearned
		Securities	Securities			Units of	Units of	Units or Other	Shares, Units, or
		Underlying	Underlying	Option/SAR		Stock That	Stock That	Rights That	Other Rights
		Unexercised	Unexercised	Exercise	Option/SAR	Have Not	Have Not	Have Not	That Have Not
		Options/SARs(#)	Options/SARs(#)	Price (2)	Expiration	Vested	Vested	Vested	Vested
Name	Grant Date	Exercisable(1)	Unexercisable(1)	($)	Date	(#)	($)(6)	(#)	($)

James Hagedorn	10/18/2000	142,752	—	12.72	10/15/2010
	10/23/2001	297,429	—	16.80	10/21/2011
	1/30/2003	297,386 *	—	21.23	1/29/2013
	11/19/2003	214,120 *	—	24.45	11/18/2013
	12/1/2004	196,553	—	29.01	12/1/2014
	10/12/2005	182,067	—	35.74	10/12/2015
	10/11/2006	—	153,690	38.58	10/11/2016
	11/8/2007	—	129,100	38.25	11/7/2017
	10/8/2008	—	200,000	21.65	10/5/2018
						129,900 (3)	5,579,205	—	—
Mark R. Baker	1/27/2006	16,659	—	41.66	1/27/2016
	1/26/2007	16,683	—	44.69	1/26/2017
	10/8/2008	—	103,700	21.65	10/5/2018
						43,772 (4)	1,880,007	—	—
David C. Evans	11/19/2003	13,549 *	—	24.45	11/18/2013
	12/1/2004	23,795	—	29.01	12/1/2014
	10/12/2005	18,801	—	35.74	10/12/2015
	10/11/2006	—	26,190	38.58	10/11/2016
	11/7/2007	—	25,000	38.76	11/6/2017
	10/8/2008	—	35,000	21.65	10/5/2018
						17,600 (5)	755,920	—	—
Barry W. Sanders	11/19/2003	28,549 *	—	24.45	11/18/2013
	12/1/2004	23,795	—	29.01	12/1/2014
	10/12/2005	26,893	—	35.74	10/12/2015
	10/11/2006	—	15,476	38.58	10/11/2016
	11/7/2007	—	20,000	38.76	11/6/2017
	10/8/2008	—	28,000	21.65	10/5/2018
						14,800 (5)	635,660	20,000 (7)	859,000 (8)
Claude L. Lopez	12/1/2004	23,795	—	29.01	12/1/2014
	10/12/2005	—	16,183	35.74	10/12/2015
	10/11/2006	—	15,476	38.58	10/11/2016
	11/7/2007	—	15,000	38.76	11/6/2017
	10/8/2008	—	20,000	21.65	10/5/2018
						46,000 (5)	1,975,700	—	—

(1)	Those awards shown with an asterisk (*) are SARs. All of the NSOs/SARs shown in these two columns have a vesting date that is the third anniversary of the grant date shown in the column captioned “Grant Date,” with the exception of the October 8, 2008 grant to Mr. Baker that vests on September 30, 2011, and an expiration date that is 10 years from the date of grant.

(2)	Each NSO or SAR was granted with an exercise price equal to the closing price of one Common Share on NYSE on the date of grant. The amounts in this column show the applicable exercise prices.

(3)	Reflects 33,100 shares of restricted stock granted on October 12, 2006, that were subject to vesting on October 12, 2009 and subsequently vested; 33,100 shares of restricted stock granted on November 8, 2007, that are subject to vesting on November 8, 2010 and 63,700 RSUs granted on October 8, 2008, that are subject to vesting on October 8, 2011.

(4)	Reflects 24,000 shares of restricted stock granted on October 1, 2008, that are subject to ratable vesting on September 30, 2010 and September 30, 2011; 16,600 unvested RSUs granted on October 8, 2008 that are subject to vesting on September 30, 2011 and 3,124 DSUs (granted in respect of Mr. Baker’s service as a non-employee director in prior years) that are subject to vesting on February 4, 2011.

(5)	Reflects the aggregate number of shares of restricted stock for each NEO other than Mr. Hagedorn and Mr. Baker that have not vested as of September 30, 2009. All such shares are to vest on October 11, 2009 (and subsequently vested), November 7, 2010, or October 8, 2011, based on the original grant date of the respective award.

(6)	Reflects the market value of the shares of restricted stock or RSUs that had not vested as of September 30, 2009. The market value is calculated by multiplying the number of unvested shares of restricted stock or RSUs by $42.95, which was the closing price of the Common Shares on September 30, 2009, the last trading day of the 2009 fiscal year.

(7)	Reflects performance shares that have not vested as of September 30, 2009. With respect to the performance shares, up to 20,000 performance shares are subject to vesting on September 30, 2010.

(8)	Reflects the market value of the performance shares that had not vested as of September 30, 2009. The value is calculated by multiplying the number of unvested performance shares by $42.95, which was the closing price of the Common Shares on September 30, 2009, the last trading day of the 2009 fiscal year.

Option Exercises and Stock Vested Table

The following table provides information concerning the aggregate amounts realized or received in connection with the exercise of NSOs or the vesting of shares of restricted stock for each NEO during the 2009 fiscal year.

Option Exercises and Stock Vested for 2009 Fiscal Year

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)(1)	($)(2)	(#)(3)	($)(5)

James Hagedorn	190,332	3,767,056	28,600	660,946
Mark R. Baker	—	—	12,000	515,400
David C. Evans	—	—	3,000	69,330
Barry W. Sanders	9,517	189,198	14,200 (4)	527,862 (6)
Claude L. Lopez	—	—	2,600	60,086

(1)	Reflects the number of Common Shares acquired upon exercise of NSOs by each NEO during the 2009 fiscal year.

(2)	Reflects the value realized upon exercise of NSOs by each NEO during the 2009 fiscal year, calculated based on the excess of the closing price of one Common Share on NYSE on the date of exercise over the exercise price of the NSO, multiplied by the number of Common Shares acquired upon exercise.

(3)	Except with respect to Mr. Sanders, reflects the number of Common Shares acquired by each NEO upon vesting of shares of restricted stock during the 2009 fiscal year.

(4)	Reflects 4,200 Common Shares acquired upon vesting of shares of restricted stock during the 2009 fiscal year, plus 10,000 performance shares earned with respect to the 2009 fiscal year. A detailed description of the performance shares and the performance criteria for the 2009 fiscal year is provided in the section captioned “Our Compensation Practices — Setting Compensation Levels for Other NEOs — Performance Shares” within the CD&A beginning on page 34 of this Proxy Statement.

(5)	Except with respect to Mr. Sanders, reflects the value realized upon the vesting of shares of restricted stock for each NEO during the 2009 fiscal year, calculated by multiplying the number of Common Shares underlying the vested shares of restricted stock by the closing price of the underlying Common Shares on NYSE on the vesting date.

(6)	Reflects the value realized upon the vesting of shares of restricted stock during the 2009 fiscal year, calculated by multiplying the number of Common Shares underlying the vested 4,200 shares of restricted stock by the closing price of the Common Shares on NYSE on the vesting date. Also reflects the value realized upon the settlement of 10,000 performance shares attributed to the 2009 fiscal year, calculated by multiplying the number of Common Shares underlying the settled performance shares by the closing price of the underlying Common Shares on NYSE on the November 11, 2009 settlement date.

Pension Benefits Table

Scotts LLC maintains the Associates’ Pension Plan, a tax-qualified, non-contributory defined benefit pension plan. Eligibility for and accruals under the Associates’ Pension Plan were frozen as of December 31, 1997. Monthly benefits under the Associates’ Pension Plan upon normal retirement (age 65) are determined under the following formula:

(a)(i) 1.5% of the individual’s highest average annual compensation for 60 consecutive months during the ten-year period ending December 31, 1997; times

(ii) years of benefit service through December 31, 1997; reduced by

(b)(i) 1.25% of the individual’s primary Social Security benefit (as of December 31, 1997); times

(ii) years of benefit service through December 31, 1997

Compensation includes all gross earnings plus 401(k) contributions and salary reduction contributions for welfare benefits (such as medical, dental, vision and flexible spending accounts), but does not include earnings in connection with foreign service, the value of a Company car or separation or other special allowances. An individual’s primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account.

Benefits under the Associates’ Pension Plan are supplemented by benefits under the Excess Pension Plan. The Excess Pension Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Pension Plan provides additional benefits to participants in the Associates’ Pension Plan whose benefits are reduced by limitations imposed under IRC §415 and §401(a)(17). Under the Excess Pension Plan, executive officers and certain key employees participating in the Excess Pension Plan will receive, at the time and in the same form as benefits are paid under the Associates’ Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Associates’ Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the IRC.

The following table shows information related to the participation in the Associates’ Pension Plan and the Excess Pension Plan by James Hagedorn and David C. Evans, the only two NEOs who participate in either of the plans. Since both the Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997, no further years of credited service have been or may be earned after that date.

Pension Benefits at 2009 Fiscal Year-End

		Number of	Present Value of
		Years Credited	Accumulated
		Service	Benefit
Name	Plan Name	(#)(1)	($)(2)

James Hagedom	The Scotts Company LLC Associates’ Pension Plan	9.9167	127,367
	The Scotts Company LLC Excess Benefit Plan For Non Grandfathered Associates	2.0000	24,311
	Total		151,678
Mark R. Baker	n/a	n/a	n/a
David C. Evans	The Scotts Company LLC Associates’ Pension Plan	3.0833	13,117
Barry W. Sanders	n/a	n/a	n/a
Claude L. Lopez*	n/a	n/a	n/a

*While the Company does not contribute to a private or any other supplementary pension plan on behalf of Mr. Lopez, he may be entitled to certain benefits as provided under French law and/or inter-professional, national collective agreement.

(1)	The number of years of credited service shown for each participant is the service earned under the respective plan. Both plans were frozen as of December 31, 1997; therefore, no service credit may be earned after that date. Mr. Hagedorn entered the Excess Pension Plan on January 1, 1996.

(2)	Assumptions used in the calculation of these amounts are included in Note 9 to the Consolidated Financial Statements, included in the Company’s Annual Report on Form 10-K for the 2009 fiscal year filed with the SEC on November 24, 2009.

Non-Qualified Deferred Compensation Table

The ERP is a non-qualified deferred compensation plan. The ERP provides executives, including the NEOs, the opportunity to: (1) defer compensation above the specified statutory limits applicable to the RSP and (2) defer compensation with respect to any Performance Award (as defined in the ERP) or other bonus awarded to such executives. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. During the 2009 fiscal year, the ERP consisted of five parts:

•	Compensation Deferral, which allows continued deferral of salary and amounts received in lieu of salary (including, but not limited to, paid time off, vacation pay, salary continuation and short-term disability benefits);

•	Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP or any other compensation plan or arrangement which constitutes performance-based compensation for purposes of IRC §409A;

•	Retention Awards, which reflect the Company’s contribution to the ERP in respect of the retention awards described in the section captioned “Elements of Executive Compensation — Executive Retention Awards (long-term compensation element)” within the CD&A beginning on page 24 of this Proxy Statement;

•	Crediting of Company Matching Contributions on qualifying deferrals that could not be made to the RSP due to certain statutory limits; and

•	Base Retirement Contributions which were made by the Company to the ERP once the statutory compensation cap was reached in the RSP and with respect to any qualifying deferrals to the ERP. A Base Retirement Contribution was made to the ERP regardless of whether Compensation Deferral or Performance Award Deferral elections were made under the ERP.

Non-Qualified Deferred Compensation for 2009 Fiscal Year

	Executive	Company		Aggregate			Aggregate
	Contributions	Contributions		Earnings		Aggregate	Balance at
	in Last Fiscal	in Last Fiscal		in Last		Withdrawals/	Last Fiscal
	Year	Year		Fiscal Year		Distributions	Year-End
Name	($)(2)	($)(3)		($)(5)		($)	($)(7)(8)

James Hagedorn	52,850	72,134		368,055		—	884,286
Mark R. Baker	—	51,000		11,194		—	62,194
David C. Evans	11,500	1,023,927	(4)	598,527	(6)	—	1,726,764
Barry W. Sanders	17,417	1,030,308	(4)	598,970	(6)	—	1,741,371
Claude L. Lopez(1)	n/a	n/a		n/a		n/a	n/a

(1)	Mr. Lopez is a French citizen and therefore not eligible to participate in the ERP.

(2)	This column includes contributions to the ERP made by Mr. Hagedorn, Mr. Evans and Mr. Sanders, respectively. These amounts are also included in the “Salary” column numbers reported in the Summary Compensation Table for 2009 Fiscal Year.

(3)	With the exception noted in footnote (4), below, these contributions are also included in the “Deferred Compensation Plans” column numbers reported in the table captioned “All Other Compensation (Supplements Summary Compensation Table)”.

(4)	The amount includes the Company’s contribution of $1.0 million on November 4, 2008 to the ERP in respect of the retention awards described in the section captioned “Elements of Executive Compensation — Executive Retention Awards (long-term compensation element)” within the CD&A beginning on page 24 of this Proxy Statement. As contemplated by applicable SEC Rules, since the retention awards are subject to a three-year vesting period, the Company’s contribution to the ERP in respect of the retention awards will not be included in the Summary Compensation Table or the table captioned “All Other Compensation (Supplements Summary Compensation Table)” until the year in which the retention award is earned (i.e., until the award is vested).

(5)	This amount represents the aggregate earnings for the 2009 fiscal year credited to each NEO’s account in accordance with the ERP. Under the terms of the ERP, each participant has the right to elect an investment fund(s) against which amounts allocated to such participant’s account under the ERP will be benchmarked. The benchmarked funds which may be chosen by a participant include a Company stock fund and mutual fund investments that are substantially consistent with the investment options permitted under the RSP. Accordingly, these amounts are not reflected in the Summary Compensation Table for 2009 Fiscal Year. A participant may elect to change the benchmark funds at any time; however, if the Company stock fund is elected, the participant cannot move out of that benchmark fund until the account balance is distributed.

(6)	The amount also includes the aggregate earnings of $590,550 in respect of the retention awards attributed to the change in the value of the Company stock fund, which Mr. Evans and Mr. Sanders elected as the applicable benchmark fund. These amounts are not reflected in the Summary Compensation Table for 2009 Fiscal Year.

(7)	This amount represents the account balance for each NEO as of the end of the 2009 fiscal year. The account balances for Mr. Evans and Mr. Sanders each include $1,590,550 in respect of their retention awards that are subject to a three-year vesting period. Only the vested portion of the account balance is eligible for distribution. Distributions of vested account balances from the ERP generally begin after six months have elapsed from the earliest to occur of: (a) a participant’s separation from service, (b) death, (c) disability or (d) a specific date selected by the participant and are normally paid in either a lump sum or in annual installments over 5, 10 or 15 years, whichever the participant has elected. Distributions from the Company stock fund are made in the form of whole Common Shares, with the value of fractional Common Shares distributed in cash. Distributions from one of the mutual fund investments are made in cash in an amount equal to the number of mutual fund shares credited to the participant multiplied by the market value of those mutual fund shares.

(8)	Includes amounts reported as compensation in the Summary Compensation Table for previous fiscal years as follows: (a) Mr. Hagedorn, $64,048; (b) Mr. Evans, $37,368; and (c) Mr. Sanders, $29,904.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

In connection with the transactions contemplated by the Miracle-Gro Merger Agreement described on page 74 of this Proxy Statement, The Scotts Company entered into an employment agreement with James Hagedorn (the “Hagedorn Agreement”). Mr. Hagedorn serves as Chief Executive Officer and Chairman of the Board of Directors. The Hagedorn Agreement has a rolling two-year term, unless either party notifies the other party of his/its desire not to renew at least 30 days prior to the end of the first year of such two-year term. On March 18, 2005, the Hagedorn Agreement was assumed by Scotts LLC as part of the a restructuring merger. The Hagedorn Agreement provides for a minimum annual base salary of $200,000 for Mr. Hagedorn (his annual base salary was $1,000,000 for the 2009 fiscal year) and participation in the various benefit plans available to senior executive officers of the Company. Upon termination of employment by the Company for any reason other than “cause” (as defined in the Hagedorn Agreement) or a termination by Mr. Hagedorn constituting “good reason” (also as defined), he will become entitled to receive certain severance benefits including a payment equal to three times the sum of his base salary then in effect plus his highest annual bonus in any of the three preceding years (which would have been three times the sum of: (a) $1,000,000 and (b) $2,338,000, based on his annual base salary as of September 30, 2009 and his annual bonuses for the fiscal years ended September 30, 2009, 2008 and 2007) and the continuation of certain health and welfare benefits for a period of three years following the termination of employment. Upon termination of employment for any other reason, Mr. Hagedorn or his beneficiary will be entitled to receive all unpaid amounts of base salary and benefits under the executive benefit plans in which he participated. The Hagedorn Agreement also contains confidentiality and noncompetition provisions which prevent Mr. Hagedorn from disclosing confidential information about the Company and from competing with the Company during his employment therewith and, upon termination for cause or due to disability, or in the event Mr. Hagedorn terminates his employment without good reason, for an additional three years thereafter.

On September 10, 2008, Scotts LLC executed an employment agreement with Mark R. Baker, which was amended on December 10, 2009 (the “Baker Agreement”). The term of the Baker Agreement is three years commencing as of October 1, 2008, with automatic one-year extensions thereafter unless either Scotts LLC or Mr. Baker gives written notice no later than April 1 prior to the end of the then current term that such party does not wish the next automatic extension to occur. If at any time during the initial three-year term a change in control (as defined in the Baker Agreement) occurs, then the term of the Baker Agreement will be the later of the remainder of the initial three-year term or two years beyond the month in which the effective date of the change in control occurs. Mr. Baker will receive an annual base salary of $900,000, which base salary will be reviewed at least annually by the Compensation Committee to determine whether and to what extent it will be adjusted. Mr. Baker may also be entitled to a target annual bonus award of not less than 75% of his base salary, depending on actual business results. In addition, Mr. Baker is entitled to receive long-term incentive awards which on the date of grant will have a value targeted to be approximately $1,200,000, $2,460,000 and $3,060,000, for the initial three years of the term, respectively. These long-term incentive awards will be granted under terms and a vesting schedule substantially similar to those established for Scotts LLC’s senior executives. Pursuant to the Baker Agreement, Mr. Baker received a one-time transition bonus of $850,000, less applicable taxes, and 36,000 restricted Common Shares which were granted on October 1, 2008 and are to ratably vest on September 30, 2009 (which subsequently vested), September 30, 2010 and September 30, 2011. The restricted Common Shares were granted in a separate Restricted Stock Award Agreement which requires compliance with certain non-competition and non-solicitation provisions while Mr. Baker is employed by Scotts LLC and for two years thereafter. Mr. Baker also received a lump-sum relocation benefit of $500,000, less applicable taxes. Finally, the Baker Agreement provides that Mr. Baker is entitled to receive an annual commuting allowance of $420,000.

The Baker Agreement contains provisions for termination in the event of death or disability, voluntary termination by Mr. Baker or termination for cause as described more fully below. It also contains provisions providing relief to Mr. Baker in the event of termination by Scotts LLC without cause (as defined therein), or voluntary termination by Mr. Baker for good reason (also as defined), which generally would entitle Mr. Baker to a severance payment equal to three times the sum of his annual base salary and his average bonus received over the past three years, a prorated bonus award, a lump sum payment representing Scotts LLC’s portion of the monthly cost of his medical and dental insurance benefits as of the effective date of termination multiplied by twelve, and all other benefits as to which he had a vested right. For termination by Scotts LLC without cause or voluntary termination by Mr. Baker with good reason, each following a change in control, the Baker Agreement provides that Mr. Baker would receive a severance payment equal to two times the sum of his annual base salary and the target bonus for the fiscal year of termination, a prorated target bonus award for the fiscal year of termination, a lump sum equivalent to 18 months of health care premiums, and all other benefits as to which he had achieved a vested right.

On November 19, 2007, Scotts LLC executed employment agreements with Barry W. Sanders and David C. Evans to reflect the terms and conditions of their respective employment with Scotts LLC. Mr. Sanders executed an amendment to his employment agreement on January 14, 2009.

The initial term of Mr. Evans’ employment agreement extends from October 1, 2007 through September 30, 2010, subject to earlier termination as provided in the agreement. The initial term of Mr. Sanders’ employment agreement as amended extends from October 1, 2007 through September 30, 2011. The term of each of the employment agreements will automatically extend for successive one-year terms thereafter unless either Scotts LLC or the respective executive officer gives written notice at least 60 days prior to the end of his then current term that such party does not wish the next automatic extension to continue the employment agreement. If a change in control (as such term is defined in the employment agreements) occurs during the term of the employment agreement, then the term of the employment agreement will be the later of: (1) the remainder of the initial term or (2) two years beyond the month in which the effective date of such change in control occurs.

The employment agreements provide for an annual base salary of $400,000 and $440,000 for Mr. Sanders and Mr. Evans, respectively. The Compensation Committee will review each of their base salaries at least annually to determine whether and to what extent it will be adjusted.

Under the employment agreements, Mr. Sanders and Mr. Evans are eligible to receive an annual incentive compensation (bonus) award based upon performance targets and award levels determined by the Compensation Committee in accordance with Scotts LLC’s annual incentive compensation plan for executives. In addition, they are eligible to receive a long-term incentive award based upon performance targets and award levels determined by the Compensation Committee in accordance with the long-term incentive compensation plan for Scotts LLC’s executives.

Pursuant to the employment agreements with Mr. Sanders and Mr. Evans as well as the Baker Agreement, Scotts LLC provides all retirement and employee benefits which Scotts LLC makes available to its other executives and employees, subject to the applicable eligibility requirements of the underlying benefit arrangements. Scotts LLC also provides an annual automobile allowance and an annual allowance for personal financial planning.

If the employment of Mr. Baker, Mr. Sanders or Mr. Evans is terminated due to his death or disability, Scotts LLC will pay the respective executive officer: (1) his base salary (subject to an offset, in the case of disability, for any disability payments) through the effective date of termination (within 30 days of termination), (2) a prorated target annual bonus award based on his respective target bonus opportunity for the year in which termination occurs (within 70 days of termination and subject to the individual or his estate, as applicable, signing and not revoking a release within 60 days of termination) and (3) all other rights and benefits as to which the individual is vested under Scotts LLC’s other plans and programs.

If Scotts LLC terminates Mr. Baker, Mr. Sanders or Mr. Evans for cause, Scotts LLC will pay the respective executive officer his base salary through the effective date of termination (within 30 days following his termination) and he will immediately forfeit all other rights and benefits (other than vested benefits) he would otherwise be entitled to receive under the employment agreement.

Mr. Sanders or Mr. Evans may voluntarily terminate his employment agreement without good reason upon 60 days’ prior written notice to Scotts LLC, which notice period may be waived by Scotts LLC. In the event of voluntary termination, Scotts LLC will pay to the respective executive officer (including Mr. Baker): (1) his accrued and unpaid base salary through the effective date of termination (within 30 days of termination) and (2) all other benefits to which the individual has a vested right as of the effective date of termination under the applicable terms of Scotts LLC’s other plans and programs.

In the event that Mr. Evans is terminated by Scotts LLC without cause or by Mr. Evans with good reason (as such terms are defined in his employment agreement) unrelated to a change in control, he will be entitled to receive: (1) all accrued and unpaid base salary through the effective date of termination (within 30 days of termination), (2) a lump sum payment equal to two times his base salary then in effect, (3) a lump sum payment equal to his target annual bonus award then in effect, (4) a lump sum payment representing Scotts LLC’s portion of the monthly cost of his medical and dental insurance benefits as of the effective date of termination multiplied by twelve and (5) all other benefits to which he has a vested right as of the effective date of termination under Scotts LLC’s other plans and programs. The lump sum payments described above are payable within 70 days of the effective date of termination and are subject to the appropriate executive officer signing and not revoking a release within 60 days following his termination. The same provisions apply to Mr. Sanders’ employment agreement except that payment of the annual bonus portion of his severance (item (3), above) is limited to a lump sum payment equal to the annual bonus payment that he would have received had he remained, prorated based on the actual base salary paid to Mr. Sanders.

In the event that, within two years following a change in control, Scotts LLC terminates Mr. Sanders or Mr. Evans for any reason other than death, disability or cause or he terminates his employment for good reason, Scotts LLC will pay: (1) the individual’s accrued and unpaid base salary through the effective date of termination (within 30 days of termination), (2) a lump sum payment equal to two times his annual base salary then in effect, (3) a lump sum payment equal to two times his target annual bonus award then in effect, (4) a lump sum payment equal to a prorated target annual bonus award based on his target bonus opportunity for the fiscal year in which the termination occurs, (5) a lump sum payment representing Scotts LLC’s portion of the monthly cost of his medical and dental insurance benefits as of the effective date of termination multiplied by 24 and (6) all other benefits to which the individual has a vested right as of the effective date of termination under Scotts LLC’s other plans and programs.

The employment agreements do not supersede or nullify Mr. Baker’s, Mr. Sanders’ or Mr. Evans’ existing confidentiality, noncompetition and nonsolicitation agreements with Scotts LLC, which agreements remain in full force and effect.

On July 1, 2001, Scotts France SAS entered into an employment agreement with Claude L. Lopez (the “Lopez Agreement”). The Lopez Agreement does not have a fixed term and is terminable by either party upon due observance of the applicable notice period set forth in the Chemical Industries National Collective Agreement, Amendment III (the “CINC Agreement”). The Lopez Agreement provides that it automatically terminates upon Mr. Lopez reaching the standard retirement age of Scotts France SAS. Throughout this Proxy Statement, all amounts paid to Mr. Lopez, who is paid in Euros, have been converted to U.S. Dollars at an exchange rate of 1.464 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2009.

Pursuant to the Lopez Agreement, Mr. Lopez is entitled to an annual base compensation, which is currently equivalent to $516,700 (which includes a base salary equivalent to $437,881 and an “expatriation bonus” equivalent to $78,819). The “expatriation bonus,” which is equal to 18% of Mr. Lopez’s annual base salary, is a tax-advantaged supplement frequently paid to executives in France who routinely travel outside of France for business. In addition, Mr. Lopez is eligible to receive an annual incentive (bonus) award based upon performance targets and award levels determined by the Compensation Committee in accordance with Scotts LLC’s annual incentive plan for executives as well as long-term incentive awards in accordance with the long-term incentive plan for executives of Scotts LLC and its subsidiaries.

Under the Lopez Agreement, Scotts France SAS will provide all retirement and employee benefits that Scotts France SAS makes available to its other executives and employees in France, subject to the applicable eligibility requirements of the underlying benefit arrangements. In addition, Scotts France SAS will provide Mr. Lopez with an annual allowance for personal financial planning which approximates $4,000 and with a Company-paid automobile, the personal use of which was valued at $6,838 for the most recent fiscal year.

The Lopez Agreement does not specifically provide for payments to Mr. Lopez if he is terminated as a result of his death or disability, if he is terminated without cause, or if he were to voluntarily terminate the agreement. However, he would be entitled to certain benefits, including under the CINC Agreement, if he were dismissed for any reason other than serious misconduct. Given that the application of French labor laws and customs are influenced by the facts and circumstances surrounding the termination of employment, it is difficult to ascertain the actual amount of benefits to which Mr. Lopez would be entitled in the event of termination. At a minimum, the CINC Agreement provides that if Mr. Lopez is dismissed by Scotts France SAS for any reason (including his dismissal due to disability) other than for serious misconduct, he would be entitled to a lump sum severance payment equal to a specified percentage (40% as of September 30, 2009) of his monthly salary plus his annual incentive award, multiplied by his years of service with Scotts France SAS and any of its affiliates (approximately eight and one-half years as of September 30, 2009). The amount of this payment is based on the following three factors at the time of his dismissal: his position with Scotts France SAS, his seniority and his age. For purposes of calculating the severance payment under the CINC Agreement, Mr. Lopez’ monthly compensation would be the greater of: (1) the last monthly compensation amount paid before Mr. Lopez’ dismissal and (2) the average of his last 12 months of compensation prior to his dismissal (in both cases, excluding certain non-recurring items). The severance payment may not exceed an amount equal to 20 months of salary.

While certain provisions of French law may provide for benefits in the event of earlier voluntary retirement, if Mr. Lopez voluntarily retires on or after age 65, the CINC Agreement provides that he will be entitled to a lump sum payment equal to a specified number of months of salary (two months as of September 30, 2009) based on his years of service with Scotts France SAS and any of its affiliates (approximately eight and one-half years as of September 30, 2009). For purposes of calculating the severance payment under the CINC Agreement, Mr. Lopez’ monthly salary would be the greater of: (1) the full monthly remuneration paid to Mr. Lopez before the six-month notice period begins, and (2) the monthly average of his last 12 months of salary before the six-month notice period begins, excluding any bonus payment made on a non-recurring basis or reimbursements for professional expenses.

Mr. Lopez is not subject to any noncompetition or nonsolicitation covenants.

PAYMENTS ON TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

The Company and its subsidiaries have entered into certain agreements and maintain certain plans that may provide compensation to the NEOs in the event of a termination of employment or a change in control of the Company.

Employment Agreements:  Scotts LLC has entered into employment agreements with Mr. Hagedorn, Mr. Baker, Mr. Evans and Mr. Sanders. Scotts France SAS has entered into an employment agreement with Mr. Lopez. Under the terms of the employment agreements with Scotts LLC, described above in the section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS — Employment Agreements,” each NEO, with the exception of Mr. Lopez, may be eligible for severance and continued compensation and benefit eligibility as summarized in the table below.

Termination Due to:	Base Salary*	Annual Incentive	Welfare Benefits

Death	No additional payments	Prorated Target Annual Bonus Award	Per terms of applicable plans and programs

Disability	No additional payments	Prorated Target Annual Bonus Award	Per terms of applicable plans and programs

Voluntary by Executive Officer	No additional payments	No payment	Per terms of applicable plans and programs

Without Cause or by Executive Officer with Good Reason	Lump sum equal to two years base salary**	One times Target Annual Bonus Award**	Lump sum equivalent to 12 months of health care premiums. Other benefits per terms of applicable plans and programs

For Cause	No additional payments	No payment	Per terms of applicable plans and programs

Within Two Years Subsequent to Change in Control without Cause or by Executive Officer with Good Reason	Lump sum equal to two times base salary***	(a) Lump sum equal to two times Target Annual Bonus Award; plus (b) Prorated Target Annual Bonus for the year of termination***	Lump sum equivalent to 24 months of health care premiums.**** Other benefits per terms of applicable plans and programs

*	In each circumstance surrounding a separation of employment from Scotts LLC, base salary payments discontinue after the effective date of termination.

**	Mr. Hagedorn is entitled to a lump-sum payment equal to three times the sum of: (i) his then current base salary and (ii) the highest annual bonus paid to him in the three years preceding the date of termination. Mr. Baker is entitled to a lump-sum payment equal to three times the sum of: (i) his then current base salary and (ii) his average annual bonus award over the preceding three completed fiscal years. Mr. Sanders is entitled to a prorated annual bonus award, with such proration based on his date of termination.

***	Mr. Hagedorn is entitled to a lump-sum payment equal to three times the sum of: (i) his then current base salary and (ii) the highest annual bonus paid to him in the three years preceding the date of termination.

****	Mr. Baker is entitled to a lump sum equivalent to 18 months of health care premiums. Mr. Hagedorn is entitled to continuation of his then-current health and welfare benefits for a period of three years following the date of termination.

The specific obligations to each of the NEOs are detailed in separate tables that follow.

Equity-Based Compensation Plans:  As previously mentioned, grants of NSOs/SARs and restricted stock/RSUs are typically subject to three-year, time-based vesting. However, our equity-based compensation plans generally provide for accelerated vesting or forfeiture in certain situations, as indicated in the following table. These acceleration and forfeiture provisions apply to all participants under the equity-based compensation plans.

Termination Due to:	Unvested NSOs/SARs/RSUs	Unvested Restricted Stock	Unvested Performance Shares

Retirement	Vest on date of termination	Forfeited on date of termination	Forfeited on date of termination

Death or Disability	Vest on date of termination	Forfeited on date of termination	Forfeited on date of termination

For Cause	Forfeited on date of termination	Forfeited on date of termination	Forfeited on date of termination

Any Other Reason	Forfeited on date of termination	Forfeited on date of termination	Forfeited on date of termination

Subsequent to Change in Control	Generally vest	Generally vest	Generally vest

Retirement:  A voluntary termination after a participant reaches age 62, or reaches age 55 with 10 years of service.

Disability:  A participant’s inability to perform his or her normal duties for a period of at least six months due to a physical or mental infirmity.

Upon a change in control of the Company, outstanding options and SARs will be cancelled and the applicable NEO will receive cash in the amount of, or Common Shares having a fair market value equal to, the difference between the change in control price per Common Share and the exercise price per Common Share associated with the cancelled option or SAR; provided, however, such cancellation may not take affect if either: (a) the Compensation Committee determines prior to the change in control that immediately after the change in control, the options and SARs will be honored or assumed, or new awards with substantially equivalent value substituted, or (b) the NEO exercises, with the permission of the Compensation Committee, the NEO’s outstanding options and SARs within 15 days of the date of the change in control.

Termination of Employment and Change in Control — James Hagedorn

The following table describes the approximate payments that would be made to Mr. Hagedorn pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2009, the last day of the 2009 fiscal year. For further information concerning the outstanding NSOs, SARs, shares of restricted stock and RSUs held by Mr. Hagedorn as of September 30, 2009, see the table captioned “Outstanding Equity Awards at 2009 Fiscal Year-End” beginning on page 48 of this Proxy Statement.

Executive Benefits	Involuntarily Without		Involuntarily Without
and Payments	Cause or Good Reason		Cause or Good Reason	Death
Upon Termination	Termination	CIC Only	Termination (CIC)	or Disability

Compensation:
Base Salary(1)	$3,000,000	—	$3,000,000	—
EIP(2)	7,014,000	—	7,014,000	—
EIP — Pro Rata Payout	—	—	—	—
Long-term Incentives	—	—	—	—
Stock Options:
Unvested and Accelerated(3)	—	$5,538,395	5,538,395	$5,538,395
Restricted Stock:
Unvested and Accelerated(4)	—	2,843,290	2,843,290	—
Accrued Dividends(5)	—	347,550	347,550	—
RSUs:
Unvested and Accelerated(4)	—	2,735,915	2,735,915	2,735,915
Accrued Dividend Equivalents(5)	—	31,850	31,850	31,850
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(6)	40,953	—	40,953	—
Accrued Retirement Benefits:
Assoc. Pension Plan(7)	127,367	—	127,367	127,367
Excess Benefit Plan(8)	24,311	—	24,311	24,311
RSP(9)	1,258,962	—	1,258,962	1,258,962
ERP(9)	884,286	—	884,286	884,286
ERP — Retention Award	—	—	—	—
Total:	$12,349,879	$11,497,000	$23,846,879	$10,601,086

(1)	Lump-sum payment of cash severance benefit in an amount equal to three times Mr. Hagedorn’s base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to three times the EIP payout for the 2009 fiscal year, the highest annual bonus paid to Mr. Hagedorn in the three years preceding September 30, 2009.

(3)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $42.95, the Common Share price as of September 30, 2009, and the respective exercise prices.

(4)	Immediate vesting of all unvested shares of restricted stock and RSUs, valued based on the Common Share price as of September 30, 2009.

(5)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock and deferred dividend equivalents associated with the unvested RSUs.

(6)	Continuation of certain health and welfare benefits for a period of three years following the date of termination.

(7)	Lump-sum payment of cash equal to Mr. Hagedorn’s accrued benefits under the Associates’ Pension Plan.

(8)	Lump-sum payment of cash equal to Mr. Hagedorn’s accrued benefits under the Excess Pension Plan.

(9)	Reflects respective account balances as of September 30, 2009.

Termination of Employment and Change in Control — Mark R. Baker

The following table describes the approximate payments that would be made to Mr. Baker pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2009, the last day of the 2009 fiscal year. For further information concerning the outstanding NSOs, shares of restricted stock, RSUs and DSUs held by Mr. Baker as of September 30, 2009, see the table captioned “Outstanding Equity Awards at 2009 Fiscal Year-End” beginning on page 48 of this Proxy Statement.

Executive Benefits	Involuntarily Without			Involuntarily Without
and Payments	Cause or Good Reason			Cause or Good Reason		Death
Upon Termination	Termination		CIC Only	Termination (CIC)		or Disability

Compensation:
Base Salary	$2,700,000	(1)	—	$1,800,000	(2)	—
EIP	4,716,225	(3)	—	1,350,000	(4)	—
EIP — Pro Rata Payout	675,000	(5)	—	675,000	(5)	$675,000	(5)
Long-term Incentives	—		—	—		—
Stock Options:
Unvested and Accelerated(6)	—		$2,208,810	2,208,810		2,208,810
Restricted Stock:
Unvested and Accelerated(7)	—		1,030,800	1,030,800		1,030,800
Accrued Dividends(8)	—		12,000	12,000		12,000
RSUs:
Unvested and Accelerated(7)	—		712,970	712,970		712,970
Accrued Dividend Equivalents(8)	—		8,300	8,300		8,300
Deferred Stock Units:
Unvested and Accelerated(9)	—		132,544	132,544		132,544
Dividend Equivalents(10)	—		3,694	3,694		3,694
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(11)	12,188		—	18,282		—
Accrued Retirement Benefits:
Assoc. Pension Plan	—		—	—		—
Excess Benefit Plan	—		—	—		—
RSP(12)	64,075		—	64,075		64,075
ERP(12)	62,194		—	62,194		62,194
ERP-Retention Award	—		—	—		—
Total:	$8,229,682		$4,109,117	$8,078,668		$4,910,386

(1)	Lump-sum payment of cash severance benefit in an amount equal to three times Mr. Baker’s base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to two times Mr. Baker’s base salary.

(3)	Lump-sum payment of cash severance benefit in an amount equal to three times the average actual annual bonus award paid to Mr. Baker for the three completed fiscal years preceding the date of termination (or the actual number of completed fiscal years preceding the date of termination if less than three).

(4)	Lump-sum payment of cash in an amount equal to two times Mr. Baker’s target annual bonus award.

(5)	Lump-sum payment of cash in an amount equal to Mr. Baker’s target annual bonus award, prorated through the date of termination (assuming he was employed throughout the entire 2009 fiscal year).

(6)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $42.95, the Common Share price as of September 30, 2009, and the respective exercise prices.

(7)	Immediate vesting of all unvested shares of restricted stock and RSUs, valued based on the Common Share price as of September 30, 2009.

(8)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock and deferred dividend equivalents associated with the unvested RSUs.

(9)	Immediate vesting of all unvested DSUs, valued based on the Common Share price as of September 30, 2009.

(10)	Immediate vesting of all unvested dividend equivalents, valued based on the Common Share price as of September 30, 2009.

(11)	Lump-sum payment of cash equal to one or one and one-half times the annual premiums for COBRA continuation coverage of Mr. Baker’s medical and dental benefits.

(12)	Reflects respective account balances as of September 30, 2009.

Termination of Employment and Change in Control — David C. Evans

The following table describes the approximate payments that would be made to Mr. Evans pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2009, the last day of the 2009 fiscal year. For further information concerning the outstanding NSOs, SARs and shares of restricted stock held by Mr. Evans as of September 30, 2009, see the table captioned “Outstanding Equity Awards at 2009 Fiscal Year-End” beginning on page 48 of this Proxy Statement.

Executive Benefits	Involuntarily Without			Involuntarily Without
and Payments	Cause or Good			Cause or Good Reason		Death
Upon Termination	Reason Termination		ClC Only	Termination(CIC)		or Disability

Compensation:
Base Salary	$950,000	(1)	—	$950,000	(1)	—
EIP	285,000	(2)	—	570,000	(3)	—
EIP — Pro Rata Payout	—		—	285,000	(4)	$285,000	(4)
Long-term Incentives	—		—	—		—
Stock Options:
Unvested and Accelerated(5)	—		$964,700	964,700		964,700
Restricted Stock:
Unvested and Accelerated(6)	—		755,920	755,920		—
Accrued Dividends(7)	—		62,200	62,200		—
RSUs:
Unvested and Accelerated	—		—	—		—
Accrued Dividend Equivalents	—		—	—		—
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(8)	13,651			27,302		—
Accrued Retirement Benefits:
Assoc. Pension Plan(9)	13,117		—	13,117		13,117
Excess Benefit Plan	—		—	—		—
RSP(10)	416,352		—	416,352		416,352
ERP(10)	136,215		—	136,215		136,215
ERP-Retention Award	486,001	(11)	—	1,590,550	(12)	486,001	(11)
Total:	$2,300,336		$1,782,820	$5,771,356		$2,301,386

(1)	Lump-sum payment of cash severance benefit in an amount equal to two times Mr. Evans’ base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to one times Mr. Evans’ target annual bonus award.

(3)	Lump-sum payment of cash severance benefit in an amount equal to two times Mr. Evans’ target annual bonus award.

(4)	Lump-sum payment of cash in an amount equal to Mr. Evans’ target annual bonus award, prorated through the date of termination (assuming he was employed throughout the entire 2009 fiscal year).

(5)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $42.95, the Common Share price as of September 30, 2009, and the respective exercise prices.

(6)	Immediate vesting of all unvested shares of restricted stock, valued based on the Common Share price as of September 30, 2009.

(7)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock.

(8)	Lump-sum payment of cash equal to one or two times the Company’s annual portion of the cost of Mr. Evans’ medical and dental benefits.

(9)	Lump-sum payment of cash equal to Mr. Evans’ accrued benefits under the Associates’ Pension Plan.

(10)	Reflects respective account balances as of September 30, 2009.

(11)	Reflects the fair market value of the retention award account in the ERP as of September 30, 2009, prorated by 11/36. The numerator reflects the number of months between the award date and September 30, 2009 and the denominator reflects the vesting period of the retention award.

(12)	Immediate vesting in full of retention award account in ERP, valued as of September 30, 2009.

Termination of Employment and Change in Control — Barry W. Sanders

The following table describes the approximate payments that would be made to Mr. Sanders pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2009, the last day of the 2009 fiscal year. For further information concerning the outstanding NSOs, SARs, shares of restricted stock and performance shares held by Mr. Sanders as of September 30, 2009, see the table captioned “Outstanding Equity Awards at 2009 Fiscal Year-End” beginning on page 48 of this Proxy Statement.

Executive Benefits	Involuntarily Without			Involuntarily Without
and Payments Upon	Cause or Good Reason			Cause or Good Reason		Death
Termination	Termination		CIC Only	Termination (CIC)		or Disability

Compensation:
Base Salary	$950,000	(1)	—	$950,000	(1)	—
EIP	285,000	(2)	—	570,000	(3)	—
EIP — Pro Rata Payout	—		—	285,000	(4)	$285,000	(4)
Long-term Incentives	—		—	—		—
Stock Options:
Unvested and Accelerated(5)	—		$747,830	747,830		747,830
Restricted Stock:
Unvested and Accelerated(6)	—		635,660	635,660		—
Accrued Dividends(7)	—		39,600	39,600		—
RSUs:
Unvested and Accelerated	—		—	—		—
Accrued Dividend Equivalents	—		—	—		—
Performance Shares:
Unvested and Accelerated(8)	—		859,000	859,000		—
Accrued Dividends(9)	—		20,000	20,000		—
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(10)	13,651		—	27,302		—
Accrued Retirement Benefits:
Assoc. Pension Plan	—		—	—		—
Excess Benefit Plan	—		—	—		—
RSP(11)	266,300		—	266,300		266,300
ERP(11)	150,821		—	150,821		150,821
ERP-Retention Award	486,001	(12)	—	1,590,550	(13)	486,001	(12)
Total:	$2,151,773		$2,302,090	$6,142,063		$1,935,953

(1)	Lump-sum payment of cash severance benefit in an amount equal to two times Mr. Sanders’ base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to a prorated annual bonus award, with such proration based upon the date of his termination.

(3)	Lump-sum payment of cash severance benefit in an amount equal to two times Mr. Sanders’ target annual bonus award.

(4)	Lump-sum payment of cash in an amount equal to Mr. Sanders’ target annual bonus award, prorated through the date of termination (assuming he was employed throughout the entire 2009 fiscal year).

(5)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $42.95, the Common Share price as of September 30, 2009, and the respective exercise prices.

(6)	Immediate vesting of all unvested shares of restricted stock, valued based on the Common Share price as of September 30, 2009.

(7)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock.

(8)	Immediate vesting of all unvested performance shares based on the Common Share price as of September 30, 2009.

(9)	Immediate vesting of all deferred cash dividends associated with the unvested performance shares.

(10)	Lump-sum payment of cash equal to one or two times the Company’s annual portion of the cost of Mr. Sanders’ medical and dental benefits.

(11)	Reflects respective account balances as of September 30, 2009.

(12)	Reflects the fair market value of the retention award account in the ERP as of September 30, 2009, prorated by 11/36. The numerator reflects the number of months between the award date and September 30, 2009 and the denominator reflects the vesting period of the retention award.

(13)	Immediate vesting in full of retention award account in ERP, valued as of September 30, 2009.

Termination of Employment and Change in Control — Claude L. Lopez

The Lopez Agreement does not specifically provide for payments to Mr. Lopez if he is terminated as a result of his death or disability, if he is terminated without cause, or if he were to voluntarily terminate the agreement. However, he would be entitled to certain benefits, including under the CINC Agreement, if he were dismissed for any reason other than serious misconduct. Given that the application of French labor laws and customs are influenced by the facts and circumstances surrounding the termination of employment, it is difficult to ascertain the actual amount of benefits to which Mr. Lopez would be entitled in the event of termination. The following table describes the approximate minimum payments that Mr. Lopez would be entitled to pursuant to his employment agreement or other plans or individual award agreements, including under the CINC Agreement, in the event of his dismissal under the circumstances described below or in the event of a change in control of the Company, assuming such dismissal or change in control took place on September 30, 2009, the last day of the 2009 fiscal year. For further information concerning the outstanding NSOs, SARs, shares of restricted stock and RSUs held by Mr. Lopez as of September 30, 2009, see the table captioned “Outstanding Equity Awards at 2009 Fiscal Year-End” beginning on page 48 of this Proxy Statement.

Executive Benefits				Involuntarily Without
and Payments	Involuntarily Without			Serious Misconduct		Disability
Upon Termination(1)	Serious Misconduct	CIC Only		(CIC)		(Only)

Compensation:
Base Salary(2)	$454,203	—		$454,203		$454,203
EIP	—	—		—		—
EIP — Pro Rata Payout	—	—		—		—
Long-term Incentives	—	—		—		—
Stock Options/SARs:
Unvested and Accelerated(3)	—	$556,480		556,480		556,480
Restricted Stock:
Unvested and Accelerated(4)	—	240,520		240,520		—
Accrued Dividends(5)	—	27,700		27,700		—
RSUs:
Unvested and Accelerated(4)	—	171,800		171,800		171,800
Accrued Dividend Equivalents(5)	—	20,200		20,200		20,200
Benefits and Perquisites(6):
Continuation of Health & Welfare Benefits	—	—		—		—
Accrued Retirement Benefits:
Assoc. Pension Plan	—	—		—		—
Excess Benefit Plan	—	—		—		—
RSP	—	—		—		—
ERP	—	—		—		—
Retention Award	—	1,563,380	(7)	1,563,380	(7)	477,699	(8)
Total:	$454,203	$2,580,080		$3,034,283		$1,680,383

(1)	Mr. Lopez’ compensation, which is paid in Euros, is converted to U.S. Dollars at an exchange rate of 1.4649 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2009.

(2)	Lump-sum payment equal to 40% of the sum of Mr. Lopez’ monthly salary, monthly expatriation bonus and 1/12 of his annual incentive award, multiplied by 8.5 (his approximate years of service), plus one additional month of salary.

(3)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $42.95, the Common Share price as of September 30, 2009, and the respective exercise prices.

(4)	Immediate vesting of all unvested shares of restricted stock or RSUs, valued based on the Common Share price as of September 30, 2009.

(5)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock or deferred dividend equivalents associated with unvested RSUs, including the deferred dividend equivalents in respect of the retention award.

(6)	Mr. Lopez is not eligible for any benefit or perquisite payments because of his current age and provisions applicable to him as a French executive.

(7)	Immediate vesting of retention award, which consists of 36,400 RSUs granted on November 4, 2008 and subject to a three-year vesting period. The RSUs are valued based on the Common Share price as of September 30, 2009.

(8)	Reflects the fair market value of the retention award, valued based on the Common Share price as of September 30, 2009, prorated by 11/36. The numerator reflects the number of months between the award date and September 30, 2009 and the denominator reflects the vesting period of the retention award.

Employee Confidentiality, Noncompetition, Nonsolicitation Agreements

Mr. Baker, Mr. Sanders and Mr. Evans are each parties to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC, pursuant to which each executive officer agrees to maintain the confidentiality of any “confidential information” (as that term is defined in the employee confidentiality, noncompetition, nonsolicitation agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for the individual’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The employee confidentiality, noncompetition, nonsolicitation agreement also contains provisions which prevent the individual party to it from engaging in specified competitive and solicitation activities during his employment with Scotts LLC and its affiliates, and for an additional two years thereafter. Failure to abide by the terms of the confidentiality, noncompetition, nonsolicitation agreement will result in forfeiture of any future payment under the EIP and will oblige the individual to return to Scotts LLC any monies paid to him under the EIP within the three years prior to breach.

Mr. Hagedorn is not a party to a separate confidentiality, noncompetition, nonsolicitation agreement in light of the provisions contained in his employment agreement with Scotts LLC addressing confidentiality, noncompetition and nonsolicitation.

Mr. Lopez, a French citizen, is not bound by any noncompetition or nonsolicitation covenants since such covenants are not enforceable in France.

EQUITY COMPENSATION PLAN INFORMATION

There are five equity compensation plans under which the Common Shares are authorized for issuance to eligible directors, officers, employees or third-party service providers:

•	the 1996 Plan;

•	the 2003 Plan;

•	the 2006 Plan;

•	the Discounted Stock Purchase Plan; and

•	the ERP.

The following table summarizes equity compensation plan information for the 1996 Plan, the 2003 Plan, the 2006 Plan and the Discounted Stock Purchase Plan, all of which are shareholder approved, as a group and for the ERP, which is not subject to shareholder approval, in each case as of September 30, 2009. No disclosure is included in respect of the RSP which is intended to meet the qualification requirements of IRC

§401(a). The information is shown with the adjustments for: (i) the 2-for-1 stock split of the Common Shares distributed on November 9, 2005 to shareholders of record at the close of business on November 2, 2005 and (ii) the special cash dividend of $8.00 per Common Share approved by the Board of Directors on February 16, 2007 and paid on March 5, 2007 (the “Special Dividend”).

					(c)
	(a)		(b)		Number of Common Shares
	Number of Common		Weighted-Average		Remaining Available for
	Shares to be Issued		Exercise Price of		Future Issuance Under
	Upon Exercise of		Outstanding Options,		Equity Compensation Plans
	Outstanding Options,		Warrants and		(Excluding Common Shares
Plan Category	Warrants and Rights		Rights		Reflected In Column (a))

Equity compensation plans approved by shareholders	6,129,727	(1)	$31.00	(2)	1,821,545	(3)
Equity compensation plans not approved by shareholders	227,268	(4)	n/a	(5)	n/a	(5)
Total	6,356,995		$31.00	(2)	1,821,545

(1)	Includes 958,985 Common Shares issuable upon exercise of NSOs granted under the 1996 Plan, 1,963,910 Common Shares issuable upon exercise of NSOs and SARs granted under the 2003 Plan, 2,467,332 Common Shares issuable upon exercise of NSOs granted under the 2006 Plan, 454,250 Common Shares issuable upon vesting of restricted stock granted under the 2006 Plan, 196,262 Common Shares issuable upon vesting of RSUs granted under the 2006 Plan, 57,537 Common Shares issuable upon vesting of DSUs granted under the 2006 Plan and 30,000 Common Shares representing the maximum number of performance shares granted under the 2006 Plan which may be earned if the applicable performance goals are satisfied (which includes 10,000 Performance Shares that were earned as of September 30, 2009 and issued on November 11, 2009). Also includes 1,451 Common Shares attributable to stock units received by non-employee directors in lieu of their annual cash retainer and held in their accounts under the 2003 Plan. The terms of the DSUs and the stock units are described in this Proxy Statement in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION.” The terms of the performance shares are described in this Proxy Statement in the section captioned “Our Compensation Practices — Setting Compensation Levels for Other NEOs — Performance Shares” within the CD&A beginning on page 34.

(2)	Represents the weighted-average exercise price of outstanding NSOs granted under the 1996 Plan, of outstanding NSOs and SARs granted under the 2003 Plan and of outstanding NSOs granted under the 2006 Plan, together with the weighted-average price of outstanding stock units held in the accounts of non-employee directors under the 2003 Plan. Also see the discussion in note (1) above with respect to DSUs and performance share awards granted under the 2006 Plan. The weighted-average exercise price does not take the DSUs and performance share awards into account.

(3)	Includes 1,669,196 Common Shares authorized and remaining available for issuance under the 2006 Plan, as well as 152,349 Common Shares remaining available for issuance under the Discounted Stock Purchase Plan. Of these 152,349 Common Shares, 1,487 Common Shares were subject to purchase rights as of September 30, 2009 and were purchased on October 5, 2009.

(4)	Includes Common Shares credited to the benchmark Company stock fund within the respective bookkeeping accounts of participants in the ERP. This number has been rounded to the nearest whole Common Share.

(5)	The terms of the ERP do not provide for a specified limit on the number of Common Shares which may be credited to participants’ bookkeeping accounts. Please see the description of the ERP in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — ERP” within the CD&A beginning on page 26 of this Proxy Statement. Participant account balances in the ERP may be credited to one or more benchmarked investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. The amount credited to the benchmark Company stock fund is recorded as Common Shares. The weighted-average price of amounts credited to the benchmark Company stock fund within participants’ bookkeeping accounts under the ERP is not readily calculable. The amount credited to one of the benchmark mutual fund investments is recorded as mutual fund shares.

Distributions from the ERP generally begin after six months have elapsed from the earliest to occur of: (a) a participant’s separation from service, (b) death, (c) disability or (d) a specific date selected by the participant and normally are paid in either a lump sum or in substantially equal annual installments over a period of 5, 10 or 15 years, whichever the participant has elected. Distributions from accounts benchmarked against the Company stock fund are made in the form of whole Common Shares and the value of fractional Common Shares is distributed in cash. Distributions from accounts benchmarked against the mutual fund investments are made in cash equal to the number of mutual fund shares credited to the participant multiplied by the market value of those mutual fund shares.

Discounted Stock Purchase Plan

The Company currently maintains a Discounted Stock Purchase Plan, which provides a means for employees of the Company and any subsidiary of the Company designated for participation in the Discounted Stock Purchase Plan to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of Common Shares. All employees participating in the Discounted Stock Purchase Plan have equal rights and privileges which entitle eligible employees to purchase Common Shares at a price (the “DSPP Purchase Price”) equal to at least 90% of the fair market value of the Common Shares at the end of the applicable offering period.

The Discounted Stock Purchase Plan is administered by a committee (the “Committee”) appointed by the Board of Directors. The Committee establishes the number of Common Shares that may be acquired during each offering period and administers procedures through which eligible employees may enroll in the Discounted Stock Purchase Plan. The Discounted Stock Purchase Plan provides that each offering period will consist of one calendar month, unless a different period is established by the Committee and announced to eligible employees before the beginning of the applicable offering period.

Any U.S.-based full-time or permanent part-time employee of the Company, or a designated subsidiary of the Company, who has reached age 18, is not a seasonal employee (as determined by the Committee), has been an employee for at least 15 days before the first day of the applicable offering period and agrees to comply with the terms of the Discounted Stock Purchase Plan is eligible to participate in the Discounted Stock Purchase Plan. Any non-U.S.-based employee of the Company, or a designated subsidiary of the Company, who meets the eligibility criteria established by the Committee and agrees to comply with the terms of the Discounted Stock Purchase Plan is also eligible to participate in the Discounted Stock Purchase Plan. Upon enrollment, a participant must elect the rate at which the participant will make payroll contributions for the purchase of Common Shares. Elections may be in an amount of not less than $10 per offering period or more than $24,000 per plan year, unless the Committee specifies different minimum and/or maximum amounts at the beginning of the offering period. The contribution rate elected by a participant will continue in effect until modified by the participant.

A participant’s contributions are credited to the plan account maintained on the participant’s behalf. As of the last day of each offering period, the value of each participant’s plan account is divided by the DSPP Purchase Price established for that offering period. Each participant is deemed to have purchased the number of whole and fractional Common Shares produced by this calculation. As promptly as practicable after the end of each offering period, the Company issues or transfers the Common Shares purchased by a participant during that offering period to the custodian for the Discounted Stock Purchase Plan for transfer into that participant’s custodial account.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a participant’s custodial account (and may not be sold) until the earliest of: (1) the beginning of the offering period following the date the participant terminates employment with the Company and its subsidiaries, (2) 12 full calendar months beginning after the end of the offering period in which the Common Shares were purchased or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair market value of the fractional Common Share on the termination date.

Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective custodial accounts.

BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY

The Common Shares are the only outstanding class of voting securities of the Company. The following table furnishes certain information regarding the beneficial ownership of the Common Shares as of November 25, 2009 (unless otherwise indicated below) by each of the current directors of the Company, by each nominee for election as a director of the Company, by each of the individuals named in the Summary Compensation Table for 2009 Fiscal Year beginning on page 39 and by all current directors and executive officers of the Company as a group, as well as by persons known to the Company to beneficially own more than 5% of the Company’s outstanding Common Shares.

	Amount and Nature of Beneficial Ownership(1)(2)
			Common Share Equivalents
			Presently Held(3)
				Distributable in Common
				Shares
						Unvested
				Vested or		and Not
	Common			Scheduled		Scheduled
	Shares			to Vest		to Vest
	Presently		Distributable	Within		Within				Percent of
Name of Beneficial Owner	Held		in Cash	60 Days		60 Days		Options/SARs(4)	Total(5)	Class(3)(6)

Mark R. Baker(7)(8)	26,000	(9)	1,451	3,172	(10)	16,600	(11)	33,342	62,514	(12)
Alan H. Barry	—		—	—		2,449	(13)	—	—	(12)
David C. Evans(8)	18,600	(14)	—	—		37,033	(15)	82,335	100,935	(12)
Joseph P. Flannery(7)	4,000		—	6,151	(16)	—		105,908	116,059	(12)
James Hagedorn(8)	20,443,605	(17)	—	23,422	(18)	63,700	(19)	1,371,041	21,838,068	32.41%
Adam Hanft(7)	—		—	—		—		—	—	(12)
William G. Jurgensen	—		—	—		2,067	(20)	—	—	(12)
Thomas N. Kelly Jr.	—		—	—		6,438	(21)	21,442	21,442	(12)
Carl F. Kohrt, Ph.D.	760		—	—		7,115	(22)	—	760	(12)
Katherine Hagedorn Littlefield(7)	20,356,367	(23)	—	6,151	(24)	—		98,769	20,461,287	30.96%
Claude L. Lopez(8)	5,600	(25)	—	—		40,400	(26)	39,978	45,578	(12)
Nancy G. Mistretta	—		—	—		6,483	(27)	—	—	(12)
Patrick J. Norton	102,700	(28)	—	5,064	(29)	—		49,998	157,762	(12)
Barry W. Sanders(8)	11,727	(30)	—	—		37,033	(31)	94,713	106,440	(12)
Stephanie M. Shern	2,000		—	—		6,767	(32)	72,599	74,599	(12)
John S. Shiely	2,000		—	—		5,680	(33)	14,300	16,300	(12)
All current directors and executive officers as a group (18 individuals)	20,651,612	(34)	1,451	44,380	(35)	310,831	(36)	2,106,772	22,802,764	33.47%
Hagedorn Partnership, L.P.	20,356,367	(37)	—	—		—		—	20,356,367	30.85%
800 Port Washington Blvd., Port Washington, NY 11050
Wellington Management Company, LLP(38)	3,832,515	(39)	—	—		—		—	3,832,515	5.81%
Wellington Trust Company, NA Wellington Management International, Ltd 75 State Street Boston, MA 02109
Prudential plc(40)	3,336,247	(41)	—	—		—		—	3,336,247	5.06%
M&G Investment Management Limited Laurence Pountney Hill, London, England, EC4R OHH

(1)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole

Common Share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)	All Common Share amounts have been adjusted to account for the Special Dividend paid on March 5, 2007.

(3)	“Common Share Equivalents Presently Held” figures include: (a) Common Shares represented by amounts credited to the benchmark Company stock fund within the named individual’s bookkeeping account under the ERP; (b) Common Shares subject to stock units held by the named director as a result of the director’s election to receive all or a portion of the director’s annual cash retainers in the form of stock units rather than cash in accordance with the terms of the 2003 Plan; (c) Common Shares which are the subject of DSUs granted to the named directors (together with related dividend equivalents) under the 2006 Plan; and (d) Common Shares which are the subject of RSUs granted to the named individuals (together with related dividend equivalents) under the 2006 Plan. Under the terms of each of the ERP, the 1996 Plan, the 2003 Plan and the 2006 Plan, the named individual has no voting or dispositive power with respect to the Common Shares attributable to the individual’s bookkeeping account under the ERP or the Common Shares subject to stock units, DSUs or RSUs granted to the individual until settlement.

Distributions in respect of Common Shares represented by amounts credited to the benchmark Company stock fund within the named individual’s bookkeeping account under the ERP are to be made in Common Shares. To the extent that Common Shares represented by amounts credited to the benchmark Company stock fund may be acquired by the named individuals within 60 days of November 25, 2009 (i.e., upon termination without the need to satisfy additional vesting requirements), the related “Common Share Equivalents” are included in the figures in the “Total” column and in the computation of the “Percent of Class” figures in the table. The vesting schedule associated with the interests of NEOs in retention awards granted under the ERP is discussed in the section captioned “Elements of Executive Compensation — Executive Retention Awards (long-term compensation element)” within the CD&A beginning on page 24 of this Proxy Statement.

Each whole stock unit received by a non-employee director in lieu of all or a portion of the director’s annual cash retainer represents the right to receive one Common Share at the time described in the award agreement. Stock units are 100% vested on the grant date. Distributions in respect of such stock units are to be made in cash or Common Shares, as elected by the director. Mr. Baker has elected to receive cash in respect of his 1,451 stock units and, for this reason, these “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

Each whole DSU represents a contingent right to receive one Common Share. Each dividend equivalent represents the right to receive additional DSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date, with respect to the Common Share represented by the related DSU. The DSUs will vest in accordance with the terms of each director’s award agreement, subject to earlier vesting or forfeiture in accordance with the terms of the award agreement. Subject to the terms of the 2006 Plan, vested DSUs will be settled in a lump sum as soon as administratively practicable, but not later than 90 days, following the earliest to occur of: (i) the individual’s cessation of service as a director of the Company; (ii) the individual’s death; (iii) the individual’s disability; or (iv) the fifth anniversary of the grant date. To the extent that the DSUs vest within 60 days of November 25, 2009, the “Common Share Equivalents” represented by the DSUs are included in the figures in the “Total” column and in the computation of the “Percent of Class” figures in the table.

Each whole RSU represents a contingent right to receive one Common Share. Each dividend equivalent represents the right to receive a cash amount equal to the dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related RSU. The RSUs will vest in accordance with the terms of each individual’s award agreement, subject to earlier vesting or forfeiture in accordance with the terms of the award agreement. Subject to the terms of the 2006 Plan, vested RSUs will be settled in a lump sum as soon as administratively practicable, but not later than 90 days following, the earliest to occur of: (i) the individual’s death; (ii) the individual’s disability; or (iii) the vesting date. Given the vesting schedules with respect to the RSUs, the “Common Share Equivalents” represented by the RSUs are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(4)	Amounts represent Common Shares which can be acquired upon exercise of options and SARs which are currently exercisable or will first become exercisable within 60 days of November 25, 2009.

(5)	Amounts represent the total of all Common Shares presently held, all “Common Share Equivalents” presently held which are distributable in Common Shares and which have vested or are scheduled to vest within 60 days of November 25, 2009, and all Common Shares which can be acquired upon exercise of options and SARs which are currently exercisable or will first become exercisable within 60 days of November 25, 2009.

(6)	The “Percent of Class” computation is based upon the sum of: (a) 65,980,395 Common Shares outstanding on November 25, 2009, (b) the number of Common Shares, if any, attributable to the named individual’s or group’s “Common Share Equivalents” which may be settled in Common Shares within 60 days after November 25, 2009 as described in note (3) above and (c) the number of Common Shares, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options and SARs which are currently exercisable or which will first become exercisable within 60 days after November 25, 2009.

(7)	Nominee for election as a director of the Company.

(8)	Individual named in the Summary Compensation Table for 2009 Fiscal Year.

(9)	Represents the aggregate of: (a) 2,000 Common Shares held by Mr. Baker directly; and (b) 24,000 Common Shares which are the subject of a restricted stock grant made to him on October 1, 2008 as to which the restriction period will lapse with respect to one-half of the Common Shares on each of September 30, 2010 and September 30, 2011.

(10)	Represents 3,172 Common Shares which are the subject of DSUs granted to Mr. Baker on February 4, 2008, which will vest on January 21, 2010, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement.

(11)	Represents 16,600 Common Shares which are the subject of RSUs granted to Mr. Baker in his capacity as an executive officer on October 8, 2008 and will vest on September 30, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule of the RSUs, the related 16,600 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(12)	Represents ownership of less than 1% of the outstanding Common Shares.

(13)	Represents 2,449 Common Shares which are the subject of DSUs granted to Mr. Barry on May 7, 2009, which will vest on May 7, 2012, subject to earlier vesting or forfeiture in accordance with the term of his award agreement. Given the vesting schedule of the DSUs, the related 2,449 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(14)	Represents the aggregate of: (a) 6,600 Common Shares held by Mr. Evans directly; (b) 6,000 Common Shares which are the subject of a restricted stock grant made to him on November 7, 2007 as to which the restriction period will lapse on November 7, 2010; and (c) 6,000 Common Shares which are the subject of a restricted stock grant made to him on October 8, 2008 as to which the restriction period will lapse on October 8, 2011.

(15)	Represents 37,033 Common Shares credited to the benchmark Company stock fund within Mr. Evans’ bookkeeping account under the ERP as a result of his election in respect of the retention award granted to him on November 4, 2008. Given the vesting schedule associated with Mr. Evans’ interest in the retention award, the related 37,033 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(16)	Represents the aggregate of: (a) 2,511 Common Shares which are the subject of DSUs granted to Mr. Flannery on February 4, 2008; and (b) 3,640 Common Shares which are the subject of DSUs granted to Mr. Flannery on January 23, 2009. Based on the terms of his award agreements, the DSUs granted to

Mr. Flannery are not subject to risk of forfeiture because he has completed at least two terms of continuous service on the Board of Directors and has reached age 50 making him retirement eligible under his award agreements.

(17)	Mr. Hagedorn is a general partner of Hagedorn Partnership, L.P. (the “Hagedorn Partnership”), and has shared voting and dispositive power with respect to the Common Shares held by the Hagedorn Partnership. See note (37) below for additional disclosures regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (37) below, (a) 21,505 Common Shares held directly by Mr. Hagedorn; (b) 33,100 Common Shares which are the subject of a restricted stock grant made to him on November 8, 2007 as to which the restriction period will lapse on November 8, 2010; (c) 29,309 Common Shares which are allocated to his account and held by the trustee under the RSP; and (d) 3,324 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

Mr. Hagedorn also owns 4.975 shares, or 0.05% of the outstanding shares, of Scotts Italia S.r.l., an indirect subsidiary of the Company. Mr. Hagedorn is a nominee shareholder to satisfy the two shareholder requirement for an Italian corporation. The remaining 94.525 shares of Scotts Italia S.r.l. are held by OM Scott International Investments Ltd., an indirect subsidiary of the Company.

(18)	Represents 23,422 Common Shares credited to the benchmark Company stock fund within Mr. Hagedorn’s bookkeeping account under the ERP.

(19)	Represents 63,700 Common Shares which are the subject of RSUs granted to Mr. Hagedorn on October 8, 2008 and will vest on October 8, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule associated with the RSUs, the related 63,700 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(20)	Represents 2,067 Common Shares which are the subject of DSUs granted to Mr. Jurgensen on May 7, 2009, which will vest on May 7, 2012, subject to earlier vesting or forfeiture in accordance with the term of his award agreement. Given the vesting schedule of the DSUs, the related 2,067 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(21)	Represents the aggregate of: (a) 2,645 Common Shares which are the subject of DSUs granted to Mr. Kelly on February 4, 2008, which will vest on February 4, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement; and (b) 3,793 Common Shares which are the subject of DSUs granted to Mr. Kelly on January 23, 2009, which will vest on January 23, 2012, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule of the DSUs, the related 6,438 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(22)	Represents the aggregate of: (a) 3,172 Common Shares which are the subject of DSUs granted to Dr. Kohrt on February 4, 2008, which will vest on February 4, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement; and (b) 3,943 Common Shares which are the subject of DSUs granted to Dr. Kohrt on January 23, 2009, which will vest on January 23, 2012, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule of the DSUs, the related 7,115 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(23)	Ms. Littlefield is a general partner and the Chair of the Hagedorn Partnership and has shared voting and dispositive power with respect to the Common Shares held by the Hagedorn Partnership. See note (37) below for additional disclosures regarding the Hagedorn Partnership.

(24)	Represents the aggregate of: (a) 2,511 Common Shares which are the subject of DSUs granted to Ms. Littlefield on February 4, 2008; and (b) 3,640 Common Shares which are the subject of DSUs granted to Ms. Littlefield on January 23, 2009. Based on the terms of her award agreements, the DSUs granted to Ms. Littlefield are not subject to risk of forfeiture because she has completed at least two terms of continuous service on the Board of Directors and has reached age 50 making her retirement eligible under her award agreements.

(25)	Represents the aggregate of: (a) 2,600 Common Shares held by Mr. Lopez directly; and (b) 3,000 Common Shares which are the subject of a restricted stock grant made to him on November 7, 2007 as to which the restriction period will lapse on November 7, 2010.

(26)	Represents the aggregate of: (a) 4,000 Common Shares which are the subject of RSUs granted to Mr. Lopez on October 8, 2008, which will vest on October 8, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement; and (b) 36,400 Common Shares which are the subject of RSUs granted to Mr. Lopez on November 4, 2008, which will vest on November 4, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedules of the RSUs, the related 40,400 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(27)	Represents the aggregate of: (a) 2,843 Common Shares which are the subject of DSUs granted to Ms. Mistretta on February 4, 2008, which will vest on February 4, 2011, subject to earlier vesting or forfeiture in accordance with the term of her award agreement; and (b) 3,640 Common Shares which are the subject of DSUs granted to Ms. Mistretta on January 23, 2009, which will vest on January 23, 2012, subject to earlier vesting or forfeiture in accordance with the terms of her award agreement. Given the vesting schedule of the DSUs, the related 6,483 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(28)	Represents the aggregate of: (a) 102,500 Common Shares held by Mr. Norton directly; and (b) 200 Common Shares owned by Mr. Norton’s spouse. All of the 102,500 Common Shares held by Mr. Norton are pledged as security for a margin loan with a bank.

(29)	Represents the aggregate of: (a) 2,182 Common Shares which are the subject of DSUs granted to Mr. Norton on February 4, 2008; and (b) 2,882 Common Shares which are the subject of DSUs granted to Mr. Norton on January 23, 2009. Based on the terms of his award agreements, the DSUs granted to Mr. Norton are not subject to risk of forfeiture because he has completed at least two terms of continuous service on the Board of Directors and has reached age 50 making him retirement eligible under his award agreements.

(30)	Represents the aggregate of: (a) 5,000 Common Shares which are the subject of a restricted stock grant made to Mr. Sanders on November 7, 2007 as to which the restriction period will lapse on November 7, 2010; (b) 6,500 Common Shares which are the subject of a restricted stock grant made to Mr. Sanders on October 8, 2008 as to which the restriction period will lapse on October 8, 2011; and (c) 227 Common Shares held in a custodial account under the Discounted Stock Purchase Plan. The number shown does not include up to 20,000 performance shares that may be received by Mr. Sanders upon satisfaction of performance goals for the fiscal year ending September 30, 2010. Each whole performance share represents the right to receive one full Common Share if the applicable performance goals are satisfied.

(31)	Represents 37,033 Common Shares credited to the benchmark Company stock fund within Mr. Sanders’ bookkeeping account under the ERP as a result of his election in respect of the retention award granted to him on November 4, 2008. Given the vesting schedule associated with Mr. Sanders’ interest in the retention award, the related 37,033 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(32)	Represents the aggregate of: (a) 2,974 Common Shares which are the subject of DSUs granted to Mrs. Shern on February 4, 2008, which will vest on February 4, 2011, subject to earlier vesting or forfeiture in accordance with the terms of her award agreement; and (b) 3,793 Common Shares which are the subject of DSUs granted to Mrs. Shern on January 23, 2009, which will vest on January 23, 2012, subject to earlier vesting or forfeiture in accordance with the terms of her award agreement. Given the vesting schedule of the DSUs, the related 6,767 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(33)	Represents the aggregate of: (a) 2,645 Common Shares which are the subject of DSUs granted to Mr. Shiely on February 4, 2008, which will vest on February 4, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement; and (b) 3,035 Common Shares which are the subject of DSUs granted to Mr. Shiely on January 23, 2009, which will vest on January 23, 2012, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule of the DSUs, the related 5,680 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(34)	See notes (9), (14), (17), (23), (25), (28) and (30) above and note (37) below.

(35)	See notes (10), (16), (18), (24) and (29) above.

(36)	See notes (11), (13), (15), (19) through (22), (26), (27) and (31) through (33) above.

(37)	The Hagedorn Partnership is the record owner of 20,356,367 Common Shares. Of those Common Shares, 6,000,000 are pledged as security for a line of credit with a bank. James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn are siblings, general partners of the Hagedorn Partnership and former shareholders of Stern’s Miracle-Gro Products, Inc. (“Miracle-Gro Products”). The general partners share voting and dispositive power with respect to the securities held by the Hagedorn Partnership. James Hagedorn and Katherine Hagedorn Littlefield are directors of the Company. Community Funds, Inc., a New York not-for-profit corporation (“Community Funds”), is a limited partner of the Hagedorn Partnership.

The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the “Miracle-Gro Merger Agreement”), among The Scotts Company, ZYX Corporation, Miracle-Gro Products, Stern’s Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, made and entered into as of October 1, 1999 (the “First Amendment”), limits the ability of the Hagedorn Partnership, Community Funds, Horace Hagedorn and John Kenlon (the “Miracle-Gro Shareholders”) to acquire additional voting securities of the Company. Under the terms of the Merger Agreement, as amended by the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Miracle-Gro Merger Agreement, as amended by the First Amendment, to mean the Common Shares and any other securities issued by the Company which are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share which is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

(38)	All information presented in this table regarding Wellington Management Company, LLP (“WMC”), Wellington Trust Compancy, NA (“WTC”) and Wellington Management International, Ltd (“WMI”), other than the “Percent of Class” figures, was derived from the Form 13F Holdings Report for the quarter ended September 30, 2009 (the “WMC Form 13F”), filed by WMC with the SEC on November 16, 2009 to report Common Shares as to which investment discretion was exercised as of September 30, 2009.

(39)	In the WMC Form 13F, WMC reported that: (a) WMC had sole investment discretion as to 3,637,865 Common Shares, sole voting authority as to 2,764,704 Common Shares and no voting authority as to 873,161 Common Shares; (b) WTC had shared investment discretion and shared voting authority as to 166,550 Common Shares; and (c) WMI had shared investment discretion and shared voting authority as to 28,100 Common Shares.

(40)	All information presented in this table regarding Prudential plc (“Prudential”) and M&G Investment Management Limited (“M&G”), other than the “Percent of Class” figures, was derived from the Form 13F Holdings Report for the quarter ended September 30, 2009 (the “Prudential Form 13F”), filed by Prudential with the SEC on October 29, 2009 to report Common Shares as to which investment discretion was exercised by M&G as of September 30, 2009.

(41)	In the Prudential Form 13F, Prudential reported that M&G had shared investment discretion and sole voting authority with respect to 3,336,247 Common Shares.

PROPOSAL NUMBER 2

RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since fiscal year 2005 and audited the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2009, and the Company’s internal control over financial reporting as of September 30, 2009. The Audit Committee is directly responsible for the selection of the Company’s independent registered public accounting firm and has selected Deloitte to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2010. Although it is not required to do so, the Board of Directors has determined to submit the Audit Committee’s selection of the independent registered public accounting firm to the Company’s shareholders for ratification of such selection as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010 is not ratified by the holders of a majority of the Common Shares represented at the Annual Meeting (with an abstention being treated the same as a vote “AGAINST”), the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm to serve as the Company’s auditors for the fiscal year ending September 30, 2011. Even if the selection of Deloitte is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Deloitte and to engage another independent registered public accounting firm if the Audit Committee determines such action is necessary or desirable.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010.

AUDIT COMMITTEE MATTERS

In accordance with applicable SEC Rules, the Audit Committee has issued the following report:

Report of the Audit Committee for the 2009 Fiscal Year

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors, each of whom satisfies the applicable independence requirements set forth in the NYSE Rules and under SEC Rule 10A-3, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com and is available in print to any shareholder who requests it from the Corporate Secretary of the Company. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. Deloitte was appointed to serve as the Company’s independent registered public accounting firm for the 2009 fiscal year.

Management has the primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and its subsidiaries, for the accounting and financial reporting processes of the Company, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit, for issuing an attestation report on the Company’s internal control over financial reporting and for reviewing the

Company’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

In discharging its oversight responsibilities, the Audit Committee regularly met with management of the Company, Deloitte and the Company’s internal auditors. The Audit Committee often met with each of these groups in executive sessions. Throughout the relevant period, the Audit Committee had full access to management, Deloitte and the internal auditors for the Company. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed the work performed by the Company’s internal auditors;

•	monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and the Company’s internal auditors regarding the design, operation and effectiveness of internal control over financial reporting and reviewed an attestation report from Deloitte regarding the Company’s internal control over financial reporting;

•	reviewed the audit plan and scope of the audit with Deloitte and discussed with Deloitte the matters required to be discussed by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, as amended;

•	reviewed and discussed with management and Deloitte the Company’s consolidated financial statements for the 2009 fiscal year;

•	reviewed management’s representations that those consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated results of operations and financial position of the Company and its subsidiaries;

•	received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence;

•	reviewed all audit and non-audit services performed for the Company and its subsidiaries by Deloitte and considered whether the provision of non-audit services was compatible with maintaining Deloitte’s independence from the Company and its subsidiaries;

•	received reports from management with respect to the Company’s policies, processes and procedures regarding compliance with applicable laws and regulations and the Company’s Code of Business Conduct and Ethics; and

•	reviewed the Company’s progress on its enterprise risk management assessment.

Management’s Representation and Audit Committee Recommendation

Management has represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2009, were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Deloitte.

Based on its discussions with management and Deloitte and its review of Deloitte’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

Stephanie M. Shern, Chair
Alan H. Barry
William G. Jurgensen
John S. Shiely

Fees of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Deloitte, including expenses, for the 2009 fiscal year and the 2008 fiscal year were approximately $2,900,000 and $3,020,000, respectively. These amounts included fees for professional services rendered by Deloitte in connection with: (1) its audit of the Company’s consolidated financial statements, (2) its audit of the effectiveness of the Company’s internal control over financial reporting and (3) its review of the unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as fees for services performed in connection with consents related to SEC registration statements and reports related to statutory audits.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Deloitte, including expenses, for the 2009 fiscal year and the 2008 fiscal year were approximately $330,000 and $600,000, respectively. The fees under this category relate to: (1) internal control review projects, (2) audits of employee benefit plans, (3) Section 404 of the Sarbanes-Oxley Act of 2002 assistance and (4) due diligence services related to acquisitions.

Tax Fees

The aggregate fees for tax services rendered by Deloitte, including expenses, for the 2009 fiscal year and the 2008 fiscal year were approximately $510,000 and $25,000, respectively. Tax fees relate to tax compliance and advisory services and assistance with tax audits.

All Other Fees

No other services were rendered by Deloitte for the 2009 fiscal year or the 2008 fiscal year.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

None of the services described under the headings “Audit-Related Fees” or “Tax Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 C.F.R. § 210.2-01(c)(7)(i).

The Audit Committee’s “Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm” are set forth below.

THE SCOTTS MIRACLE-GRO COMPANY
THE AUDIT COMMITTEE
POLICIES AND PROCEDURES REGARDING APPROVAL OF SERVICES
PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent registered public accounting firm. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent registered public accounting firm.

The Scotts Miracle-Gro Company (together with its consolidated subsidiaries, “the Company”) recognizes that the independent registered public accounting firm possesses a unique knowledge of the Company and can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth policies, guidelines and procedures to be followed by the Company when retaining the independent registered public accounting firm to perform audit and non-audit services.

Policy Statement

All services provided by the independent registered public accounting firm, both audit and non-audit, must be pre-approved by the Audit Committee or a designated member of the Audit Committee (“Designated Member”). Pre-approval may be of classes of permitted services, such as “audit services,” “merger and acquisition due diligence services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by law, the SEC, lenders, statutory requirements, regulators and others.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include financial statements of the Company.

•	Employee benefit plan audits.

•	Tax compliance and related support for any tax returns filed by the Company.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

•	Internal control reviews.

The Audit Committee may choose to establish fee thresholds for pre-approved services (for example: “merger and acquisition due diligence services with fees not to exceed $100,000 without additional pre-approval from the Audit Committee”).

The Audit Committee may delegate to a Designated Member, who must satisfy the applicable independence requirements set forth in the NYSE Rules, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent registered public accounting firm. Any decision by a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next regularly scheduled meeting.

All fees (audit, audit-related, tax and other) paid to the independent registered public accounting firm are disclosed in accordance with applicable SEC Rules.

Prohibited Services

The Company may not engage the independent registered public accounting firm to provide the non-audit services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company. The independent registered public accounting firm cannot maintain or prepare the Company’s accounting records, prepare the Company’s financial statements that are filed with the SEC or prepare or originate source data underlying the Company’s financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

2.	Financial information systems design and implementation. The independent registered public accounting firm cannot directly or indirectly operate, or supervise the operation of, the Company’s information system or manage the Company’s local area network, or design or implement a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

3.	Appraisal or valuation services, fairness opinions or contribution-in-kind reports. The independent registered public accounting firm cannot provide any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

4.	Actuarial services. The independent registered public accounting firm cannot provide any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting the Company in understanding the methods, models, assumptions and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

5.	Internal audit outsourcing services. The independent registered public accounting firm cannot provide any internal audit service to the Company that relates to the Company’s internal accounting controls, financial systems or financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

6.	Management functions. Neither the independent registered public accounting firm, nor any of its partners or employees, can act, temporarily or permanently, as a director, officer or employee of the Company, or perform any decision-making, supervisory or ongoing monitoring function for the Company.

7.	Human resources. The independent registered public accounting firm cannot (A) search for or seek out prospective candidates for the Company’s managerial, executive or director positions; (B) engage in psychological testing, or other formal testing or evaluation programs, for the Company; (C) undertake reference checks of prospective candidates for executive or director positions with the Company; (D) act as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits or other conditions of employment; or (E) recommend or advise the Company to hire a specific candidate for a specific job (except that the independent registered public accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative or control positions).

8.	Broker-dealer, investment advisor or investment banking services. The independent registered public accounting firm cannot act as a broker-dealer, promoter or underwriter on behalf of the Company, make investment decisions on behalf of the Company or otherwise have discretionary authority over the Company’s investments, execute a transaction to buy or sell the Company’s investment, or have custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

9.	Legal Services. The independent registered public accounting firm cannot provide any service to the Company that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

10.	Expert services unrelated to the audit. The independent registered public accounting firm cannot provide an expert opinion or other expert service for the Company, or the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation. In any litigation or regulatory or administrative proceeding or investigation, the independent registered public accounting firm may provide factual accounts, including in testimony, of work performed or explain the positions taken or conclusions reached during the performance of any service provided by the independent registered public accounting firm to the Company.

Non-prohibited services shall be deemed to be permitted services and may be provided to the Company with the pre-approval of a Designated Member or the full Audit Committee, as described herein.

Audit Committee Review of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the services, or group of related services, provided by the independent registered public accounting firm to the Company, and any fees associated therewith.

•	A listing of newly pre-approved services since the Audit Committee’s last regularly scheduled meeting.

•	An updated projection for the current fiscal year, presented in a manner consistent with required proxy disclosure requirements, of the estimated fees to be paid to the independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Scotts LLC maintains a “time sharing agreement,” as that term is defined in the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), as amended, with James Hagedorn, Chief Executive Officer and Chairman of the Board of Directors, and Mark R. Baker, President and Chief Operating Officer. The agreements permit Mr. Hagedorn and Mr. Baker to purchase a maximum number of flight hours on Company aircraft for personal use at a cost which is calculated as the lesser of the Company’s incremental direct operating cost per flight hour or the maximum charge allowed for such flight as set forth in 14 C.F.R. § 91.501(d), as amended. Mr. Hagedorn and Mr. Baker may purchase up to 100 flight hours and up to 50 flight hours per year, respectively. Under the terms of each time sharing agreement, which is governed by the rules of the Federal Aviation Administration, the Company remains responsible for providing licensed and qualified pilots, maintaining the aircraft in airworthy operating condition, and carrying in full force and effect public liability, property damage, “all-risk” hull and any other necessary policies of insurance in respect of the aircraft, naming Mr. Hagedorn or Mr. Baker, as appropriate, as an additional insured. In the 2009 fiscal year, Mr. Hagedorn purchased 57.5 flight hours under his time sharing agreement at a cost of $140,534, plus applicable federal excise taxes, and Mr. Baker purchased 1.3 flight hours under his time sharing agreement at a cost of $3,565, plus applicable federal excise taxes.

From time to time, Scotts LLC leases aircraft for business use from Hagedorn Aviation, Inc. (“Hagedorn Aviation”), an aircraft operating company of which James Hagedorn is the majority shareholder. In the 2009 fiscal year, the Company leased Hagedorn Aviation aircraft at a cost of $113,460. Because fuel which has been purchased on a Company account is sometimes used in Hagedorn Aviation aircraft, Hagedorn Aviation is obligated to reimburse the Company for fuel used in the 2009 fiscal year in the amount of $253,701. The Company has agreements with certain aviation companies controlled by each of Mr. Hagedorn and Mr. Baker (the “Executive Aviation Companies”) under which the Company, for a fee, provides the Executive Aviation Companies with access to the services of the Company’s aviation mechanics and/or pilots in circumstances involving non-business, non-commuting flights of personal aircraft. The agreements were approved by the Governance Committee based on the Company’s interest in insuring the safety and security of Mr. Hagedorn and Mr. Baker and provide that if the Executive Aviation Companies use the Company’s aviation mechanics and/or pilots from time to time, the Executive Aviation Companies must reimburse the Company at annually established rates reflecting the costs to the Company of employing the aviation mechanics or pilots, as appropriate. In the 2009 fiscal year, Executive Aviation Companies controlled by Mr. Hagedorn accessed the services of pilots and mechanics in the amount of $30,994 and $7,597, respectively. Executive Aviation Companies controlled by Mr. Baker did not access the services of pilots or mechanics in the 2009 fiscal year.

Policies and Procedures with Respect to Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy (the “Related Person Policy”) to assist the Board of Directors in reviewing and approving or ratifying transactions with persons who are deemed “related persons” for purposes of Item 404(a) of SEC Regulation S-K (collectively, “related persons”) and to assist the Company in the preparation of the related person transaction disclosures required by the SEC. The Related Person Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Board of Directors’ Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics. Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company or one of its subsidiaries is a participant and (iii) any related person has or will have a direct or indirect interest, is within the scope of the Related Person Policy.

The Company’s directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the Related Person Policy) to the Chair of the Governance Committee so that the Chair can analyze the particular transaction and determine whether the transaction constitutes a Related Person Transaction requiring compliance with the Related Person Policy. If the Chair determines that the transaction constitutes a Related Person Transaction, then the analysis and the Chair’s recommendation regarding the Related Person Transaction are presented to the Governance Committee for consideration at its next regularly scheduled meeting. If advance approval of a Related Person Transaction by the Governance Committee is not feasible, then the Related Person Transaction is to be considered, and if the Governance Committee determines it to be appropriate, ratified, at the Governance Committee’s next regularly scheduled meeting. In addition, the Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any Related Person Transaction in which the aggregate amount expected to be involved is less than $1.0 million.

In reviewing a Related Person Transaction for approval or ratification, the Governance Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable to the Company or the applicable subsidiary than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

No director may participate in the discussion or approval of any Related Person Transaction in which such director has a direct or indirect interest, other than to provide material information about the Related Person Transaction to the Governance Committee.

The Governance Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s or the applicable subsidiary’s best interests and the best interests of the Company’s shareholders. If a Related Person Transaction is ongoing, the Governance Committee may establish guidelines for the Company’s management to follow in the ongoing dealings of the Company or the applicable subsidiary with the related person. Further, on at least an annual basis, the Governance Committee will review and assess each ongoing Related Person Transaction to ensure that such Related Person Transaction remains appropriate and any established guidelines for the Related Person Transaction are being complied with.

The following transactions have been deemed to be pre-approved for purposes of the Related Person Policy:

•	ordinary course transactions not exceeding $120,000;

•	executive officer compensation arrangements, provided that: (a) the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, and the related compensation would have been reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC if the executive officer was a “named executive officer,” and the Compensation Committee approved the compensation;

•	director compensation arrangements approved by the Board of Directors, provided that the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC;

•	transactions with other companies where the related person’s interest is solely as an employee (other than an executive officer), a director or less than 10% owner of the other company, if the aggregate amount is less than $1.0 million or 2% of the other company’s total annual revenues;

•	charitable contributions where the related person’s only relationship to the charitable organization, foundation or university is as an employee (other than an executive officer) or a director, if the aggregate amount is less than $1.0 million or 2% of the charitable organization’s total annual receipts;

•	transactions where the related person’s interest arises solely from the ownership of Common Shares and all shareholders receive a proportional benefit (e.g., dividends);

•	transactions involving competitive bids;

•	regulated transactions; and

•	certain banking-related services.

The Governance Committee reviewed each of the Related Person Transactions discussed above and, after considering all of their relevant facts and circumstances, approved or ratified them for the 2009 fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10 percent of the Company’s outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of: (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during the Company’s 2009 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during the Company’s 2009 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10 percent of the Company’s outstanding Common Shares were complied with during the Company’s 2009 fiscal year, except that the following Form 4 filings were made after their respective due dates: (1) for Barry W. Sanders, one Form 4 reporting the vesting of performance shares and one Form 4 reporting three ERP transactions which should have been reported on three separate Forms 4 if timely filed; (2) for Denise S. Stump, one Form 4 reporting six ERP transactions which should have been reported on six separate Forms 4 if timely filed; (3) for James Hagedorn, one Form 4 reporting nine ERP transactions which should have been reported on nine separate Forms 4 if timely filed; (4) for each of Vincent C. Brockman, David C. Evans and Michael C. Lukemire, one Form 4 reporting three ERP transactions which should have been reported on three separate Forms 4 if timely filed; (5) for each of Arnold W. Donald and Karen G. Mills, one Form 4 reporting one DSU transaction during the Company’s 2009 fiscal year as well as three DSU transactions during the Company’s 2008 fiscal year which should have been reported on four separate Forms 4 if timely filed; (6) for each of Alan H. Barry and William G. Jurgensen, one Form 4 reporting one DSU transaction during the Company’s 2009 fiscal year; (7) for each of Joseph P. Flannery, Thomas N. Kelly Jr., Carl F. Kohrt, Ph.D., Katherine Hagedorn Littlefield, Nancy G. Mistretta, Patrick J. Norton, Stephanie M. Shern and John S. Shiely, two Forms 4 reporting three DSU transactions during the Company’s 2009 fiscal year as well as three DSU transactions during the Company’s 2008 fiscal year which should have been reported on five separate Forms 4 if timely filed; and (8) for Mark R. Baker, two Forms 4 reporting two DSU transactions during the Company’s 2009 fiscal year as well as three DSU transactions during the Company’s 2008 fiscal year which should have been reported on five separate Forms 4 if timely filed and one Form 4 reporting the sale of Common Shares.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2011 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than August 13, 2010, to be eligible for inclusion in the Company’s form of proxy, notice of meeting and proxy statement relating to the 2011 Annual Meeting of Shareholders. The Company will not be required to include in its form of proxy, notice of meeting or proxy statement a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2011 Annual Meeting of Shareholders without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Corporate Secretary of the Company by October 27, 2010, or if the Company meets other requirements of the applicable SEC Rules, the proxies solicited by the Board of Directors for use at the 2011 Annual Meeting of Shareholders will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2011 Annual Meeting of Shareholders.

In each case, written notice must be given to the Company’s Corporate Secretary at the following address: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Corporate Secretary.

The Company’s 2011 Annual Meeting of Shareholders is currently scheduled to be held on January 20, 2011.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for the Company and its subsidiaries for the 2009 fiscal year are included in the Company’s 2009 Annual Report. Copies of the Company’s 2009 Annual Report and the Company’s Annual Report on Form 10-K for the 2009 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company’s Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The

Company’s Annual Report on Form 10-K for the 2009 fiscal year is also available on the Company’s Internet website located at http://investor.scotts.com and is on file with the SEC, Washington, D.C. 20549.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports and, when appropriate, Notices of Internet Availability of Proxy Materials, electronically via e-mail or the Internet. To sign up for electronic delivery, please access the Internet website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless you revoke it by accessing the Internet website www.proxyvote.com. Please enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding,” permits the Company to send: (a) a single annual report to shareholders and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials, to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered shareholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

Only one copy of the Company’s Proxy Statement for 2010 Annual Meeting of Shareholders and of the Company’s 2009 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered shareholders. A separate proxy card is being included for each account at the shared address to which paper copies of the Company’s Proxy Statement and 2009 Annual Report have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of the Company’s Proxy Statement for 2010 Annual Meeting of Shareholders and the Company’s 2009 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Miracle-Gro Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011, to: (A) request additional copies of the Company’s Proxy Statement for 2010 Annual Meeting of Shareholders and the Company’s 2009 Annual Report or the Notice of Internet Availability of Proxy Materials or (B) notify the Company that such registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company as described in the preceding paragraph.

Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own Common Shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the Company’s Proxy Statement for 2010 Annual Meeting of Shareholders and the Company’s 2009 Annual Report or the Notice of Internet Availability of Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

James Hagedorn
Chief Executive Officer and
Chairman of the Board

The Scotts Miracle-Gro Company

2010 Annual Meeting of Shareholders

The Berger Learning Center
14111 Scottslawn Road
Marysville, Ohio 43041
Telephone: 937-644-0011
Fax: 937-644-7568

January 21, 2010 at 9:00 A.M., Eastern Time

Directions

From Port Columbus to The Scotts Miracle-Gro Company World Headquarters, The Berger Learning Center:

Leaving Port Columbus, follow signs to I-270 North. Take I-270 around the city to Dublin. Exit Route 33 to Marysville (northwest) and continue approximately 15 miles.

Take the Scottslawn Road exit. Make a left and cross over the highway. The Scotts Miracle-Gro Company World Headquarters — Horace Hagedorn Building is the first left. Follow signs for entry into The Berger Learning Center.

14111 SCOTTSLAWN ROAD
MARYSVILLE, OH 43041
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on January 20, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by The Scotts Miracle-Gro Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on January 20, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Miracle-Gro Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M18456-P87135	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE SCOTTS MIRACLE-GRO COMPANY					To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors		For All	Withhold All	For All Except

Your Board of Directors recommends that you vote FOR each of the following nominees for director:		☐	☐	☐

1.	Election of four directors, each to serve for a term of three years to expire at the 2013 Annual Meeting of Shareholders:

Nominees:

01) Mark R. Baker
02) Joseph P. Flannery
03) Katherine Hagedorn Littlefield
04) Adam Hanft

Vote on Shareholder Ratification of Selection of Independent Registered Public Accounting Firm

Your Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.	☐	☐	☐

The undersigned shareholder(s) authorize the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

		Yes	No

Please indicate if you plan to attend the Annual Meeting.		☐	☐

Please sign exactly as your name appears hereon.

Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity’s name. Joint Owners must each sign individually.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders of The Scotts Miracle-Gro Company to be held on Thursday, January 21, 2010:
The Notice of the 2010 Annual Meeting and Proxy Statement & 2009 Annual Report are available at
www.proxyvote.com.
Our Investor Relations telephone number is (937) 644-0011 should you wish to obtain directions to our corporate offices in order to attend the Annual Meeting and vote in person. Directions to our corporate offices can also be found on the outside back cover page of the Company’s Proxy Statement.

M18457-P87135

THE SCOTTS MIRACLE-GRO COMPANY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 21, 2010
The holder(s) of common shares of The Scotts Miracle-Gro Company (the “Company”) identified on this proxy card hereby appoint(s) James Hagedorn and Vincent C. Brockman, and each of them, the proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 21, 2010, at 9:00 A.M., Eastern Time, and any adjournment or postponement, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment or postponement.
Where a choice is indicated, the common shares represented by this proxy card, when properly executed, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card will be voted “FOR” the election of the nominees listed in Proposal Number 1 as directors of the Company, to the extent permitted by applicable law, and “FOR” the ratification of the selection of the independent registered public accounting firm listed in Proposal Number 2. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.
If common shares are allocated to the account of a shareholder under The Scotts Company LLC Retirement Savings Plan (the “RSP”), then the shareholder hereby directs the Trustee of the RSP to vote all common shares of the Company allocated to such account under the RSP in accordance with the instructions given herein, at the Company’s Annual Meeting and at any adjournment or postponement, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP.
The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the January 21, 2010 Annual Meeting, as well as the Company’s 2009 Annual Report. Any proxy heretofore given to vote the common shares which the shareholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS MIRACLE-GRO COMPANY.
(This proxy card continues and must be signed and dated on the reverse side.)

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

THE SCOTTS MIRACLE-GRO COMPANY	Meeting Type: Annual
For holders as of: November 25, 2009
Date: January 21, 2010 Time: 9:00 a.m. Eastern Time
	Location:	The Berger Learning Center 14111 Scottslawn Road Marysville, Ohio 43041

For meeting directions, please call 937-644-0011.

14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041	You are receiving this communication because you hold common shares of The Scotts Miracle-Gro Company.

This is not a ballot. You cannot use this notice to vote these common shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE OF THE 2010 ANNUAL MEETING AND PROXY STATEMENT     2009 ANNUAL REPORT
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge to you for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make your request for a copy as instructed above on or before January 7, 2010 to facilitate timely delivery.
— How To Vote —
Please Choose One of the Following Voting Methods
Vote In Person: Please review the proxy materials for directions to the Annual Meeting. At the Annual Meeting, you will need to request a ballot to vote these common shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available (located on the following page) and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card.

Voting Items
Your Board of Directors recommends that you vote FOR each of the following nominees for director and FOR Proposal 2.

1.	Election of four directors, each to serve for a term of three years to expire at the 2013 Annual Meeting of Shareholders:

Nominees:

01) Mark R. Baker
02) Joseph P. Flannery
03) Katherine Hagedorn Littlefield
04) Adam Hanft

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.